UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☐	Soliciting Material Pursuant to §240.14a-12
BAKER HUGHES INCORPORATED

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BAKER HUGHES INCORPORATED
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 28, 2011
To the Stockholders of Baker Hughes Incorporated:
     The Annual Meeting of the Stockholders of Baker Hughes Incorporated (“Company,” “Baker Hughes,” “we,” “us” or “our”) will be held in the Wortham Meeting Room No. 2 located at 2727 Allen Parkway, Houston, Texas on Thursday, April 28, 2011, at 9:00 a.m., Central Daylight Time, for the purpose of considering and voting on:
1.	The election of directors;

2.	The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2011;

3.	The reapproval of the performance criteria for awards under the Annual Incentive Compensation Plan, as required by Section 162(m) of the Internal Revenue Code;

4.	An advisory vote related to the Company’s executive compensation program;

5.	An advisory vote on the frequency of holding an advisory vote related to the Company’s executive compensation program;

6.	Stockholder Proposal regarding majority vote standard for director elections; and

7.	Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.
     The Board of Directors has fixed March 1, 2011 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the meeting and any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, that meeting or a reconvened meeting after an adjournment.
     You are invited to attend the meeting in person. Whether or not you plan to attend in person, we urge you to promptly vote your shares by telephone, by the Internet or, if this Proxy Statement was mailed to you, by completing, signing, dating and returning it as soon as possible in the enclosed postage prepaid envelope in order that your vote may be cast at the Annual Meeting. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy.

By order of the Board of Directors,
/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

Houston, Texas
March 14, 2011
     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE (i) VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET, OR (ii) IF YOU RECEIVED A PAPER COPY, THEN SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

PROXY STATEMENT
TABLE OF CONTENTS

Proxy Statement	3
Voting Securities	5
Proposal No. 1 Election of Directors	6
Corporate Governance	8
Security Ownership of Management	14
Charitable Contributions	15
Section 16(a) Beneficial Ownership Reporting Compliance	15
Certain Relationships and Related Transactions	15
Compensation Discussion and Analysis	16
Summary Compensation Table	36
Grants of Plan-Based Awards	38
Outstanding Equity Awards at Fiscal Year-End	40
Option Exercises and Stock Vested	42
Pension Benefits	42
Nonqualified Deferred Compensation	43
Potential Payments Upon Termination or Change in Control	44
Compensation Committee Report	51
Compensation Committee Interlocks and Insider Participation	51
Director Compensation	52
Audit/Ethics Committee Report	54
Proposal No. 2 Ratification of the Company’s Independent Registered Public Accounting Firm	55
Fees Paid to Deloitte & Touche LLP	55
Proposal No. 3 The Reapproval of the Performance Criteria for Awards under the Annual Incentive Compensation Plan, as required by Section 162(m) of the Internal Revenue Code	57
Proposal No. 4 Advisory Vote on Executive Compensation	59
Proposal No. 5 Advisory Vote on the Frequency of the Holding of an Advisory Vote on Executive Compensation	60
Proposal No. 6 Stockholder Proposal Majority Vote Standard for Director Elections	61
Annual Report	63
Incorporation by Reference	63
Stockholder Proposals	63
Other Matters	63
Annex A — Baker Hughes Incorporated Corporate Governance Guidelines	A-1
Annex B — Charter of the Audit/Ethics Committee of the Board of Directors	B-1
Annex C — Baker Hughes Incorporated Amended and Restated Annual Incentive Compensation Plan	C-1

PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Incorporated, a Delaware corporation (“Company,” “Baker Hughes,” “we,” “us” and “our”), to be voted at the Annual Meeting of Stockholders scheduled to be held on Thursday, April 28, 2011 and at any and all reconvened meetings after adjournments thereof.
Information About the Notice of Internet Availability of Proxy Materials
     In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), we now furnish to our stockholders proxy materials, including our Annual Report to Stockholders, on the Internet. On or about March 14, 2011, we will send electronically an annual meeting package personalized with profile and voting information (“Electronic Delivery”) to those stockholders that have previously signed up to receive their proxy materials via the Internet. On or about March 14, 2011, we will begin mailing a Notice of Internet Availability of proxy materials (the “E-Proxy Notice”) to those stockholders that previously have not signed up to receive their proxy materials on the Internet. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report to Stockholders. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the E-Proxy Notice.
     Registered stockholders may also sign up to receive future proxy materials and other stockholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. Visit http://www.bnymellon.com/shareowner/isd for additional information regarding electronic delivery enrollment. Stockholders with shares registered in their names with BNY Mellon Shareowner Services LLC may authorize a proxy by the Internet at the following Internet address: http://www.proxyvoting.com/bhi, or telephonically by calling BNY Mellon Shareowner Services LLC at 1-866-540-5760. Proxies submitted through BNY Mellon Shareowner Services LLC by the Internet or telephone must be received by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 27, 2011. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.
     The Company will bear the cost of any solicitation of proxies, whether by Internet or mail. In addition to solicitation, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, facsimile and personal interview. The Company has retained Phoenix Advisory Partners to assist in the solicitation of proxies from stockholders of the Company for an anticipated fee of $8,500, plus out-of-pocket expenses.
     A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone. This option is separate from that offered by BNY Mellon Shareowner Services LLC and should be reflected on the voting form from a bank or brokerage firm that accompanies this Proxy Statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Votes directed by the Internet or telephone through such a program must be received by BNY Mellon Shareowner Services LLC by 11:59 p.m. Eastern time (10:59 p.m. Central time) on April 27, 2011. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a proxy either on the Internet or use the voting form that accompanies this Proxy Statement. Requesting a proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by the Internet or by telephone with respect to your shares.
     The Internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy instructions and to confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of shares by the Internet should understand that there may be costs associated with electronic access, such as usage charges from access providers and telephone companies, and those costs must be borne by the stockholder.
     We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Baker Hughes Incorporated, Attn: Corporate Secretary, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019, +1 (713)-439-8600. Stockholders may also address future requests for separate delivery of the Proxy Statement by contacting us at the address listed above.

     Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2011, FOR the reapproval of the performance criteria for awards under the Annual Incentive Compensation Plan, FOR the advisory vote related to the Company’s executive compensation program and AGAINST the stockholder proposal regarding majority vote standard for director elections. If no specification is made, the Company will abstain from voting on the frequency of holding of an advisory vote related to the Company’s executive compensation program.
     Proxies may be revoked at any time prior to the exercise thereof by filing with the Company’s Corporate Secretary, at the Company’s executive offices, a written revocation or a duly executed proxy bearing a later date. The executive offices of the Company are located at 2929 Allen Parkway, Suite 2100, Houston, Texas 77019. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by stockholders of record for proper purposes.
     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 28, 2011. This Proxy Statement and the Annual Report to Stockholders and the means to vote by Internet are available at http://bnymellon.mobular.net/bnymellon/bhi.

VOTING SECURITIES
     The securities of the Company entitled to vote at the Annual Meeting consist of shares of its Common Stock, par value $1.00 per share (“Common Stock”), of which 434,318,886 shares were issued and outstanding at the close of business on March 1, 2011. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting. The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting.
     Assuming a quorum is present at the Annual Meeting, either in person or represented by proxy, with respect to the election of directors, the director nominees who receive the greatest number of votes cast in their favor (up to the number of director seats available for election) will be elected. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the approval of the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2011, for the reapproval of the performance criteria for awards under the Annual Incentive Compensation Plan, for the approval of the advisory vote related to the Company’s executive compensation program and for the approval of the stockholder proposal regarding majority vote standard for director elections. The Company will treat the selection of every one year, every two years or every three years that receives the greatest number of votes on the frequency of holding an advisory vote on our executive compensation program as the option that is approved by the stockholders. There will be no cumulative voting in the election of directors.
     Brokers, banks or other nominees that hold shares of Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owners, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2011. If a broker, bank or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.
     Broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions, on the other hand, have the same effect as votes against the matter, although abstentions will have no effect on the election of directors, the advisory vote related to the executive compensation program or the advisory vote on the frequency of holding an advisory vote on executive compensation.
     The following table sets forth information about the holders of the Common Stock known to the Company on March 1, 2011 to own beneficially 5% or more of the Common Stock, based on filings by the holders with the SEC. For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

	Name and Address	Shares	Percent of Class
1.	Capital Research Global Investors(1) 333 South Hope Street Los Angeles, CA 90071	35,955,254	8.3%
2.	Wellington Management Company, LLP(2) 75 State Street Boston, MA 02109	22,680,958	5.26%

(1)	Capital Research Global Investors has sole investment power and voting power over 35,955,254 shares.

(2)	Wellington Management Company, LLP does not have sole investment power or sole voting power over the shares.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     In analyzing director nominations and director vacancies, the Governance Committee strives to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspective and who maintain a Board that reflects diversity, including but not limited to gender, ethnicity, background, country of citizenship and experience. The Governance Committee strives to recommend candidates who demonstrate leadership and significant experience in a specific area of endeavor, comprehend the role of a public company director, exemplify relevant expertise, experience and a substantive understanding of domestic considerations and geopolitics, especially those pertaining to the service sector of the oil and gas and energy-related industries.
     When analyzing whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance Committee and the Board of Directors focus on the information as summarized in each of the Directors’ individual biographies set forth on pages 4-5. In particular, the Board considered Mr. Deaton’s senior executive experience for over 13 years in the oilfield services industry combined with extensive knowledge in his successful energy business career for over 31 years as well as active participation in energy-related professional organizations. His knowledge, expertise and management leadership regarding the issues affecting our business and the Company have been invaluable to the Board of Directors in overseeing the business and affairs of our Company. Similarly the Board has considered the extensive backgrounds and skills of each of the non-management directors. Some of the characteristics and background that were considered include Mr. Brady’s experience and leadership of public companies in the energy services sector and manufacturing sector together with his financial expertise; Mr. Cazalot’s role as chief executive and director of a publicly traded energy company as well as his 38 successful years of experience in the global energy business; Mr. Fernandes’ leadership roles in several public companies in the energy and manufacturing sectors, including his service as a director of other public companies and his extensive financial expertise; Ms. Gargalli’s leadership and consulting experience, extensive public board service and her financial expertise; Dr. Jungels’ technical knowledge, executive roles, 39 successful years of experience in the international energy industry and service as a member of public company boards; Mr. Lash’s engineering and high technology knowledge and skills, his private equity leadership, manufacturing background, public service and financial expertise; Mr. Nichols’ position as the executive chairman of the board and former chief executive officer of a publicly traded energy company, successful career building a major oil and gas company and his leadership in related trade associations; Mr. Riley’s 39 years of senior executive experience with a publicly traded diversified manufacturer, service as a director of other public companies and a national corporate governance organization; Mr. Stewart’s many years as Chairman of the Board, President and Chief Executive Officer of BJ Services; Mr. Watson’s extensive executive leadership roles and active involvement in a number of energy-related companies and businesses and service as a director of other public companies.
     All directors that are elected at the Annual Meeting of Stockholders will serve for a one-year term expiring at the Annual Meeting of Stockholders expected to be held in April 2012. The proxyholders will vote FOR the eleven persons listed below under the section “Company Nominees for Director,” unless contrary instructions are given.
     If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the eleven persons recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to the individual nominee.

Company Nominees for Director
     The following table sets forth each nominee director’s name, all positions with the Company held by the nominee, the nominee’s principal occupation, age and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected. In accordance with the Company’s Bylaws, Messrs. Djerejian and Payne will not stand for re-election and are retiring from the Board of Directors and the size of the Board will be reduced from 13 to 11 members.

			Director
Nominees	Principal Occupation	Age	Since
Larry D. Brady	Former Chairman of the Board and Chief Executive Officer of Intermec, Inc. (industrial technologies). Mr. Brady served as Chairman of Intermec from 2001 to 2007 and as Chief Executive Officer from 2000 to 2007. He served as President of Intermec from 1999 to 2001 and as Chief Operating Officer from 1999 to 2000. Mr. Brady served as President of FMC Corporation from 1993 to 1999. He served as a Vice President of FMC from 1984 to 1989, as Executive Vice President from 1989 to 1993 and was a director from 1989 to 1999. Mr. Brady is a member of the Advisory Board of Northwestern University’s Kellogg School of Management. Within the past five years, Mr. Brady served as a director of Pactiv Corporation.	68	2004

Clarence P. Cazalot, Jr.	President and Chief Executive Officer and Director since 2002 of Marathon Oil Corporation, formerly known as USX Corporation (diversified petroleum). He served as Vice Chairman of USX Corporation and President of Marathon Oil Company from 2000 to 2001. Mr. Cazalot was with Texaco Inc. from 1972 to 2000, and while at Texaco served in the following executive positions: President of Worldwide Production Operations of Texaco Inc. from 1999 to 2000; President of International Production and Chairman of London-based Texaco Ltd. from 1998 to 1999; President of International Marketing and Manufacturing from 1997 to 1998; President of Texaco Exploration and Production Inc. from 1994 to 1996; and President of Texaco’s Latin America/West Africa Division from 1992 to 1994. In 1992, he was named Vice President, Texaco. He is a director and Executive Committee member of the American Petroleum Institute. Additionally, he is a director of the Greater Houston Partnership, is a member of the Business Council and serves on the Advisory Board of the World Affairs Council of Houston.	60	2002

Chad C. Deaton	Chairman of the Board and Chief Executive Officer of Baker Hughes Incorporated since October 2004; Chairman of the Board, Chief Executive Officer and President of Baker Hughes Incorporated from February 1, 2008 to July 28, 2010. Mr. Deaton was President and Chief Executive Officer of Hanover Compressor Company (compression services) from 2002 through October 2004. He was a Senior Advisor to Schlumberger Oilfield Services (oilfield services) from 1999 to September 2001 and was an Executive Vice President from 1998 to 1999. Mr. Deaton is a director of Ariel Corporation. He is also a director of Junior Achievement of Southeast Texas, Houston Achievement Place, Greater Houston Partnership and a member of the Society of Petroleum Engineers Industry Advisory Council. Mr. Deaton was a director of CARBO Ceramics, Inc. from 2005 to 2009 and has been a director of Air Products and Chemicals, Inc. since 2010.	58	2004

Anthony G. Fernandes	Former Chairman, President and Chief Executive Officer of Phillip Services Corporation (diversified industrial services provider) from August 1999 to April 2002. He was Executive Vice President of ARCO (Atlantic Richfield Company) from 1994 to 1999, President of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994 and Corporate Controller of ARCO from 1987 to 1990. Mr. Fernandes serves on the Boards of Black & Veatch, Cytec Industries and ABM Industries, Inc.	65	2001

Claire W. Gargalli	Former Vice Chairman, Diversified Search and Diversified Health Search Companies (executive search consultants) from 1990 to 1998. Ms. Gargalli served as President and Chief Operating Officer of Equimark from 1984 to 1990. During that period, she also served as Chairman and Chief Executive Officer of Equimark’s two principal subsidiaries, Equibank and Liberty Bank. Ms. Gargalli is a director of Praxair, Inc., Virginia National Bank and BioMotion Analytics. She is also a trustee emeritus of Carnegie Mellon University and Middlebury College. Within the past five years, Ms. Gargalli served as a director of Intermec, Inc. (industrial technologies).	68	1998

			Director
Nominees	Principal Occupation	Age	Since
Pierre H. Jungels	President of the Institute of Petroleum until June 2003. From 1997 through 2001 Dr. Jungels served as a Director and Chief Executive Officer of Enterprise Oil, plc. In 1996, Dr. Jungels served as the Managing Director of Exploration and Production at British Gas plc. Dr. Jungels is Chairman of Rockhopper Exploration plc and Oxford Catalysts plc. He is also a director of Woodside Petroleum Ltd. and Imperial Tobacco Group plc. Various positions from 1974 to 1995 at PetroFina SA, including Executive Director from 1989 to 1995.	67	2006

James A. Lash	Chairman of Manchester Principal LLC and its predecessor company (high technology venture capital firm) since 1976. Former First Selectman, Greenwich, Connecticut (city government) from 2003 to 2007. Mr. Lash also served as Chairman and Chief Executive Officer of Reading Tube Corporation from 1982 to 1996. Mr. Lash is a director of the East West Institute and a trustee of the Massachusetts Institute of Technology.	66	2002

J. Larry Nichols	Executive Chairman of Devon Energy Corporation (independent energy company). Mr. Nichols served as Chairman of the Board from 2000 to 2010 and as Chief Executive Officer from 1980 to 2010. Mr. Nichols serves as a director of SONIC Corp. as well as several trade associations relevant to the oil and gas exploration and production business.	68	2001

H. John Riley, Jr.	Former Chairman of the Board of Cooper Industries, Ltd. (diversified manufacturer) from May 1996 to February 2006. He was Chief Executive Officer of Cooper Industries from 1995 to 2005. He was Executive Vice President, Operations of Cooper Industries from 1982 to 1992, Chief Operating Officer from 1992 to 1995 and President from 1992 to 2004. Mr. Riley is a director of The Allstate Corporation, Westlake Chemical Corporation, and Post Oak Bank, N.A. Mr. Riley also serves as a trustee of the Museum of Fine Arts, Houston and Syracuse University.	70	1997

J.W. Stewart	Chairman of the Board of Directors, President and Chief Executive Officer of BJ Services Company (pressure pumping services) from 1990 until its acquisition by the Company in 2010. Prior to 1990, Mr. Stewart held various management and staff positions with BJ Services Company and its predecessor company.	67	2010

Charles L. Watson	Chairman of Twin Eagle Management Resources (energy marketing) since 2010, Chairman CLW Investments, Inc. since 2009 (private investments), Chairman of Eagle Energy Partners from 2003 to 2009, Chairman of Wincrest Ventures, L.P. (private investments) since January 1994, Chairman of Collegiate Zone LP since 2004 and Chairman of Sigma Chi Foundation since 2005. Senior Advisor to EDF Trading North America LLC and Electricite de France during 2008 (energy marketing), Managing Director of Lehman Brothers from 2007 to 2008. Founder, Chairman and Chief Executive Officer of Dynegy Inc. (diversified energy) and its predecessor companies from 1985 to 2002. Mr. Watson is also a board member of Mainstream Renewable Power, Shona Energy Company, Inc., Baylor College of Medicine and Angeleno Investors, L.P.	61	1998
Election Policy
     It is the policy of the Board of Directors that any nominee for director who receives a “withhold” vote representing a majority of the votes cast for his or her election would be required to submit a letter of resignation to the Board’s Governance Committee. The Governance Committee would recommend to the Board whether or not the resignation should be accepted. Pursuant to the Company’s Bylaws, in case of a vacancy on the Board of Directors, a majority of the remaining directors will appoint a successor, and the director so appointed will hold office until the next annual meeting or until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.
CORPORATE GOVERNANCE
     The Company’s Board of Directors believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practice, which the Board and management believe promote this purpose, are sound and represent best practices. The Board periodically reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, as well as best practices suggested by recognized governance authorities. The Board has established the Company’s Corporate Governance Guidelines as the principles of conduct of the Company’s business affairs to benefit its stockholders, which Guidelines conform to the NYSE corporate governance listing standards and SEC rules. The Corporate Governance Guidelines are attached as Annex A to this Proxy Statement, posted under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor and are also available upon request to the Company’s Corporate Secretary.
Board of Directors
     During the fiscal year ended December 31, 2010, the Board of Directors held five meetings, the Audit/Ethics Committee held thirteen meetings, the Compensation Committee held four meetings, the Governance Committee held four meetings and the Finance Committee held four meetings. Each director attended more than 92% of the total number of meetings of the Company’s Board of Directors and of the respective Committees on which he or she served. Six of the Company’s eleven directors attended the Company’s 2010 Annual Meeting. During fiscal year 2010, each non-management director was paid an annual retainer of $75,000. The Lead Director received an additional annual retainer of $15,000. The Audit/Ethics Committee Chair received an additional annual retainer of $20,000. Each of the other non-management Committee Chairs received an additional annual retainer of $15,000. Each of the members of the Audit/Ethics Committee, excluding the Chair, received an additional annual retainer of $10,000. Each of the members, excluding the Chair, of the Compensation, Finance and Governance Committees received an additional annual retainer of $5,000. Each non-management director also received annual non-retainer equity in a total amount of $200,000, in the form of (i) restricted shares of the Company’s Common Stock with a value of $140,000 issued in January of each year that generally will vest one-third on the annual anniversary date of the award (however, the restricted shares, to the extent not previously vested or forfeited, will become fully vested upon retirement or on the annual meeting of stockholders next following the date the non-management director attains the age of 72); and (ii) options to acquire the Company’s Common Stock with a value of $30,000 issued in each of January and July. The options will vest one-third each year beginning on the first anniversary date of the grant of the option award (however, the options, to the extent not previously vested or forfeited, will become fully vested upon retirement or on the annual meeting of stockholders next following the date the non-management director attains the age of 72). Pursuant to the Company’s acquisition of BJ Services Company, the Board of Directors appointed Messrs. Stewart and Payne as members of the Board, effective April 28, 2010. During the fiscal year ended December 31, 2010, Messrs. Stewart and Payne received the annual retainer of $75,000 on a pro-rata basis, with Mr. Stewart receiving an additional annual retainer of $5,000 on a pro-rata basis as a member of the Finance Committee. Messrs. Stewart and Payne received non-retainer equity in the form of options to acquire the Company’s Common Stock with a value of $30,000 on July 21, 2010 and $4,826 on July 22, 2010. The Company previously provided benefits under a Directors Retirement Plan, which Plan remains in effect until all benefits accrued thereunder are paid in accordance with the current terms and conditions of that Plan. No additional benefits have been accrued under the Plan since December 31, 2001. Messrs. Djerejian, Fernandes, Nichols, Riley, Watson and Ms. Gargalli have accrued benefits under the Plan.
Director Independence
     All members of the Board of Directors, other than Mr. Deaton, the Company’s Chairman and Chief Executive Officer, Mr. Stewart, the former chairman, president and chief executive officer of BJ Services, Mr. Payne, a former director of BJ Services who is not a nominee for the 2011 Board of Directors and Mr. Nichols, satisfy the independence requirements of the NYSE. During fiscal year 2010, sales from the Company to Devon Energy Corporation exceeded the two percent test under Section 303A.02(b)(v) of the NYSE’s Listed Company Manual. Therefore, the Board of Directors determined that Mr. Nichols no longer satisfied the independence requirements of the NYSE and accepted his resignation from the Compensation Committee and the Audit/Ethics Committee effective as of February 23, 2011. In addition, the Board has adopted a “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert” (“Policy for Director Independence”) included as Exhibit C to the Corporate Governance Guidelines, which are attached as Annex A to this Proxy Statement. Such Policy supplements the NYSE independence requirements. Directors who meet these independence standards are considered to be “independent” as defined therein. The Board has determined that all the nominees for election at this Annual Meeting, other than Messrs. Deaton, Nichols and Stewart, meet these standards.
Regularly Scheduled Executive Sessions of Non-Management Directors
     Pursuant to the Corporate Governance Guidelines, executive sessions of non-management directors are held at every regularly scheduled meeting of the Board of Directors and at such other times as the Board deems appropriate. The Governance Committee reviews and recommends to the Board a director to serve as Lead Director during executive sessions. Currently, Mr. Riley serves as the Lead Director during the executive sessions of non-management directors.

Committees of the Board
     The Board of Directors has, in addition to other committees, an Audit/Ethics Committee, a Compensation Committee and a Governance Committee. The Audit/Ethics, Compensation and Governance Committees are comprised solely of independent non-management directors in accordance with NYSE corporate governance listing standards. The Board of Directors adopted charters for the Audit/Ethics, Compensation and Governance Committees that comply with the requirements of the NYSE standards, applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) and SEC rules. Each of the charters has been posted and is available for public viewing under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor and are also available upon request to the Company’s Corporate Secretary.

Committee Memberships 2010
Audit/Ethics	Compensation	Executive	Finance	Governance
Anthony G. Fernandes (C)	Claire W. Gargalli (C)	Chad C. Deaton (C)	Larry D. Brady (C)	James A. Lash (C)
Larry D. Brady	Clarence P. Cazalot, Jr.	Clarence P. Cazalot, Jr.	Claire W. Gargalli	Edward P. Djerejian
Clarence P. Cazalot, Jr.	Edward P. Djerejian	James L. Payne	Pierre H. Jungels	Anthony G. Fernandes
James A. Lash	Pierre H. Jungels	H. John Riley, Jr.	H. John Riley, Jr.	H. John Riley, Jr.
J. Larry Nichols	J. Larry Nichols	James W. Stewart	James W. Stewart	Charles L. Watson
		Charles L. Watson	Charles L. Watson

(C)	Chair of the referenced Committee.
     Audit/Ethics Committee. The Audit/Ethics Committee held thirteen meetings during fiscal year 2010. The Board of Directors has determined that each of the Audit/Ethics Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence.” The Audit/Ethics Committee Charter is attached as Annex B to this Proxy Statement and can be accessed electronically under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor. The Vice President Internal Audit and the Corporate internal audit function report directly to the Audit/Ethics Committee. The Company’s Corporate Internal Audit Department sends written reports quarterly to the Audit/Ethics Committee on its audit findings and the status of its internal audit projects. The Audit/Ethics Committee provides assistance to the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, the review and pre-approval of the current year audit and non-audit fees and the Company’s risk analysis and risk management procedures. In addition, the Audit/Ethics Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Audit/Ethics Committee has developed “Procedures for the Receipt, Retention and Treatment of Complaints” to address complaints received by the Company regarding accounting, internal controls or auditing matters. Such procedures are included as Exhibit F to the Corporate Governance Guidelines. The Corporate Governance Guidelines are attached as Annex A to this Proxy Statement.
     The Audit/Ethics Committee also is responsible for the selection and hiring of the Company’s Independent Registered Public Accounting Firm. To promote independence of the audit, the Audit/Ethics Committee consults separately and jointly with the Company’s Independent Registered Public Accounting Firm, the internal auditors and management.
     The Board has reviewed the experience of the members of the Audit/Ethics Committee and has found that each member of the Committee meets the qualifications to be an “audit committee financial expert” under the SEC rules issued pursuant to SOX. The Board has designated Anthony G. Fernandes as the member of the Committee who serves as the “audit committee financial expert” of the Company’s Audit/Ethics Committee.
     Compensation Committee. The Compensation Committee held four meetings during fiscal year 2010. The Board of Directors has determined that the Compensation Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence.” The Compensation Committee Charter can be accessed electronically under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor. The Compensation Committee oversees our compensation programs and is charged with the review and approval of the Company’s general compensation strategies and objectives and the annual compensation decisions relating to our executives and to the broad base of Company employees. Their responsibilities also include reviewing management succession; making recommendations to the Board regarding all employment agreements, severance agreements, change in control agreements and any special supplemental benefits applicable to executives; assuring that the Company’s incentive compensation program, including the annual and long-term incentive plans, is administered in a manner consistent with the Company’s compensation strategy; approving and/or recommending to the Board new incentive compensation plans and equity-based compensation plans; reviewing the Company’s employee benefit programs; and recommending for approval all committee administrative changes that may be subject to the approval of the stockholders or the Board, reviewing and reporting to the Board of Directors the levels of stock ownership by the senior executives in accordance with the Stock Ownership Policy. The Compensation Committee is also responsible for reviewing the outcome of the stockholder advisory vote on senior executive compensation. The Compensation Committee may delegate its authority to subcommittees.
     The Compensation Committee is responsible for determining if there are any inherent potential risks in the compensation programs. The Committee exercises risk oversight with respect to risks relating to the compensation of the senior executives as well as the employees of the Company generally. The Compensation Committee seeks to structure compensation packages and performance goals for compensation in a manner that does not incent employees to take risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee designs long-term incentive compensation, including restricted stock, performance units and stock options in such a manner that employees will forfeit their awards if their employment is terminated for cause. The Committee also retains the discretionary authority to reduce Annual Incentive Compensation Plan bonuses and discretionary bonuses to reflect factors regarding individual performance that are not otherwise taken into account under the performance goal guidelines established by the Compensation Committee. The Company’s stock ownership guidelines established by the Board of Directors also mitigates compensation risks. During fiscal year 2010, the Compensation Committee determined the Company’s compensation policies and practices for employees were not reasonably likely to have a material adverse effect on the Company. For more information pertaining to the Company’s compensation policies and practices, please read the “Compensation Discussion and Analysis” section of this Proxy Statement.
     Governance Committee. The Governance Committee held four meetings during fiscal year 2010. The Board of Directors has determined that the Governance Committee members meet the NYSE standards for independence as well as those contained in the Company’s “Policy for Director Independence.” A current copy of the Governance Committee Charter can be accessed electronically under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor. The functions performed by the Governance Committee include overseeing the Company’s corporate governance affairs, health, safety and environmental compliance functions, government relations and monitoring compliance with the Corporate Governance Guidelines. In addition, the Governance Committee proposes candidates for the Board of Directors, proposes candidates to fill vacancies on the Board, reviews the structure and composition of the Board, considers the qualifications required for continuing Board service and recommends directors’ compensation. The Governance Committee annually reviews the Company’s Policy Statement on Shareholders’ Rights Plans and reports any recommendations to the Board of Directors.
     The Governance Committee has implemented policies regarding Board membership. The Governance Committee will consider candidates based upon the size and existing composition of the Board, the number and qualifications of candidates, the benefit of continuity on the Board and the relevance of the candidate’s background and experience with issues facing the Company. The Governance Committee also strives to maintain a Board that reflects diversity, including but not limited to, gender, ethnicity, background, country of citizenship and experience. The criteria used for selecting directors are described in the Company’s “Guidelines for Membership on the Board of Directors,” included as Exhibit A to the Corporate Governance Guidelines attached as Annex A to this Proxy Statement. In addition, the Company has established a formal process for the selection of candidates, as described in the Company’s “Selection Process for New Board of Directors Candidates” included as Exhibit B to the Corporate Governance Guidelines, and candidates are evaluated based on their background, experience and other relevant factors as described in the Guidelines for Membership on the Board of Directors. The Board and the Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.
     The Governance Committee has established, in accordance with the Company’s Bylaws regarding stockholder nominees, a policy that it will consider director candidates proposed by stockholders in the same manner as all other candidates. Recommendations that stockholders desire to make for the 2012 Annual Meeting should be submitted between October 13, 2011 and November 14, 2011 in accordance with the Company’s Bylaws and “Policy and Submission Procedures for Stockholder Recommended Director Candidates” included as Exhibit D to the Corporate Governance Guidelines, which are attached as Annex A to this Proxy Statement, posted under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor and are also available upon request to: Chair, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas, 77210, or to the Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas, 77019. Such recommendations should be accompanied by the information required under the Company’s Bylaws for stockholder nominees and in accordance with the Company’s Policy and Submission Procedures for Stockholder Recommended Director Candidates.
     In connection with the 2011 election of directors, the Company has not paid any fee during 2010 or 2011 to a third party to identify or evaluate or to assist in identifying or evaluating such nominees. In connection with the 2011 Annual Meeting, the Governance Committee did not receive any recommendation for a nominee proposed from any stockholder or group of stockholders.
Stock Ownership by Directors
     Each non-management director is expected to own at least four times his or her annual retainer in Company Common Stock. Such ownership level should be obtained within a reasonable period of time following the director’s election to the Board. All non-management directors have met this ownership requirement.

Stockholder Communications with the Board of Directors
     To provide the Company’s stockholders and other interested parties with a direct and open line of communication to the Company’s Board of Directors, a process has been established for communications with any member of the Board of Directors, including the Company’s Lead Director, the Chair of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, or Finance Committee or with the non-management directors as a group. Stockholders may communicate with any member of the Board, including the Company’s Lead Director, the Chair of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, or Finance Committee or with the non-management directors of the Company as a group, by sending such written communication to the Company’s Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas, 77019. The procedures for “Stockholder Communications with the Board of Directors” are also included as Exhibit E to the Corporate Governance Guidelines, which are attached as Annex A to this Proxy Statement, and can be accessed electronically under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor and are also available upon request to the Company’s Corporate Secretary. In addition, pursuant to the Company’s policy to request and encourage attendance at the Annual Meeting, such meeting provides an opportunity for stockholders to communicate with members of the Company’s Board of Directors in attendance. Six of the Company’s eleven directors attended the Company’s 2010 Annual Meeting.
Business Code of Conduct
     The Company has a Business Code of Conduct (the “Code”) that applies to all officers, directors and employees, which includes the code of ethics for the Company’s chief executive officer, chief financial officer, and chief accounting officer and all other persons performing similar functions within the meaning of the securities laws and regulations. The Code prohibits individuals from engaging in, or giving the appearance of engaging in any activity involving a conflict, or reasonably foreseeable conflict, between personal interests and those of the Company. Every year, each of these Company officers certify compliance with the Company’s Code and the applicable NYSE and SOX provisions. The Audit/Ethics Committee of the Board of Directors of the Company oversees the administration of the Code and responsibility for the corporate compliance effort with the Company. The Company’s Business Code of Conduct and Code of Ethical Conduct Certification are posted under the “Corporate Governance” section of the Company’s website at www.bakerhughes.com/investor and are also available upon request to the Company’s Corporate Secretary.
The Board’s Leadership Structure and Role in Risk Oversight
     The Board has five standing committees: Audit/Ethics, Compensation, Governance, Finance and Executive. Other than the Executive Committee and the Finance Committee, all of the Board committees are comprised solely of independent non-management directors. Each of the five committees has a different Chairperson. The Chairperson of the Audit/Ethics Committee, the Compensation Committee, the Finance Committee and the Governance Committee are each independent non-management directors. Our Corporate Governance Guidelines require the election, by the independent non-management directors, of a Lead Director who (i) presides at all meetings of the Board of Directors at which the Chair is not present, including executive sessions of independent non-management directors; (ii) serves as liaison between the Chairperson and the independent non-management directors; (iii) has the authority to call meetings of the independent non-management directors; and (iv) consults with the Chairperson on agendas for Board meetings and other matters pertinent to the Company and the Board. The Governance Committee reviews and recommends to the Board a director to serve as Lead Director. John Riley is the current Lead Director. The independent non-management directors hold executive sessions at every regularly scheduled Board meeting and at such other times as the Board deems appropriate. Our Board leadership structure is utilized by numerous public companies in the United States, and we believe that it provides the optimal balance and is an effective leadership structure for the Company.
     Since joining the Company in October 2004, Chad Deaton has served as Chairman of the Board and Chief Executive Officer. The Board believes that having Mr. Deaton act in both these roles provides the Company with consistent leadership, both with respect to the Company’s operations and the leadership of the Board. In particular, having Mr. Deaton act in both these roles increases the timeliness and effectiveness of the Board’s deliberations, increases the Board’s visibility into the day-to-day operations of the Company, and ensures the consistent implementation of the Company’s strategies.
     In accordance with NYSE requirements, our Audit/Ethics Committee is responsible for overseeing risk analysis and risk management procedures. The Audit/Ethics Committee reviews guidelines and policies on enterprise risk management, including risk assessment and risk management related to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. At each meeting of the Audit/Ethics Committee, the officers of the Company provide information to the Audit/Ethics Committee addressing issues related to risk analysis and risk management. At every regularly scheduled meeting of the Audit/Ethics Committee the Company’s Chief Compliance Officer provides a report to the Committee regarding the Company’s Business Code of Conduct, including updates pertaining to the status of the Company’s compliance with its standards, policies, procedures and processes. The Company maintains an Enterprise Risk Management (“ERM”) process under which it reviews its business risk framework including an assessment of external and internal risks and appropriate mitigation activities. The Company’s annual ERM report is provided to the Audit/Ethics Committee and in addition a comprehensive in person presentation is made to the entire Board. In addition to the risk oversight which is exercised by the Audit/Ethics Committee of the Board of Directors, the Compensation Committee, the Finance Committee and the Governance Committee each regularly exercises oversight related to risks associated with responsibilities of the respective Committee. For example, the Compensation Committee has reviewed what risks, if any, could arise from the Company’s compensation policies and practices, while the Finance Committee consistently reviews risks related to the financial structure and activities of the Company and the Governance Committee periodically provides oversight respecting risks associated with the Company’s health, safety and environmental policies and practices. The Board of Directors believes that the risk management processes in place for the Company are appropriate.
SECURITY OWNERSHIP OF MANAGEMENT
     Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 1, 2011 by each director, the persons named in the Summary Compensation Table below and the directors and executive officers as a group. The table includes transactions effected prior to the close of business on March 1, 2011.

	Shares Beneficially Owned
		Shares Subject to
		Options	Total
		Which Are or Will	Beneficial
	Shares	Become	Ownership
	Owned	Exercisable Prior to	as of	% of
Name	as of March 1, 2011	April 30, 2011	April 30, 2011	Class (1)
Larry D. Brady	17,051	3,283	20,334	—
Clarence P. Cazalot, Jr.	18,642	5,010	23,652	—
Edward P. Djerejian(2)	18,642	6,642	25,284	—
Anthony G. Fernandes	26,706	8,323	35,029	—
Claire W. Gargalli	22,497	5,010	27,507	—
Pierre H. Jungels	13,842	2,696	16,538	—
James A. Lash	18,642	5,010	23,652	—
J. Larry Nichols	20,642	5,010	25,652	—
James L. Payne(2)	28,817	36,360	65,177	—
H. John Riley, Jr.	31,702	5,010	36,712	—
J.W. Stewart	460,152 (3)	680,163	1,140,315	—
Charles L. Watson	29,871	5,010	34,881	—
Chad C. Deaton	327,152	651,878	979,030	—
Peter A. Ragauss	94,908	153,115	248,023	—
Martin S. Craighead	82,640	101,622	184,262	—
Alan R. Crain	54,561	70,831	125,392	—
John A. O’Donnell	63,217	38,951	102,168	—
All directors and executive officers as a group (25 persons)	1,476,399	1,915,125	3,391,524	—

(1)	No percent of class is shown for holdings of less than 1%.

(2)	Upon their retirement on April 28, 2011, Messrs. Djerejian’s and Payne’s outstanding options will become fully vested.

(3)	Mr. Stewart holds 18,985 shares indirectly as the trustee of trusts established for the benefit of his children. An additional 75,000 shares are held by a Grantor Retained Annuity Trust and another 75,000 shares are held by a Grantor Retained Annuity Trust with his spouse as the trustee.

CHARITABLE CONTRIBUTIONS
     During the fiscal year ended December 31, 2010, the Company did not make any contributions to any charitable organization in which any director served as an executive officer, that exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires executive officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. SEC regulations require executive officers, directors, and greater than 10% beneficial owners to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on a review of the copies of those forms furnished to the Company and written representations from the executive officers and directors, the Company believes its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2010 with the exception of one inadvertent late filing on an amended Form 4 relating to one exempt transaction for Mr. Riley.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Company has, and strictly follows, formalized policies and procedures for identifying potential related party transactions and ensuring those policies are reviewed by the Board of Directors and the Audit/Ethics Committee. We subject the following related persons to these procedures: directors, director nominees, executive officers, individual 5% stockholders and any immediate family members of these persons.
     As outlined in Exhibit C to our Corporate Governance Guidelines, attached as Annex A to this Proxy Statement, the Board annually re-evaluates the independence of any “related person” for any transactions, arrangements or relationships, or any series of similar transactions, arrangements or relationships in which any director, director nominee, executive officer, or any immediate family member of those persons could be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
     The Company does not have a formal set of standards to be substantively applied to each transaction reviewed by the Audit/Ethics Committee and then the Board. However, the standards utilized in its annual Director & Officer Questionnaire to determine if a related party transaction exists are modeled after Section 303A.02 of the New York Stock Exchange’s Listed Company Manual. Instead of a formalized standard, potential related party transactions are reviewed and judgment is applied by the Board of Directors in accordance with its duties under Delaware and other applicable law to determine whether such transactions are in the best interests of the Company and its stockholders. In addition to the discussion under the “Business Code of Conduct” in this Proxy Statement, the “Baker Hughes Incorporated Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert” are included as Exhibit C of the Corporate Governance Guidelines, which are attached as Annex A to this Proxy Statement. The Company utilizes standard accounting procedures to monitor its financial records and determine whether a related person is involved in a business relationship or transaction with the Company for which disclosure is required.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary, Compensation Highlights and Program Objectives
Executive Summary
     The purpose of our compensation program is to motivate exceptional individual and organizational performance that is in the long-term best interests of our stockholders. We use traditional compensation elements of base salary, annual incentives, long-term incentives, and employee benefits to deliver attractive and competitive compensation. We benchmark both compensation and company performance in evaluating the appropriateness of pay. All of our executive pay programs are administered by an independent compensation committee, with assistance from an independent consultant. We target the market median for fixed compensation, while providing the opportunity for executives to earn upper quartile incentive pay based on Company performance.
     Our compensation programs include programs that are designed specifically for (1) our most senior executive officers (“Senior Executives”), which include the Principal Executive Officer (“PEO”) who is the Chairman and Chief Executive Officer and other named executive officers (the “NEOs”) which include the chief financial officer and the three other most highly compensated executive officers and (2) employees who are designated as executives of the Company (“Executives”), which includes the Senior Executives and (3) a broad base of Company employees. The Senior Executives are detailed below:
•	Chad C. Deaton — Chairman & Chief Executive Officer

•	Peter A. Ragauss — Senior Vice President & Chief Financial Officer

•	Martin S. Craighead — President & Chief Operating Officer

•	Alan R. Crain — Senior Vice President & General Counsel

•	John A. O’Donnell — Vice President and President, Western Hemisphere Operations
The total compensation and benefits program for Senior Executives consists of the following:
•	Total Direct Compensation:
•	base salaries

•	short-term incentive compensation

•	long-term incentive compensation
•	Total Indirect Compensation:
•	retirement, health and welfare benefits

•	perquisites and perquisite allowance payments
2010 Compensation Highlights
     Compensation administration is best understood in the context of certain internal initiatives and external influences, such as:
•	The reorganization of the Company from product lines to geomarkets to better address world demand for oilfield services;

•	The acquisition of BJ Services to enhance our position as one of the leading oilfield service companies in the world;

•	The unprecedented volatility in world financial and energy markets; and

•	The focus on fundamentals of profit margin, controllable costs and balance sheet management in response to extreme volatility in the market
The Compensation Committee reviewed all compensation programs. The following are the highlights of this review:
•	Responded to changes in the oilfield services market brought about by mergers and acquisitions in order to enhance comparability of compensation and performance data;

•	Performed a compensation related risk assessment to ensure appropriate risk tolerance of compensation arrangements in the Company;
•	Enhanced the linkage between financial performance measures in the Annual Incentive Compensation Plan and the Company’s current business strategy by changes to the Annual Incentive Compensation Plan;

•	Increased the emphasis on the objective formula based portion of the short-term annual incentive program over the non-formula based portion (thereby increasing tax deductibility) as the business environment has normalized; and

•	Implemented plan design changes to the non-qualified retirement program to enhance the retentive value of the plan and enhance its cost effectiveness.
Compensation Objectives
     To reward both short and long-term performance in the compensation program and to further our compensation objectives, our executive compensation program seeks to:

Objective	How We Meet Our Objectives
Attract and retain knowledgeable, experienced, and high performing Senior Executives	• Provide a competitive total pay package, taking into account the base salary, incentives, benefits and perquisites.

•  Regularly benchmark our pay programs against the competitive market, comparing both fixed and variable, at-risk compensation that is tied to short and long-term performance. We use the results of this analysis as context in making pay adjustments.

•  Administer plans to include three-year performance cycles on long-term incentive plan awards, three-year vesting schedules on equity incentives, and competitive total benefit programs, including retirement benefits.

Reward the creation of long-term shareholder value	• The long-term incentive plan consists of a combination of stock options, restricted stock awards, and performance units.
• The incentive programs include specific financial performance measures that are fundamental to long-term shareholder value creation:
• The Annual Incentive Compensation Plan uses earnings per share/operating profit before interest and tax; and
• The long-term incentive plan uses revenue growth, profit before taxes margin, and return on net capital employed compared to our peers.

Address the complexities in managing a cyclical business that is subject to world demand for oil and gas	• The annual incentive program provides for formulaic and non-formulaic goals, and rewards managers for the achievement of annual performance imperatives.
• The long-term incentive plan utilizes a combination of share growth and full-value awards, balancing retention and appreciation through the business cycles.
• The performance unit component of the long-term incentive plan measures Company performance relative to industry peers, mitigating the difficulty in goal setting over long periods.

Objective	How We Meet Our Objectives
Drive and reward performance that supports the Company’s core values of integrity, teamwork, performance and learning	• Success in the promotion of core values is considered in the base salary review process and when determining annual award values for long-term incentive compensation awards.
• Short-term incentive program allows for the reduction or elimination of bonus payout if standards are not upheld.

Provide a significant percentage of total compensation that is variable and at risk	• Annual and long-term incentive compensation comprises, on average, more than two-thirds of total direct compensation.

Reinforce adherence to high ethical and environment, health and safety standards	• The discretionary bonus component includes individual business goals which may include specific targets related to health, safety and the environment.
• Short-term incentive program allows for reduction or elimination of bonus payout if standards not upheld.

Motivate management to take prudent but not excessive risks	• Pay programs emphasize long-term incentive compensation with year over year vesting schedules.
• Share ownership guidelines motivate alignment between long-term shareholder value and management decisions.
• Utilize multiple performance measures for short-term and long-term incentives, and well as peer comparisons.

Align executive and shareholder interests	• Emphasizing long-term shareholder returns, we encourage significant Company stock ownership among executives through our stock ownership guidelines.
• The ultimate value of two-thirds of our annual equity grants is driven by stock price performance.
Compensation Consultant
     The Compensation Committee has retained Cogent Compensation Partners, Inc. since 2008 as its independent compensation consultant. Cogent advises the Compensation Committee on matters related to the Senior Executives’ compensation and general compensation programs, including industry best practices. It is planned that this relationship will continue during 2011.
     Cogent provides the following consulting services to the Compensation Committee:
•	assists in the annual review and approval of the comparator groups used to benchmark executive compensation levels;

•	provides comparative market data on compensation practices and programs; and

•	advises in:
•	determining base salaries for Senior Executives;

•	setting individual performance goals and award levels for Senior Executives for the long-term incentive plan performance cycle;

•	compensation trends and regulatory matters affecting compensation; and

•	designing and determining individual grant levels for Senior Executive long-term incentive awards.
Cogent periodically provides consulting services to the Governance Committee, as follows:

•	advises on policy covering the payment of director’s fees;

•	advises on equity and non-equity compensation awards to directors
Benchmarking
     We compete primarily with oilfield service companies. Because of the technical nature of the industry, cyclicality of the markets, people intensity and capital requirements, these companies provide the best competitive benchmarks. However, due to market consolidation the number of similarly sized oilfield service companies with which we compete for talent has declined.
     On April 28, 2010, we finalized our acquisition of BJ Services Company and on August 27, 2010, Schlumberger Limited completed the acquisition of Smith International, Inc. Both BJ Services Company and Smith International, Inc. were direct peers used for competitive benchmarking. The following chart reflects changes made to the competitive benchmarking following these transactions and how we use competitive information to compare performance and compensation.
     Using the Reference Group as well as the Peer Group data (collectively, the “Survey Data”) addresses the need for both statistical validity and industry influence in the data.
     The Reference Group is comprised of industry peers and companies in broader energy and general industry with similar business characteristics, size, margins, competition for talent, and other key compensable factors and is statistically meaningful. The data is used to assess the competitive market value for executive jobs, pay practices, validate targets for pay plans, test the compensation strategy, observe trends and provide a general competitive backdrop for decision making. The Peer Group is comprised of four direct industry peers and the data is used to provide a general, high level review, compare company performance in our industry, understand pay practices and trends, compare plan design specifics, evaluate the effects of the industry cycle on compensation and validate compensation targets.

Pay Mix
     The charts below demonstrate the mix of compensation elements of our executive officers for fiscal 2010 compared to the mix of compensation elements of the market median. This comparison demonstrates that the allocation of our compensation elements is similar to the compensation practices against our Reference Group, with slightly more weight to long-term incentives. This is aligned with one of our compensation objectives to provide a significant percentage of total compensation that is variable and at risk.
Components of the Executive Compensation Program
     The Compensation Committee reviews, on an annual basis, each compensation element for each of the Senior Executives. The Compensation Committee takes into account the executive’s scope of responsibilities and experience and balances these against competitive compensation levels. The Compensation Committee is responsible for reviewing and approving the Company’s goals and objectives relevant to the PEO’s compensation, evaluating also the PEO’s performance in light of such goals and objectives; and determining the PEO’s compensation level based on this evaluation and other relevant information.
     In addition, each year, the PEO presents to the Compensation Committee his evaluation of each of the other Senior Executives, which includes a review of contribution and performance over the past year, strengths, development needs and succession potential. The PEO makes no recommendations to the Compensation Committee regarding his own compensation. Following this presentation and a review of the Survey Data, the Compensation Committee makes its own assessments and approves compensation for each Senior Executive.
Base Salaries
     The Compensation Committee targets the market median of the Reference Group for the base salaries of our Senior Executives. When considering an adjustment to a Senior Executive’s base salary, the Compensation Committee reviews Survey Data and evaluates the Senior Executive’s position relative to the market, his level of responsibility and experience as well as overall Company performance. The Compensation Committee also considers the Senior Executive’s success in achieving business results, promoting our core values and keys to success, improving health and safety and demonstrating leadership.
     In determining base salaries, the Compensation Committee also considers the Company’s continuing achievement of its short- and long-term goals including:
•	the financial performance of the Company;

•	the effective execution of the strategy approved by its Board of Directors; and

•	the development of human resource capability.
     In 2010, the Compensation Committee approved base salary increases for Senior Executives as detailed in the chart below. The new salaries were effective April 1, 2010.

		New Salary
Senior Executives	% Increase Awarded in 2010	Effective April 1, 2010
C. Deaton	10%	$1,270,000
P. Ragauss	3%	$670,000
M. Craighead	8%	$700,000
A. Crain	3%	$488,000
J. O’Donnell	3%	$412,000
In addition to the considerations detailed above, the decision to increase the salaries for Senior Executives was based on a review of the Survey Data, individual performance related to the merger with BJ Services, and specific individual performance as further described in the “Discretionary Bonuses” section on page 16. The Survey Data indicated that the salaries for the Senior Executive group averaged 94% of the market median. In 2009, Messrs. Ragauss, Craighead and O’Donnell received salary increases based on the Survey Data and an increased level of responsibility. When approving base salary increases for 2010, the Compensation Committee also took into account the fact that the other Senior Executives did not receive a base salary increase in 2009 as annual salary increases were postponed indefinitely for the overall organization due to the uncertain financial environment at that time.
Short-Term Incentive Compensation
     The short-term incentive compensation program provides Senior Executives with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, functional and individual performance goals. The Compensation Committee designs the short-term incentive program to incentivize Senior Executives to attain certain short-term performance goals. As previously described, the payouts for Senior Executives under the short-term incentive compensation program are targeted to provide compensation at the market median (50th percentile) of the Survey Data in years when we reach expected performance levels. Incentive bonuses are generally paid in cash in March of each year for the prior fiscal year’s performance.

     The short-term incentive opportunity for Senior Executives is based on formulaic and non-formulaic performance goals. Greater weight is placed on the formula based component of the short-term incentive to reflect the Company’s goal of providing a meaningful link between compensation and Company performance.
          Annual Incentive Compensation Plan
     The Annual Incentive Compensation Plan is designed so that in years in which our financial performance significantly exceeds our financial performance targets, the payouts for the Annual Incentive Compensation Plan could exceed the market median of the Survey Data, and correspondingly, the payouts could be lower than the market median of the Survey Data in years in which our performance falls meaningfully short of expected results.
     In 2010, the financial metric for the Annual Incentive Compensation Plan changed to operating profit before interest and taxes from earnings per share. We continue to manage the Company’s profitability as measured by earnings per share, however, we believe that in 2010, using operating profit before interest and taxes as the financial metric allowed us to more accurately set profitability goals throughout the organization. Such goals were set prior to the merger with BJ Services and exclude the effects of such merger.
     The Compensation Committee approves three performance levels with respect to achievement of the established financial metric: entry level, expected value, and over achievement. Performance targets are established at levels that challenge the individual Senior Executive to perform at a high level. Targets are set such that only exceptional performance will result in payouts above the target incentive and poor performance will result in no incentive payment.
     As detailed in the chart below, entry level is the minimum level of financial performance for which the Compensation Committee approves any annual incentive payout and the payout is 25% of target incentive compensation. If our financial performance is less than the entry level threshold, there is no payout for that fiscal year. If our financial performance reaches the expected value level, the payout equals 100% of target incentive compensation. If our financial performance reaches the over achievement level, the payout equals 200% or above. Achievement between any level results in a payout that is determined by interpolation between payout levels or extrapolation for exceeding the over achievement level.

			2010
			Operating Profit
		Payout Level	Before Interest and
Performance Level	Definition	% of Target	Tax Targets
Entry level	Minimum achievement level for payout	25% Payout	$923,000,000
Expected value	Performance meets expected value	100% Payout	$1,120,000,000
Over achievement	Performance exceeds expected value	200% Payout or above	$1,318,000,000
     Our 2010 operating profit before interest and tax was $1,107,000,000 resulting in a payout of 95 percent of target, which is received in 2011 and reflected for each Senior Executive in the Summary Compensation Table on page 25.
     The following table shows the 2010 annual incentive target compensation for each of the Senior Executives. The bonus target for each Senior Executive is reviewed by the Compensation Committee each year and is set at market median in light of the Survey Data.

     2010 Annual Incentive Compensation Plan Targets for Senior Executives

Target Incentive Compensation
Senior Executives	% of Base Salary
C. Deaton	84%
P. Ragauss	63%
M. Craighead	63%
A. Crain	52.5%
J. O’Donnell	42%
          Discretionary Bonuses
     Discretionary bonuses provide flexibility to the Compensation Committee to, in its discretion, reward Senior Executives for the achievement of specific, short-term performance goals. For 2010, the performance goals for each of our Senior Executives were primarily related to the acquisition and integration of BJ Services, the consolidation of the new business model and organization implemented in 2009 as well as individual performance goals. The measures for evaluating the success of the implementation of the reorganization and individual performance were subjective.
     At the beginning of 2010, the PEO set specific individual performance goals for each Senior Executive other than himself and the Compensation Committee established performance goals for the PEO.
     Mr. Deaton’s 2010 individual performance goals pertained to the successful integration of BJ Services, achievement of supply chain and manufacturing cost reduction targets, achievement of goals related to diversity and safety and the implementation of the monitor’s recommendations.
     Mr. Ragauss’ 2010 individual performance goals related to gaining efficiencies and maximizing administration and operational synergies from the BJ Services integration, completion of the financial shared services outsourcing, achievement of days sales outstanding goals and fully implementing the monitor’s recommendations.
     Mr. Craighead’s 2010 individual performance goals pertained to the successful integration of BJ Services, achievement of supply chain cost reduction targets, efficiencies in the technology delivery program, establishment of a reservoir business segment and the achievement of health, safety and environment targets.
     Mr. Crain’s 2010 individual performance goals related to the successful close of the BJ Services acquisition including obtaining appropriate government approvals and agreement with the monitor on compliance integration requirements, achievement of BJ Services integration synergies, application of risk reduction strategies as well as the achievement of diversity goals within the legal function.
     Mr. O’Donnell’s 2010 individual performance goals pertained to the successful integration of BJ Services, new product revenue, market share, administrative cost reduction, days sales outstanding, human capital goals pertaining to diversity, attrition, recruitment and training as well as goals related to heath, safety and environment.
     The 2010 health and safety goals for Messrs. Deaton, Craighead and O’Donnell were a motor vehicle accident rate of less than or equal to 0.98. The rate is determined by multiplying the number of motor vehicles accidents by one million hours, divided by the total kilometers driven. The actual motor vehicle accident rate during 2010 was 0.97.
     The Compensation Committee assesses the PEO’s performance relative to the established performance goals and determines whether or not a payout will be made. The same process is conducted for the other Senior Executives taking into account the recommendations of the PEO. No Senior Executive has any guaranteed right to any discretionary bonus. In determining discretionary bonus amounts the achievement of (or failure to achieve) the performance goals under the Annual Incentive Compensation Plan is not a factor that is considered by the Compensation Committee.

     The Compensation Committee has determined to award Messrs. Deaton, Ragauss, Craighead, Crain, and O’Donnell cash awards in the amounts of $915,000, $380,000, $400,000, $320,000 and $150,000, respectively, based upon their performance as compared to the established performance goals described above.
     The following table shows the discretionary bonus targets for each of the Senior Executives. The bonus target for each Senior Executive is reviewed by the Compensation Committee each year and is set at market median in light of the Survey Data.
     2010 Discretionary Bonus Targets for Senior Executives

Target Discretionary Compensation
Senior Executives	% of Base Salary
C. Deaton	36%
P. Ragauss	27%
M. Craighead	27%
A. Crain	22.5%
J. O’Donnell	18%
Long-Term Incentive Compensation
     The long-term incentive program allows Senior Executives to earn compensation over a number of years as a result of stock price performance and/or sustained financial performance over multiple years. Long-term incentives comprise the largest portion of a Senior Executive’s compensation package and are consistent with our at-risk pay philosophy.
     A primary objective of the long-term incentive plan is to align the interests of Senior Executives with our stockholders and to provide a balanced long-term compensation program. The Compensation Committee determines the total stock options, restricted stock, and cash-based performance units granted to Senior Executives as well as the size of individual grants for each Senior Executive. The amounts granted to Senior Executives by the Compensation Committee vary each year and are based on Survey Data, the Senior Executive’s performance and the Senior Executive’s total compensation package. Previous awards and grants, whether vested or unvested, have no impact on the current year’s awards and grants. Currently, long-term incentives are generally allocated to Senior Executives as detailed in the chart below.

2010 Allocation	Company Goals	Future Value Dependent On
Performance Units: 30%	Motivate differential financial performance	Financial performance against peers
Stock Options: 40%	Drive stock price	Stock price appreciation
Restricted Stock Awards: 30%	Retain executives	Stock price appreciation
     The chart below illustrates the target multiple for the PEO and each NEO and the position of the long-term incentive multiple as it relates to meeting the target percentile. These target award levels are set based on competitive compensation information including the Survey Data. However, the Compensation Committee does not make adjustments to the target award levels based solely on the competitive information. It also takes into account the vitality of the industry, the demand for talent, cost considerations, and performance of the Company and executives. While the Compensation Committee reviews each NEOs historical awards, it does not systematically consider these when making individual awards.

	Target Multiple	Grant Date Value of 2010
Senior Executives	% of Base salary	Actual Long-Term Incentive Award
C. Deaton	725%	$8,370,000
P. Ragauss	450%	$2,928,000
M. Craighead	550%	$3,571,000
A. Crain	400%	$1,896,000
J. O’Donnell	300%	$1,567,000
   Stock Options
     An important objective of the long-term incentives is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide Senior Executives with the opportunity to purchase our Common Stock at a price fixed on the grant date regardless of future market price. Stock options generally vest and become exercisable in one-third increments annually after the original award date.
     Our practice is that the exercise price for each stock option is the closing market price of a share of our Common Stock on the NYSE on the last trading day prior to the grant date. The exercise prices of the stock options granted to the NEOs during fiscal year 2010 are shown in the Grants of Plan-Based Awards Table on page 26. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards Table.
   Restricted Stock Awards
     Restricted stock awards provide Senior Executives the opportunity for capital accumulation and a more predictable long-term incentive value than is provided by stock options or performance units. This is a performance based award since as stock price increases, the Senior Executive’s reward increases as does the stockholders reward. Additionally, restricted stock awards are intended to aid in the retention of Senior Executives through the use of a vesting schedule (generally one-third increments annually after the original award date). Restricted stock awards are generally awarded to Senior Executives once a year in January, at the same time as awards are made to the general eligible employee population.
   Performance Units
     Performance units represent a significant portion of our long-term incentive compensation program. Performance units are certificates of potential value that are payable in cash after the end of a specified performance period. The performance units are designed in a manner to incent the Senior Executives to strive to achieve certain specific Company long-term performance goals during specific performance periods. While the values of stock options and restricted stock awards tie directly to our stock price, performance units reward contributions to our financial performance and mitigate the impact of the volatility of the stock market on our long-term incentive compensation program.
     Each of the Senior Executives was granted performance unit awards during 2008, 2009 and 2010. Performance units are generally awarded once each year (typically in January) to Senior Executives at the same time as grants are made to the general eligible employee population. The performance unit program operates in overlapping three-year periods with a payout determined at the end of each three-year period. The actual value our Senior Executives may realize under the performance unit program depends on how well we perform against our Peer Group (identified below) with respect to specified performance metrics which are established by the Compensation Committee with assistance from the Compensation Committee’s independent compensation consultant.
   Performance Measurement Periods
     Under the terms of the performance unit program that has been in place since 2009, the amounts payable under performance unit awards are based upon our performance during four performance measurement intervals, one three-year performance measurement interval and three one-year performance measurement intervals within that three-year period. As of the end of each measurement interval, our performance is measured against the performance of our Peer Group members and 25 percent of the performance unit award value is determined. The payout, if any, will be made after the close of the three-year performance period in March 2012 and March 2013 for performance unit awards granted in 2009 and 2010, respectively.
     As detailed in the charts below, the 2009 and 2010 performance units involve multiple performance measurement periods. Our performance relative to the performance of our Peer Group will be determined over four distinct periods and each period will make up 25 percent of the final value of the units.

2009 Performance Units		2010 Performance Units
•	One-Year Period (2009)	•	One-Year Period (2010)
•	One-Year Period (2010)	•	One-Year Period (2011)
•	One-Year Period (2011)	•	One-Year Period (2012)
•	Three-Year Period (2009 to 2011)	•	Three-Year Period (2010 to 2012)
     In the case of the performance units granted by us in 2009, 25 percent of the performance unit value is determined based upon one-year performance relative to certain specified performance criteria (discussed below) at the end of 2009, 2010, and 2011. The final 25 percent of the performance unit value is calculated at the end of 2011 based upon the cumulative performance of the Company over the three-year performance period 2009 through 2011. Any payouts under the 2009 performance units will be made in March 2012.
     For the performance units granted by us in 2010, 25 percent of the performance unit value is determined based upon one-year performance relative to certain specified performance criteria (discussed below) at the end of each of 2010, 2011, and 2012. The final 25 percent of the performance unit value is calculated at the end of 2012 based upon the cumulative performance of the Company over the three-year performance period 2010 through 2012. Any payouts under the 2010 performance units will be made in March 2013.

   Performance Unit Metrics
     There are three basic performance metrics that apply to the 2009 and 2010 performance units. The potential amounts payable under the 2009 and 2010 performance units are based upon our (1) revenue growth, (2) pre-tax operating margin, and (3) return on net capital employed for the applicable performance periods compared to our Peer Group.
     Revenue growth is the percentage increase of the revenue of the relevant company for the relevant one-year or three-year performance period. Revenue growth for a one-year performance period is the result of (a) minus (b), divided by (c), where (a) is the revenue of the relevant company for the fiscal year of the relevant company that coincides with or ends within the one-year performance period and (b) and (c) are the revenue of the relevant company for the fiscal year of the relevant company that coincides with or ends within the calendar year immediately preceding the one-year performance period.
     Revenue growth for a three-year performance period is the result of (a) minus (b), divided by (c), where (a) is the revenue of the relevant company for the fiscal year of the relevant company that coincides with or ends within the final fiscal year of the three-year performance period, and (b) and (c) are the revenue of the relevant company for the fiscal year of the relevant company that coincides with or ends within the fiscal year immediately preceding the three-year performance period.
     Pre-tax operating margin is the quotient of the operating profit of the relevant company for the fiscal year(s) of the relevant company that coincides with or ends within the relevant one-year or three-year performance period, divided by the relevant company’s total revenue during that period of time.
     Return on net capital employed is the relevant company’s earnings before interest and taxes adjusted for non-operating income (or expenses) for the fiscal year(s) of the relevant company that coincides with or ends within the relevant one-year or three-year performance period, divided by the relevant company’s capital employed for that period of time.

   Peer Group
     The Peer Group consists of a group of four companies identified by the Compensation Committee (as listed below):

Peer Group
Halliburton Company

National Oilwell Varco, Inc.

Schlumberger Limited

Weatherford International Ltd.
   Amounts Payable Under 2009 Performance Units for the One-Year Performance Period Starting in 2009
     In the case of the performance measurement period starting on January 1, 2009 under the 2009 performance unit awards, the unit value earned during the 2009 one-year performance measurement period for each of the three revenue growth, pre-tax operating margin and return on net capital employed performance goals applicable to the performance measurement period is one-third of 25 percent of the unit value amount listed below:

2009 Performance Period

Peer Group Rank	7th	6th	5th	4th	3rd	2nd	1st

Unit Value	$0	$25	$50	$75	$100	$150	$200
     Prior to certain corporate mergers consummated in 2010, the Peer Group that applied for the 2009 one-year performance measurement period under the 2009 performance units was the current Peer Group (listed above) plus Smith International, Inc. and BJ Services Company. Our relative ranking for the 2009 one-year performance measurement period was 4th, 4th, and 4th for the revenue growth, pre-tax operating margin and return on net capital employed performance goals, respectively, resulting in a total per unit value of $18.75 earned during 2009 with respect to the 2009 performance units that will be paid in March 2012.
   Amounts Payable Under 2009 and 2010 Performance Units for One-Year Performance Periods Starting After 2009 and for the Three-Year Performance Period
     Each performance unit award agreement specifies the number of units granted to the Senior Executive. In the case of the one-year performance measurement periods starting on or after January 1, 2010 and the three-year performance measurement periods under both the 2009 and 2010 performance unit awards, the unit value earned during an applicable performance measurement period (a one-year or three-year performance measurement interval, as applicable) for each of the three revenue growth, pre-tax operating margin and return on net capital employed performance goals applicable to the performance measurement period is one-third of 25 percent of the unit value amount listed below:

2010, 2011 and Three-Year Performance Period
Peer Group Rank	5th	4th	3rd	2nd	1st

Unit Value	$0	$45	$90	$135	$200
     Our relative ranking for the 2010 one-year performance measurement period was 1st, 4th, and 4th for the revenue growth, pre-tax operating margin and return on net capital employed performance goals, respectively, resulting in a total per unit value of $24.17 earned during 2010 with respect to the 2010 performance units that will be paid in March 2013.
   Example of Performance Unit Payout Calculation
     The table below illustrates in tabular format the manner in which the amount payable under the 2010 performance unit awards may be calculated.
     Note that levels of achievement contained in the table below are not forecasts by us of our expected levels of achievement. Rather, the levels of achievement for purposes of the illustrative example were selected at random.
     Under the current formula for determining amounts payable under the 2010 performance units, there are multiple unit value amounts that may be earned based upon the relative ranking of our performance versus the performance of the Peer Group.
     For each measurement period, our performance will be compared to the performance of the companies in the Peer Group, and assigned a rank of 1st, 2nd, 3rd, 4th or 5th. Values for each rank are assigned based on the table above.
     Assuming solely for illustrative purposes that we achieve the ranks of 5th, 2nd and 1st with respect to the three performance metrics; revenue growth, pre-tax operating margin and return on net capital employed for the 2010 performance period, the performance unit value achieved for the 2010 performance period would be $27.92 in the aggregate (average of 25% of $0, 25% of $135 and 25% of $200, respectively). Unit values for 2011, 2012 and for the three-year period would be calculated in the same manner.
     At the end of the three-year performance period, the total amount that would be paid to the Senior Executive under his 2010 performance units would be $112.09 per unit (calculated as the sum of $27.92, $30.00, $27.92 and $26.25).

     Note that levels of achievement contained in the foregoing example are not forecasts by us of our expected levels of achievement. Rather, the levels of achievement for purposes of the illustrative example were selected at random.
     Performance Units and Terminations of Employment
     Performance units are generally forfeited if a Senior Executive voluntarily leaves employment with us before the end of the performance cycle. Performance units pay out on a pro rata basis (based upon the actual performance levels achieved) if a Senior Executive retires at a time when the sum of his age and years of service equals at least 65.
     Performance Units Granted in Prior Years
     For awards granted prior to 2009, a three-year cumulative Baker Value Added (“BVA”) goal was the financial metric used to determine payouts, if any, for performance units. BVA measures operating profit after-tax less the cost of capital employed. BVA is a non-GAAP measure that supplements traditional accounting measures to evaluate the return on capital invested in the business. BVA is calculated as our financial return in a given period less our capital charge for that period. Our financial return is defined as (i) profit before tax (as defined below) plus interest expense, multiplied by (ii) one minus the applicable tax rate. Our capital charge is defined as (i) the weighted average cost of capital determined for the Company for the period multiplied by (ii) the average capital employed. Profit before tax is calculated as total revenues (including interest and dividend income) minus total costs and expenses (including interest expense). At this time the Compensation Committee does not intend to use the BVA metric for future performance unit awards.
     We did not achieve the threshold level of BVA performance for performance unit awards granted in 2007 and, accordingly, no payout was made in March 2010. The amounts of the performance unit award payments for each of the Senior Executives for the three-year performance period ending on December 31, 2009 were $0 and are shown in the Summary Compensation Table on page 25.
     We did not achieve the threshold level of BVA performance for performance unit awards granted in 2008 and, accordingly, a payout of $0 will be made in March 2011.
Tax Implications of Short-Term Incentives and Long-Term Incentives
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the PEO and the other NEOs other than Mr. Ragauss unless the compensation is performance-based compensation as described in Section 162(m) and the related regulations. We intend that certain compensation paid to Senior Executives qualifies for deductibility as performance-based compensation under Section 162(m), including (i) certain amounts paid under our Annual Incentive Compensation Plan and (ii) certain options and certain other long-term performance-based stock or cash awards granted pursuant to the 1998 Long-Term Incentive Plan and the 2002 D&O Plan. We may from time to time pay compensation to our Senior Executives that may not be deductible, including discretionary bonuses or other types of compensation.
     Although the Compensation Committee has generally attempted to structure executive compensation so as to preserve deductibility, it also believes that there are circumstances where the Company’s interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.
     Although equity awards may be deductible for tax purposes by the Company, the accounting rules pursuant to FASB ASC Topic 718 require that the portion of the tax benefit in excess of the financial compensation cost be recorded to additional paid-in capital.
Benefits and Severance
     We offer a variety of health and welfare and retirement programs to all eligible employees. The Senior Executives generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees who are working in the United States. Programs which provide a different level of benefits for Senior Executives are detailed in the chart below but generally include the executive physical program, long-term disability, life insurance, the Executive Severance Plan and the Supplemental Retirement Plan.

     Additionally, upon certain types of terminations of employment (other than a termination following a change in control of the Company), severance benefits may be paid to the Senior Executives.
Descriptions of these programs and policies are as follows:

Medical, Dental and Vision	Provides medical, prescription drug, dental and vision coverage for executive and eligible covered dependents

Flexible Spending Accounts	Allows executive to save pre-tax dollars for eligible health care and/or dependent day care expenses

Executive Physical Program	Complete and professional personal physical exam to be conducted on an annual basis, up to $1,800

Retiree Medical	Provides executive with access to continued medical coverage in retirement

	•	Eligibility: retire at age 55 with at least 10 years of service

	•	Retiree pays 100% of cost

	•	$1,500 annual company contribution from age 45; used to off-set contributions

	•	Pre- and Post-65 Medical Plan Options (include pharmacy program)

Short-Term Disability	Provides continuation of executive benefits base pay (for weeks 1-6) and 75% (for weeks 7-26) if out due to injury, illness, or pregnancy and unable to work

Long-Term Disability	Provides continuation of a percentage of executive benefits base pay up to age 65 if employee has disability lasting longer than 26 weeks

	•	Company paid core coverage: 50% income replacement up to age 65 or recovery

	•	Optional buy-up coverage: 60% income replacement up to age 65 or recovery (company paid for executives)

Life Insurance and Accidental Death and Dismemberment	Provides financial protection for executive or beneficiaries in the event of death

	•	Company paid basic life insurance and basic accidental death & dismemberment: 2 times pay, up to $3M (1 times pay for non-executives)

	•	Perquisite life insurance and accidental death & dismemberment: 1-3 times pay, up to $3M (offered to executives)

	•	Supplemental life insurance: 1-6 times pay up to $2.5M

	•	Spouse and child life insurance: $25,000-$250,000 for spouse and $10,000 per child

	•	Voluntary accidental death & dismemberment: $25,000-$250,000

Business Travel Accident Insurance	Provides financial protection to executive or beneficiaries in the event of accidental death, dismemberment, or paralysis while traveling on Company business

	•	Five times pay up to $500,000

Thrift Plan	Provides opportunity to save for retirement through a 401(k) retirement savings plan, which includes before-tax and after-tax employee contributions. The Company makes additional contributions by application of the following rates to eligible pay:

	•	Employee contributions equal to 0%-60% of eligible compensation

	•	Match $1 for each $1 of employee contribution up to 5% of eligible compensation

	•	2-5% (of eligible compensation) age-based contribution

	•	Eligible compensation generally means all current cash wages, salaries and fees for services from the Company

	•	Immediate vesting in employee deferrals and company matching contributions; full vesting of age-based contributions after three years of service

Pension Plan	Provides income through a cash balance retirement plan funded through contributions made by the Company to supplement the Thrift Plan benefit, Social Security, and personal savings

	•	Notional account balance established for each participant

	•	2-4% (of eligible compensation) age-based pay credit

	•	Eligible compensation generally means all current cash wages, salaries and fees for services from the Company not in excess of applicable legal limitations ($245,000 in 2010)

	•	Quarterly interest credits on account balance using certain annual rate of interest on 30-year Treasury securities (the interest rate for 2010 was 4.37%)

	•	Forms of payment for benefits in excess of $1,000:

• Joint and 75% survivor annuity for married individuals or subject to spousal consent

• Single lump sum or single life annuity if unmarried

	•	Full vesting after three years of service

	•	The Company does not make any special grants of extra years of credited service under the Pension Plan for Senior Officers

Supplemental Retirement Plan	Provides additional deferral and retirement benefit accumulation opportunity for Senior Executives to mitigate the effects of legal limitations on retirement benefit accruals applicable to U.S. tax-qualified retirement plans

	•	Opportunity to defer 1-60% of base salary and 1-100% of bonus

	•	Company makes additional contributions by applications of the following rates to eligible pay:

• Basic Contribution: 5% of base salary plus bonus deferred under the plan plus 5% of base salary plus bonus (whether or not deferred) over compensation limit ($245,000 in 2010)

• Age-Based Contributions: 2-5% of eligible pay over compensation limit ($245,000 in 2010)

• Pension Contributions: 2-4% of eligible pay over compensation limit ($245,000 in 2010)

• Eligible pay generally means all current cash wages, salaries and fees for services for the Company

	•	Distribution payments made upon some specified period after separation from service in accordance with Section 409A of the Code

	•	Forms of payment (elected prior to deferral):

• Single lump-sum cash payment

• Annual installments for 2-20 years

	•	Immediate vesting in employee deferrals and company matching contributions; full vesting of age-based and pension contributions after three years of service

	•	Plan benefits are an unfunded obligation of the Company but are informally funded by a rabbi trust

	•	Notional accounts also deemed credited with interest credits based on certain investment sections of the participants (although there is no requirement that any of our assets actually be invested in accordance with these investment selections)

Employee Stock Purchase Plan	Encourages and enables eligible employees to voluntarily acquire proprietary interests in the Company through the ownership of the Company’s Common Stock at a favorable price thereby aligning the interests of the eligible employees with the interests of the Company’s stockholders

	•	Employees contribute 1-10% of base salary after tax up to a cap of $10,000 per year

	•	Two Offering Periods: January 1-June 30 and July 1-December 31

	•	Six month look-back — Employees purchase Common Stock at 85% of Fair Market Value of the stock at the beginning or the end of the offering period, whichever is lower

Executive Severance Plan	Provides assistance to executives while they seek other employment following involuntary separations from service

	•	18 months of base compensation

	•	Outplacement services are provided for the greater of 12 months or until the value of the outplacement services reaches the maximum of $10,000
Employment Agreement
     We have an employment agreement with our PEO, dated as of October 25, 2004 and amended and restated on December 16, 2008, effective January 1, 2009. The term of the employment agreement is until October 25, 2012, with automatic one-year renewals unless either party provides a notice not to extend the employment agreement at least 13 months prior to the then current expiration date. The Compensation Committee did not provide notice not to extend the PEO’s employment agreement for 2010 so the agreement was automatically renewed.
     Upon termination of the PEO’s employment and if such termination is by him for good reason or by us without cause, we pay the following severance benefits:
Lump Sum
•	2 times annual base salary

•	Pro rata earned highest bonus amount

•	Amount equal to employer contributions to Supplemental Retirement Plan for term remainder

•	Amount equal to life insurance premium for term remainder

•	Interest amount for any of the foregoing payments delayed due to Section 409A

•	Accident and health coverage for term remainder

•	Perquisites for term remainder
Change in Control Agreements
     In addition to this employment agreement, we have entered into change in control agreements (“Change in Control Agreements”) with the Senior Executives, as well as certain other Executives. The Change in Control Agreements are described in the Payments Upon a Change in Control section on page 45.
Indemnification Agreements
     We have entered into an indemnification agreement with each of our directors and Senior Executives. The form of such agreement has been filed with the SEC. These agreements provide that we indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and shall be in addition to any other rights the indemnitee may have under the Company’s Restated Certificate of Incorporation, Bylaws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced Senior Executives and independent, non-management directors.
Stock Ownership Policy
     The Board of Directors, upon the Compensation Committee’s recommendation, adopted a Stock Ownership Policy for our Senior Executives to ensure that they have a meaningful economic stake in the Company. The Policy is designed to satisfy an individual Senior Executive’s need for portfolio diversification, while maintaining management stock ownership at levels high enough to assure our stockholders of management’s commitment to value creation. Senior executives are required to hold the number of shares valued at a multiple of their current base salary, in the amounts listed below:

Chief Executive Officer	5X Base Salary

President/Chief Operating Officer/Chief Financial Officer/Senior Vice Presidents	3X Base Salary

Corporate Vice Presidents reporting to CEO or COO	2X Base Salary

Hemisphere Presidents	2X Base Salary
     A Senior Executive has five years to comply with the ownership requirement starting from the date of appointment to a position noted above. If a Senior Executive is promoted to a position with a higher ownership salary multiple, the Senior Executive will have five years from the date of the change in position to reach the higher expected stock ownership level but still must meet the prior expected stock ownership level within the original five years of the date first appointed to such prior position. For those Senior Executives with the ownership requirements reflected in hiring letters, the date of hire marks the start of the five-year period.
     Until a Senior Executive achieves the applicable stock ownership level, the following requirements assist the executive in achieving his required ownership level:
•	Net profit shares from restricted stock vests must be held. After the payment of taxes due as a result of the vesting, the Senior Executive is required to hold the remaining shares.

•	After the exercise of a stock option, 50% of the net profit shares remaining after the payment of applicable taxes must be held.

Certification of Stock Ownership Levels
     The Compensation Committee annually reviews each Senior Executive’s compensation and stock ownership levels to determine whether they are appropriate. In 2010, the PEO and the NEO’s were in compliance with the Compensation Committee’s required levels of stock ownership.
     Deviations from the Stock Ownership Policy can only be approved by the Compensation Committee or the PEO, and then only because of a personal hardship.
Tally Sheets
     The Company prepares a detailed summary for each named executive officer that includes their current program participation and levels, historical compensation levels, in the money value of incentives and equity, value of perquisites, retirement benefits and other forms of indirect compensation, severance and change in control benefits. These summary sheets are presented to the Compensation Committee for their information so as to facilitate a holistic view of our compensation programs.

SUMMARY COMPENSATION TABLE
     The following table sets forth the compensation earned by the PEO and other NEOs for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2010, 2009 and 2008. Bonuses are paid under the Company’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

								Change in Pension
								Value and
								Non-Qualified
							Non-Equity	Deferred
							Incentive Plan	Compensation	All Other
				Stock	Option		Compensation	Earnings	Compensation
Name and		Salary	Bonus	Awards(1)	Awards(1)		(2) (3)	(4)	(5)		Total
Principal Position	Year	($)	($)	($)	($)		($)	($)	($)		($)
Chad C. Deaton —	2010	1,283,461	0	2,510,568	2,172,269		3,126,755	12,654	338,256	(6)	9,443,963
Principal	2009	1,155,000	0	2,490,485	2,692,629		1,996,087	12,185	431,127		8,777,513
Executive Officer	2008	1,142,308	0	3,151,769	2,123,830		6,383,399	11,200	332,834		13,145,340

Peter A. Ragauss —	2010	689,615	0	879,408	757,656		1,192,288	11,788	149,664	(7)	3,680,420
Principal	2009	618,622	0	808,814	871,791		741,712	11,332	180,261		3,232,532
Financial Officer	2008	562,800	0	1,120,526	617,983		2,091,601	10,300	121,470		4,524,680

Martin S. Craighead—	2010	711,539	0	1,073,256	926,024	(8)	1,254,413	13,188	154,966	(9)	4,133,385
President and Chief	2009	573,077	0	752,421	805,561		678,410	11,498	147,320		2,968,287
Operating Officer	2008	450,000	0	836,005	479,350		732,264	10,600	90,074		2,598,293

Alan R. Crain —	2010	502,154	0	567,360	491,892	(8)	836,334	13,834	115,221	(10)	2,526,795
Senior Vice President	2009	473,000	0	554,379	599,342		494,353	13,345	140,716		2,275,135
and General Counsel	2008	469,000	0	840,969	484,685		1,503,595	12,400	112,152		3,422,801

John A. O’Donnell —
Vice President and	2010	424,154	100,000	359,328	545,712	(8)	479,872	13,799	93,040	(11)	2,015,905
President, Western	2009	374,173	0	316,891	340,767		291,335	13,340	107,920		1,444,426
Hemisphere Operations	2008	329,192	0	533,531	163,266		611,743	12,418	78,901		1,729,051

(1)	Restricted stock awards were granted on January 19, 2010. Stock option awards were granted on January 19, 2010 at an exercise price of $47.28 and on July 21, 2010 at an exercise price of $49.17. The amounts included in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of the awards made to NEOs computed in accordance with FASB ASC Topic 718. The value ultimately realized by the executive upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 5 — Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2010.

(2)	The amounts for the 2010 fiscal year include annual performance bonuses earned under the Annual Incentive Compensation Plan by Messrs. Deaton, Ragauss, Craighead, Crain, and O’Donnell in the amounts of $988,753, $397,772, $410,893, $241,376 and $163,099, respectively, as well as cash-based awards under the 2002 D&O Plan to Messrs. Deaton, Ragauss, Craighead, Crain, and O’Donnell in the amounts of $915,000, $380,000, $400,000, $320,000 and $150,000, respectively. In addition, these amounts include the payouts earned under the performance units granted in 2009 and 2010 to Messrs. Deaton, Ragauss, Craighead, Crain, and O’Donnell in the amounts of $606,667, $212,696, $258,619, $137,769, and $87,012, respectively for the 2010 grant and $616,335, $201,820, $184,901, $137,189, and $79,761, respectively, for the 2009 grant. These amounts are not payable until the close of the three-year performance period in March of 2012 and March 2013 for the performance units granted in 2009 and 2010, respectively, and are generally subject to the NEO’s continued employment through the end of the three-year performance periods.

(3)	Amounts for fiscal year 2009 have been adjusted to include the payout earned for the performance units granted in 2009 to Messrs. Deaton, Ragauss, Craighead, Crain, and O’Donnell in the amounts of $478,125, $156,563, $143,438, $106,425 and $61,875, respectively. These amounts are not payable until the close of the three-year performance period in March of 2012.

(4)	This amount represents the change in value under the Baker Hughes Incorporated Pension Plan. There are no deferred compensation earnings reported in this column because the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings.

(5)	Amounts for fiscal years 2009 and 2008 have been adjusted to reflect a change in the amounts disclosed for payments made by the Company on behalf of the NEOs for life insurance premiums. The Company paid life insurance premiums on behalf of Messrs. Deaton, Ragauss, Craighead, Crain, and O’Donnell in the amounts of $4,602, $2,263, $1,793, $1,886, and $1,327, respectively, for 2009 and of $4,382, $2,175, $1,793, $1,813, and $1,263, respectively, for 2008.

(6)	Amount for 2010 includes (i) $221,583 that the Company contributed to Mr. Deaton’s SRP account, (ii) an annual perquisite allowance of $25,000, (iii) $68,603 in dividends earned on holding of Company common stock, (iv) $3,160 in life insurance premiums paid by the Company on behalf of Mr. Deaton and (v) $19,910 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Deaton.

(7)	Amount for 2010 includes (i) $80,562 that the Company contributed to Mr. Ragauss’ SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $25,274 in dividends earned on holdings of Company common stock, (iv) $1,778 in life insurance premiums paid by the Company on behalf of Mr. Ragauss and (v) $22,050 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Ragauss.

(8)	Because Messrs. Crain, Craighead and O’Donnell are eligible for retirement based upon their ages and years of service with the Company and, accordingly, their options will automatically vest upon retirement, the Company expenses the full value of their options upon grant for purposes of FASB ASC Topic 718.

(9)	Amount for 2010 includes (i) $88,959 that the Company contributed to Mr. Craighead’s SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $24,104 in dividends earned on holdings of Company common stock, (iv) $1,778 in life insurance premiums paid by the Company on behalf of Mr. Craighead and (v) $20,125 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Craighead.

(10)	Amount for 2010 includes (i) $59,532 that the Company contributed to Mr. Crain’s SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $15,966 in dividends earned on holdings of Company common stock, (iv) $1,294 in life insurance premiums paid by the Company on behalf of Mr. Crain and (v) $18,429 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. Crain.

(11)	Amount for 2010 includes (i) $41,536 that the Company contributed to Mr. O’Donnell’s SRP account, (ii) an annual perquisite allowance of $20,000, (iii) $9,840 in dividends earned on holdings of Company common stock, (iv) $1,094 in life insurance premiums paid by the Company on behalf of Mr. O’Donnell and (v) $20,570 in employer matching and employer base contributions that the Company contributed to the Thrift Plan on behalf of Mr. O’Donnell.

GRANTS OF PLAN-BASED AWARDS
     This table discloses the number of stock options and restricted stock awards granted during 2010 and the grant date fair value of these awards. It also captures potential future payouts under the Company’s non-equity incentive plans.

								All Other Stock	All Other Option
								Awards:	Awards: Number of	Exercise or Base
		Estimated Future Payouts Under Non-Equity						Number of Shares	Securities	Price	Closing Market	Grant Date Fair
		Incentive Plan Awards						of Stock or	Underlying	of Option	Price on Date of	Value of Stock and
		Threshold		Target		Maximum		Units(1)	Options(2)	Awards(3)	Grant	Option Awards
Name	Grant Date	($)		($)		($)		(#)	(#)	($/Sh)	($/Sh)	($)
Chad C. Deaton	7/21/2010								64,500	49.17	48.26	1,092,630
	1/19/2010								67,100	47.28	48.05	1,079,639
	1/19/2010							53,100				2,510,568
	N/A	266,700	(4)	1,524,000	(4)	—	(4)
	N/A	627,500	(5)	2,510,000	(5)	5,020,000	(5)

Peter A. Ragauss	7/21/2010								22,500	49.17	48.26	381,150
	1/19/2010								23,400	47.28	48.05	376,506
	1/19/2010							18,600				879,408
	N/A	105,525	(4)	603,000	(4)	—	(4)
	N/A	220,000	(5)	880,000	(5)	1,760,000	(5)

Martin S. Craighead	7/21/2010								27,500	49.17	48.26	465,850
	1/19/2010								28,600	47.28	48.05	460,174
	1/19/2010							22,700				1,073,256
	N/A	110,250	(4)	630,000	(4)	—	(4)
	N/A	267,500	(5)	1,070,000	(5)	2,140,000	(5)

Alan R. Crain	7/21/2010								14,600	49.17	48.26	247,324
	1/19/2010								15,200	47.28	48.05	244,568
	1/19/2010							12,000				567,360
	N/A	64,050	(4)	366,000	(4)	—	(4)
	N/A	142,500	(5)	570,000	(5)	1,140,000	(5)

John A. O’Donnell	10/21/2010								5,000	45.19	45.10	74,500
	7/21/2010								9,200	49.17	48.26	155,848
	1/19/2010								19,600	47.28	48.05	315,364
	1/19/2010							7,600				359,328
	N/A	43,260	(4)	247,200	(4)	—	(4)
	N/A	90,000	(5)	360,000	(5)	720,000	(5)

(1)	Amounts shown represent the number of shares granted under the 2002 D&O Plan in 2010 for restricted stock awards. Awards vest ratably one-third per year beginning on the first anniversary of the grant date. The NEOs have the right to receive and retain all regular cash dividends on the restricted stock awards before the awards vest. The dividend rate is determined by the Board of Directors on a quarterly basis.

(2)	Amounts represent options granted in 2010 under the 2002 D&O Plan. Awards vest ratably over a three-year period beginning on the first anniversary of the grant date.

(3)	Our practice is that the exercise price for each stock option is the closing stock price of a share of our Common Stock on the last trading day before the date of grant.

(4)	Amounts represent potential payouts for the fiscal 2010 performance year under the Annual Incentive Compensation Plan as well as potential payouts for discretionary bonuses at the expected value threshold. If threshold levels of performance are not met, then the payout can be zero. There is no maximum amount that may be earned under an Annual Incentive Compensation Plan award other than the stockholder approved maximum dollar limitation of $4,000,000 per award.

(5)	Amounts represent the potential payouts for the Long-Term Performance Unit Awards granted in fiscal 2010 which are paid in cash. These awards cliff vest after three years if the performance criteria are met.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
     The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2010 for the PEO and each NEO. The table also shows unvested and unearned stock awards assuming a market value of $57.17 a share (the closing market price of the Company’s stock on December 31, 2010).

Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities			Number of Shares or	Market Value of
	Underlying	Underlying	Option Exercise		Units of Stock that	Shares or Units of
	Unexercised Options	Unexercised Options	Price		Have Not Vested	Stock that Have Not
	Exercisable	Unexercisable	(1)	Option Expiration	(3)	Vested
Name	(#)	(#)	($)	Date(2)	(#)	($)
Chad C. Deaton	0	64,500	49.17	7/21/2020	122,323	6,993,206
	0	67,100	47.28	1/19/2020
	35,861	71,722	39.52	7/22/2019
	36,647	73,294	29.18	1/21/2019
	28,698	14,350	77.20	8/11/2018
	31,528	15,765	69.92	1/23/2018
	55,000	0	82.28	7/25/2017
	42,592	0	68.54	1/24/2017
	45,887	0	80.73	7/27/2016
	45,887	0	75.06	1/25/2016
	90,000	0	56.21	7/27/2015
	90,000	0	42.60	1/26/2015
	75,000	0	43.39	10/25/2014

Peter A. Ragauss	0	22,500	49.17	7/21/2020	41,081	2,348,601
	0	23,400	47.28	1/19/2020
	12,398	24,796	39.52	7/22/2019
	10,778	21,558	29.18	1/21/2019
	8,350	4,176	77.20	8/11/2018
	9,173	4,588	69.92	1/23/2018
	13,245	0	82.28	7/25/2017
	13,245	0	68.54	1/24/2017
	15,025	0	80.73	7/27/2016
	47,734	0	75.93	4/26/2016

Martin S. Craighead	0	27,500	49.17	7/21/2020	41,897	2,395,251
	0	28,600	47.28	1/19/2020
	13,049	26,100	39.52	7/22/2019
	7,760	15,522	29.18	1/21/2019
	6,477	3,239	77.20	8/11/2018
	7,115	3,559	69.92	1/23/2018
	9,801	0	82.28	7/25/2017
	3,400	0	67.16	3/30/2017
	4,391	0	68.54	1/24/2017
	4,133	0	80.73	7/27/2016
	3,543	0	75.06	1/25/2016
	7,500	0	56.21	7/27/2015
	4,800	0	42.60	1/26/2015
	8,800	0	39.23	7/28/2014

Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities			Number of Shares or	Market Value of
	Underlying	Underlying			Units of Stock that	Shares or Units of
	Unexercised Options	Unexercised Options	Option Exercise		Have Not	Stock that Have Not
	Exercisable	Unexercisable	Price(1)	Option Expiration	Vested(3)	Vested
Name	(#)	(#)	($)	Date(2)	(#)	($)
Alan R. Crain	0	14,600	49.17	7/21/2020	28,017	1,601,732
	0	15,200	47.28	1/19/2020
	0	15,964	39.52	7/22/2019
	0	16,315	29.18	1/21/2019
	6,549	3,275	77.20	8/11/2018
	7,195	3,598	69.92	1/23/2018
	11,471	0	82.28	7/25/2017
	9,461	0	68.54	1/24/2017
	13,500	0	80.73	7/27/2016
	10,500	0	75.06	1/25/2016
	5,500	0	56.21	7/27/2015
	5,500	0	42.60	1/26/2015
	2,792	0	35.81	1/28/2014
	3,418	0	29.25	1/29/2013

John A. O’Donnell	0	5,000	45.19	10/21/2020	16,662	952,567
	0	9,200	49.17	7/21/2020
	0	19,600	47.28	1/19/2020
	0	10,175	39.52	7/22/2019
	0	7,761	29.18	1/21/2019
	2,281	1,141	77.20	8/11/2018
	2,332	1,167	69.92	1/23/2018
	4,240	0	82.28	7/25/2017
	4,232	0	68.54	1/24/2017
	3,543	0	80.73	7/27/2016
	3,543	0	75.06	1/25/2016
	5,000	0	56.21	7/27/2015
	2,200	0	42.60	1/26/2015

(1)	The exercise price is equal to the closing market price of a share of our Common Stock on the last trading day prior to the grant date.

(2)	Each option grant has a ten-year term. Each option vests pro rata as to one-third of the option grant beginning on the first anniversary of grant date.

(3)	Each restricted stock award vests pro rata as to one-third of the grant beginning on the first anniversary of grant date.

OPTION EXERCISES AND STOCK VESTED
     The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2010 for the persons named in the Summary Compensation Table above.

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
	Exercise	Exercise(1)	Acquired on Vesting	Vesting(2)
Name	(#)	($)	(#)	($)
Chad C. Deaton	0	0	50,674	2,309,202
Peter A. Ragauss	0	0	29,201	1,437,469
Martin S. Craighead	0	0	18,115	829,381
Alan R. Crain	16,139	293,390	16,883	760,286
John A. O’Donnell	12,634	215,306	6,591	296,884

(1)	The value realized upon the exercise of the option award is determined by multiplying the number of shares acquired on exercise by the difference between the market price of the stock at exercise and the exercise price of the option.

(2)	The value realized upon the vesting of the stock awards is determined by multiplying the number of shares of stock by the market value of the stock on the vesting date.
PENSION BENEFITS
     The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the PEO and other NEOs under the Pension Plan. See “Compensation Discussion & Analysis, Benefits and Severance, Pension Plan” for a detailed description of the benefits provided under the Pension Plan.

		Number of Years		Present Value of
		Credited		Accumulated	Payments During
		Service(1)		Benefit(2)	Last Fiscal Year
Name	Plan Name	(#)		($)	($)
Chad C. Deaton	Pension Plan	6	(3)	65,852	0
Peter A. Ragauss	Pension Plan	4		44,423	0
Martin S. Craighead	Pension Plan	9		72,609	0
Alan R. Crain	Pension Plan	9	(3)	93,384	0
John A. O’Donnell	Pension Plan	9	(3)	96,154	0

(1)	The number of years of credited service is less than the actual years of service for Messrs. Craighead, Crain and O’Donnell because the Pension Plan was not adopted until 2002.

(2)	For a discussion of valuation assumptions, see “Note 13 — Employee Benefit Plans” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2010.

(3)	Messrs. Deaton, Crain and O’Donnell are eligible for early retirement under the Pension Plan which allows them to receive their plan benefits on that early retirement date rather than waiting until the normal retirement age of 65.

NONQUALIFIED DEFERRED COMPENSATION
     The following table discloses contributions, earnings and balances to each of the PEO and other NEOs under the SRP that provides for compensation deferral on a non-tax-qualified basis. See “Compensation Discussion & Analysis, Benefits and Severance, Supplemental Retirement Plan” for a detailed description of the deferred compensation benefits.

	Executive	Registrant
	Contributions in	Contribution In	Aggregate Earnings	Aggregate	Aggregate Balance
	Last FY(1)	Last FY(2)	In Last FY	Withdrawals/Distributions	at Last FYE(3)
Name	($)	($)	($)	($)	($)
Chad C. Deaton	227,439	221,583	204,830	0	4,346,554
Peter A. Ragauss	37,773	80,562	98,057	0	759,264
Martin S. Craighead	119,669	88,959	80,980	0	1,246,023
Alan R. Crain	58,950	59,532	102,493	0	1,431,152
John A. O’Donnell	81,087	41,536	33,865	0	677,722

(1)	Amounts shown in the “Executive Contributions in Last FY” column are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	Amounts shown in the “Registrant Contribution in Last FY” column are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Of the totals in this column, the following amounts, which represent executive and registrant contributions attributable to 2010, are also reported in the Summary Compensation Table: Mr. Deaton, $449,022; Mr. Ragauss, $118,335; Mr. Craighead, $208,628; Mr. Crain, $118,482; and Mr. O’Donnell, $112,623. In addition, the executive and registrant contributions for years prior to 2010 made on behalf of each NEO were previously reported in the Summary Compensation Tables for prior years to the extent the NEO’s were named executive officers in prior years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreement with Chad C. Deaton
     We have an employment agreement with Mr. Chad C. Deaton, dated as of October 25, 2004 and amended and restated effective January 1, 2009. The term of the employment agreement expires on October 25, 2012, with automatic one-year renewals unless we or Mr. Deaton provide a notice not to extend the employment agreement at least thirteen months prior to the then current expiration date. During the term of Mr. Deaton’s employment with us, and for a period of two years thereafter, Mr. Deaton is prohibited from engaging in competition (as defined in the employment agreement) with us and soliciting our customers, employees and consultants.
          Termination of Employment Due to Death or Disability
          Upon the termination of Mr. Deaton’s employment due to his disability (his incapacity due to physical or mental illness) or death, we will pay him or his beneficiary:
•	a lump-sum cash payment equal to one-half his then base salary for each year (prorated for partial years) during the remaining term of the employment agreement; and

•	a lump-sum cash payment equal to his expected value incentive bonus for the year of termination.
          Termination of Employment by Mr. Deaton for Good Reason or by Us Without Cause
          Upon the termination of Mr. Deaton’s employment by him for good reason (generally, a material breach by us of the employment agreement) or by us without cause, we will pay him:
•	a lump-sum cash payment in an amount equal to two times his then base salary;

•	a lump-sum cash payment equal to Mr. Deaton’s highest bonus amount (as defined in his employment agreement), prorated to the date of termination;

•	for the remainder of the term of the employment agreement, continuation of executive perquisites (other than executive life insurance);

•	for the remainder of the term of the employment agreement, continuation of medical insurance benefits at active employee premium rates;

•	a lump-sum cash payment equivalent to the monthly basic life insurance premium applicable to Mr. Deaton’s basic life insurance coverage on the date of termination multiplied by the number of months remaining in the term of the employment agreement;

•	a lump-sum cash payment equal to continued employer contributions to the SRP for the remainder of the term of the employment agreement; and

•	a lump-sum cash payment equal to the amount of interest that would be earned on any of the foregoing payments subject to a six-month payment delay under Section 409A using the six-month London Interbank Offered Rate plus two percentage points.
     The foregoing benefits are not payable if Mr. Deaton is entitled to benefits under his Change in Control Agreement as discussed in more detail below.

     If Mr. Deaton’s employment with us is terminated for any reason, including a termination by him without good reason or a termination by us for cause, he is to receive those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination and any accrued vacation pay to the extent not theretofore paid.
Payments Upon a Change in Control
     We have entered into Change in Control Agreements with each of the Senior Executives. The agreements are intended to provide for continuity of management in the event of a change of control. The term of each agreement is for a three-year period and automatically extends for an additional two years from the effective date of the agreement unless we have given eighteen months prior notice that the agreement will not be extended.
          Payments in the Event of a Change in Control
          If a Change in Control were to have occurred on December 31, 2010, whether or not the Senior Executive incurred a termination of employment in connection with the Change in Control, the Senior Executive would have become entitled to receive the following under the terms of the Change in Control Agreements, the SRP, the Annual Incentive Compensation Plan and awards under the 2002 D&O Plan:
•	all outstanding options to acquire our stock would have become fully vested and immediately exercisable;

•	all outstanding restricted stock awards would have become fully vested and nonforfeitable;

•	a lump-sum cash payment in an amount equal to $100 multiplied by the number of performance units specified in the Senior Executive’s performance unit award agreement, multiplied by the number of days during the performance period through December 30, 2010 divided by the number of days during the performance period;

•	a lump-sum cash payment (a “gross-up” payment) in an amount equal to the excise taxes that may be imposed under the “golden parachute” rules on payments and benefits received in connection with the Change in Control. The gross-up payment would make the Senior Executive whole for excise taxes (and for all taxes on the gross-up payment) in respect of payments and benefits received pursuant to all the Company’s plans, agreements and arrangements (including for example, acceleration of vesting of equity awards);

•	accelerated vesting of all the Senior Executive’s accounts under the SRP, to the extent not already vested;

•	reimbursement for any legal fees and expenses incurred by the Senior Executive in seeking in good faith to enforce the Change in Control Agreement or in connection with any tax audit or proceeding relating to the application of parachute payment excise taxes to any payment or benefit under the Change in Control Agreement; and

•	an amount equal to his Annual Incentive Compensation Plan bonus computed as if the target level of performance had been achieved, multiplied by a fraction, the numerator of which is the number of the Senior Executive’s months of participation during the calendar year through the date of Change in Control and the denominator of which is 12.
          In general, “Change in Control” means
•	the individuals who are incumbent directors cease for any reason to constitute a majority of the members of our Board of Directors;

•	the consummation of a merger of us or our affiliate with another entity, unless the individuals and entities who were the beneficial owners of our voting securities outstanding immediately prior to such merger own, directly or indirectly, at least 50% of the combined voting power of our voting securities, the surviving entity or the parent of the surviving entity outstanding immediately after such merger;

•	any person, other than us, our affiliate or another specified owner (as defined in the Change in Control Agreements), becomes a beneficial owner, directly or indirectly, of our securities representing 30% or more of the combined voting power of our then outstanding voting securities;

•	a sale, transfer, lease or other disposition of all or substantially all of our assets (as defined in the Change in Control Agreements) is consummated (an “asset sale”), unless (i) the individuals and entities who were the beneficial owners of our voting securities immediately prior to such asset sale own, directly or indirectly, 50% or more of the combined voting power of the voting securities of the entity that acquires such assets in such asset sale or its parent immediately after such asset sale in substantially the same proportions as their ownership of our voting securities immediately prior to such asset sale or (ii) the individuals who comprise our Board of Directors immediately prior to such asset sale constitute a majority of the board of directors or other governing body of either the entity that acquired such assets in such asset sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or

•	our stockholders approve a plan of complete liquidation or dissolution of us.
Payments in the Event of a Change in Control and Termination of Employment by the Senior Executive for Good Reason or by the Company or its Successor Without Cause
          Pursuant to the Change in Control Agreements, the Company (or its successor) will pay severance benefits to a Senior Executive if the Senior Executive’s employment is terminated following, or in connection with, a Change in Control, unless: (i) the Senior Executive resigns without good reason; (ii) the Company terminated the employment of the Senior Executive for cause; or (iii) the employment of the Senior Executive is terminated by reason of death or disability.
          If a Senior Executive meets the criteria for payment of severance benefits due to termination of employment following a Change of Control, he will receive the following benefits in addition to the benefits described above under “Payments in the Event of a Change in Control”:
•	a lump-sum payment equal to three times the Senior Executive’s highest base salary (as defined in the Change of Control Agreement);

•	a lump-sum payment equal to the Senior Executive’s earned highest bonus amount (as defined in the Change of Control Agreement), prorated based upon the number of days of his service during the performance period (reduced by any payments received by the Senior Executive under the Company’s Annual Incentive Compensation Plan, in connection with the Change in Control if the Senior Executive’s termination of employment occurs during the same calendar year in which the Change in Control occurs);

•	a lump-sum payment equal to three times the greater of (i) the Senior Executive’s earned highest bonus amount or (ii) the Senior Executive’s highest base salary multiplied by the Senior Executive’s applicable multiple, which is 1.20; 0.80; 0.70; .0.75; and 0.70 for Messrs. Deaton, Ragauss; Craighead; Crain and O’Donnell, respectively;

•	continuation of accident and health insurance benefits for an additional three years;

•	a lump-sum payment equal to the sum of (i) the cost of the Senior Executive’s perquisites in effect prior to his termination of employment for the remainder of the calendar year and (ii) the cost of the Senior Executive’s perquisites in effect prior to his termination of employment for an additional three years;

•	a lump-sum payment equal to the undiscounted value of the benefits the Senior Executive would have received had he continued to participate in the Thrift Plan, the Pension Plan and the SRP for an additional three years, assuming for this purpose that:
(1)	the Senior Executive’s compensation during that three-year period were his highest base salary and earned highest bonus amount, and

(2)	the Senior Executive’s contributions to and accruals under those plans remained at the levels in effect as of the date of the Change in Control or the date of termination, whichever is greater;

•	eligibility for our retiree medical program if the Senior Executive would have become entitled to participate in that program had he remained employed for an additional three years[1];

•	a lump-sum payment equivalent to 36 multiplied by the monthly basic life insurance premium applicable to the Senior Executive’s basic life insurance coverage on the date of termination;

•	a lump-sum payment of $30,000 for outplacement services; and

•	a lump-sum payment equal to the amount of interest that would be earned on any of the foregoing payments subject to a six-month payment delay under Section 409A using the six-month London Interbank Offered Rate plus two percentage points.
Payments Upon Termination of Employment in Connection With the Sale of a Business Unit
     If (i) on December 31, 2010 we or one of our affiliates sold a business unit, (ii) on December 31, 2010 the Senior Executive’s employment with us terminated in connection with the sale, and (iii) the sale did not constitute a Change in Control, he would receive the following:
•	a pro rata portion of the Senior Executive’s then outstanding restricted stock awards granted by us would have become vested and nonforfeitable. The forfeiture restrictions would have lapsed as to that number of shares of restricted stock that were subject to forfeiture restrictions on December 31, 2010, multiplied by the applicable reduction factor, the number of days during the period commencing on the date of grant of the award and ending on December 31, 2010, divided by the number of days the Senior Executive would be required to work to achieve full vesting under the normal vesting provisions of the award;

•	all outstanding stock options would have become fully vested and exercisable; and

•	an amount equal to his earned Annual Incentive Compensation Plan bonus, prorated based upon the number of months of the Senior Executive’s participation in the Annual Incentive Compensation Plan during the calendar year.
Payments Upon Death or Disability
     If the Senior Executive had terminated employment with us on December 31, 2010 due to death or disability, he would receive the following:
•	all outstanding restricted stock awards granted by us would have become fully vested and nonforfeitable;

•	all outstanding stock options granted by us would have become fully vested and exercisable;

•	a lump-sum cash payment in an amount equal to $100 multiplied by the number of performance units specified in the Senior Executive’s performance unit award agreement, multiplied by the number of days during the performance period through December 31, 2010, divided by the number of days during the performance period;

•	accelerated vesting of all the Senior Executive’s accounts under the SRP, to the extent not already vested; and

•	an amount equal to his earned Annual Incentive Compensation Plan bonus, prorated based upon the number of months of the Senior Executive’s participation in the Annual Incentive Compensation Plan during the calendar year.
Payments Upon Retirement
     If the Senior Executive had terminated employment on December 31, 2010 and meets the eligibility requirements for retirement, he would receive the following benefits:

(1)	The value of this benefit is the aggregate value of the medical coverage utilizing the assumptions applied under FASB ASC Topic 715, Compensation-Retirement Benefits.

•	all outstanding stock options granted by us would have become fully vested and exercisable;

•	a lump-sum cash payment in an amount equal to the applicable performance unit value multiplied by the number of performance units specified in the Senior Executive’s performance unit award agreement, multiplied by the number of days during the performance period through December 30, 2010, divided by the number of days during the performance period;

•	accelerated vesting of all the Executive’s accounts under the SRP, to the extent not already vested; and

•	an amount equal to his earned Annual Incentive Compensation Plan bonus, prorated based upon the number of months of the Senior Executive’s participation in the Annual Incentive Compensation Plan during the calendar year.
Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control
     The Baker Hughes Executive Severance Plan provides for payment of certain benefits to the Senior Executives as a result of an involuntary termination of employment provided that (i) the executive signs a release agreement substantially similar to the form of release agreement set forth in the Executive Severance Plan, (ii) during the two-year period commencing on the date of termination of employment he complies with the noncompetition and non-solicitation agreements contained in the Executive Severance Plan and (iii) the executive does not disclose our confidential information. Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the Senior Executive by us under any other plan, program or individual contractual arrangement.
     If the Senior Executive meets the criteria for payment of severance benefits due to an involuntary termination, we will pay him the following benefits:
•	a lump-sum cash payment equal to one and one-half times the Senior Executive’s annual base salary in effect immediately prior to his termination of employment; and

•	outplacement services for a period of 12 months, but not in excess of $10,000; and

•	if the Senior Executive’s termination of employment results from a reduction of employment or the elimination of his job, an amount equal to his earned Annual Incentive Compensation Plan bonus, prorated based upon the number of months of the Senior Executive’s participation in the Annual Incentive Compensation Plan during the calendar year.
Termination of Employment for Any Reason
     If the Senior Executive had terminated employment with us on December 31, 2010 for any reason, including his resignation or his involuntary termination of employment for cause, he would have been entitled to receive those vested benefits to which he is entitled under the terms of the employee benefit plans in which he is a participant as of the date of termination of employment. Unless the Senior Executive were to have incurred a termination of employment by us for cause he would also have been entitled to any vested outstanding stock options.

     The table below assumes a termination date or change in control date of December 31, 2010, the last business day of the fiscal year. The value of equity compensation awards (accelerated vesting of stock options and restricted stock awards) is based on the closing price of our common stock of $57.17 on the New York Stock Exchange on December 31, 2010.

	Chad C. Deaton	Peter A. Ragauss	Martin S. Craighead	Alan R. Crain	John A. O’Donnell
	($)	($)	($)	($)	($)
Payments Upon a Change in Control Without Termination of Employment
Accelerated Vesting of Option Awards	4,497,011	1,452,484	1,397,980	1,005,549	724,163
Accelerated Vesting of Restricted Stock Awards	6,993,206	2,348,601	2,395,251	1,601,732	952,567
Payment in Settlement of Performance Unit Awards	5,716,700	1,775,055	1,583,577	1,294,143	574,860
Excise Tax Gross-Up	—	—	—	—	—
Annual Incentive Bonus	1,524,000	603,000	630,000	366,000	247,200

TOTAL	18,730,917	6,179,140	6,006,808	4,267,424	2,498,790

Payments in the Event of a Change in Control and Termination of Employment With Good Reason or by the Company Without Cause
Accelerated Vesting of Option Awards	4,497,011	1,452,484	1,397,980	1,005,549	724,163
Accelerated Vesting of Restricted Stock Awards	6,993,206	2,348,601	2,395,251	1,601,732	952,567
Payment in Settlement of Performance Unit Awards	5,716,700	1,775,055	1,583,577	1,294,143	574,860
Excise Tax Gross-Up	6,548,454	2,657,846	2,885,500	—	—
Severance Payment	9,335,652	3,819,000	3,990,000	2,964,926	1,978,346
Earned Highest Bonus Amount Prorated	1,841,884	603,000	630,000	500,309	247,449
Continuation of Accident and Health Insurance Benefits	64,723	75,464	75,615	73,309	43,474
Perquisite Payment	75,000	60,000	60,000	60,000	60,000
Payment for Loss of Thrift Plan, SRP and Pension Plan Accruals	1,277,667	496,829	437,385	412,809	276,968
Life Insurance Premium Payment	9,480	5,335	5,335	3,882	3,283
Outplacement Services	30,000	30,000	30,000	30,000	30,000
Interest Paid For Section 409A Six-Month Delay	292,856	116,769	119,962	93,679	61,143

TOTAL	36,682,633	13,440,383	13,610,605	8,040,338	4,952,253

Payments upon Termination of Employment in Connection With the Sale of a Business Unit
Accelerated Vesting of Option Awards	4,497,011	1,452,484	1,397,980	1,005,549	724,163
Accelerated Vesting of Restricted Stock Awards (1)	3,684,766	1,210,617	1,126,560	851,713	485,376
Annual Incentive Bonus	1,524,000	603,000	630,000	366,000	247,200

TOTAL	9,705,777	3,266,101	3,154,540	2,223,262	1,456,739

Payments upon Death or Disability

Accelerated Vesting of Option Awards	4,497,011	1,452,484	1,397,980	1,005,549	724,163
Accelerated Vesting of Restricted Stock Awards	6,993,206	2,348,601	2,395,251	1,601,732	952,567
Payment in Settlement of Performance Units	5,716,700	1,775,055	1,583,577	1,294,143	574,860
One-Half Base Salary Payment	1,153,757 (2)	—	—	—	—
Annual Incentive Bonus (3)	1,524,000	603,000	630,000	366,000	247,200

TOTAL	19,884,674	6,179,140	6,006,808	4,267,424	2,498,790

Payments upon Retirement

Accelerated Vesting of Option Awards	—	—	1,397,980	1,005,549	724,163
Payment in Settlement of Performance Units	—	—	1,583,577	1,294,143	574,860
Annual Incentive Bonus	—	—	—	366,000	247,200

TOTAL	-	—	2,981,557	2,665,692	1,546,223

Payments Upon Termination of Employment for Good Reason or by the Company Without Cause (4)

2x Base Salary	2,540,000	—	—	—	—
Earned Highest Bonus Amount	1,841,884	—	—	—	—

	Chad C. Deaton	Peter A. Ragauss	Martin S. Craighead	Alan R. Crain	John A. O'Donnell
	($)	($)	($)	($)	($)
Continuation of Perquisites	45,833	—	—	—	—
Continuation of Medical Insurance	19,871	—	—	—	—
Life Insurance Premium Payment	5,793	—	—	—	—
Lump-Sum Payment Equal to Continued Company Contributions to SRP	703,209	—	—	—	—
Interest Paid For Section 409A Six-Month Delay	126,155	—	—	—	—

TOTAL	5,282,746	—	—	—	—

Payments Upon Involuntary Termination of Employment Not in Connection with a Change of Control
1 1/2x Base Salary	(5)	1,005,000	1,050,000	732,000	618,000
Outplacement Services	(5)	10,000	10,000	10,000	10,000
Annual Incentive Bonus	(5)	603,000	630,000	366,000	247,200

TOTAL	(5)	1,618,000	1,690,000	1,108,000	875,200

(1)	Upon sale of a business unit, unvested Restricted Stock Awards are accelerated on a Pro Rata basis pursuant to the Terms and Conditions of the awards.

(2)	Pursuant to his employment agreement, upon death or disability, Mr. Deaton or his estate receives a lump-sum cash payment equal to one-half his then base salary for each year (prorated for partial years) during the remaining term of the employment agreement. The remaining NEOs are not eligible for any base salary payment upon death or disability.

(3)	Under his employment agreement, upon death or disability, Mr. Deaton receives a lump-sum cash payment equal to his expected value incentive bonus for the year of termination and any other bonus programs for the fiscal year in which the termination occurs. The other NEOs receive an amount equal to his earned Annual Incentive Compensation Plan bonus, prorated based upon the number of months of the NEO’s participation in the Annual Incentive Compensation Plan during the calendar year.

(4)	The following payment types related to termination of employment for good reason or by the Company without cause only apply to Mr. Deaton under his employment agreement.

(5)	See “Payments Upon Termination of Employment for Good Reason or by the Company Without Cause” for payments related to involuntary termination not in connection with a change of control for Mr. Deaton.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee held four meetings during fiscal year 2010. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.
Claire W. Gargalli (Chair)
Clarence P. Cazalot, Jr.
Edward P. Djerejian
Pierre H. Jungels
J. Larry Nichols
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During the year ended December 31, 2010, the Compensation Committee consisted of Ms. Gargalli (Chair), Messrs. Cazalot, Jr., Djerejian, Jungels and Nichols all of whom were independent non-management directors. None of the Compensation Committee members has served as an officer or employee of the Company, and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company’s Board of Directors.

DIRECTOR COMPENSATION
     The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-management directors during the fiscal year ended 2010. For a description of the fees and other awards payable to the Company’s directors, please refer to the section titled “Corporate Governance — Board of Directors” contained elsewhere in this proxy statement.

	Fees Earned or Paid	Stock Awards	Option Awards
	in Cash	(1,2)	(1,2)	All Other Compensation	Total
Name	($)	($)	($)	($)	($)
Larry D. Brady	87,500	139,996	29,767	0	257,263
Clarence P. Cazalot, Jr.	93,104	139,996	29,767	0	262,867
Edward P. Djerejian	85,000	139,996	29,767	0	254,763
Anthony G. Fernandes	100,000 (3)	139,996	29,767	0	269,763
Claire W. Gargalli	83,146	139,996	29,767	0	252,909
Pierre H. Jungels	85,000	139,996	29,767	0	254,763
James A. Lash	96,896	139,996	29,767	0	266,659
J. Larry Nichols	80,000	139,996	29,767	0	249,763
James L. Payne	50,625	0 (4)	36,126	1,199,380 (5)	1,286,131
H. John Riley, Jr.	103,104 (3)	139,996	29,767	0	272,867
James W. Stewart	54,004	0 (4)	36,126	0	90,130
Charles L. Watson	85,000	139,996	29,767	0	254,763

(1)	A restricted stock award was made on January 19, 2010. Stock option awards were made on January 19, 2010 and July 21, 2010 at an exercise price of $47.28 and $49.17, respectively. The amounts included in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of the awards made to non-management directors computed in accordance with FASB ASC Topic 718. The value ultimately realized by the director upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 5 — Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended December 31, 2010.

(2)	The following table shows the aggregate number of stock awards and options awards outstanding for each non-management director as of December 31, 2010 as well as the grant date fair value of stock awards and option grants made during 2010:

			Grant Date Fair
	Aggregate Stock	Aggregate Option	Value of Stock
	Awards Outstanding	Awards Outstanding as	and Option Awards
	as of December 31	of December 31	made during 2010
Name	(#)	(#)	($)
Larry D. Brady	6,637	5,819	169,763
Clarence P. Cazalot, Jr.	6,637	7,546	169,763
Edward P. Djerejian	6,637	5,565	169,763
Anthony G. Fernandes	6,637	10,859	169,763
Claire W. Gargalli	6,637	7,546	169,763
Pierre H. Jungels	6,637	5,232	169,763
James A. Lash	6,637	7,546	169,763
J. Larry Nichols	6,637	7,546	169,763
James L. Payne	0	38,515 (6)	36,126 (4)
H. John Riley, Jr.	6,637	7,546	169,763
James W. Stewart	0	828,948 (6)	36,126 (4)
Charles L. Watson	6,637	7,546	169,763

(3)	Messrs. Fernandes and Riley previously elected to have their fees deferred and thus the amounts shown above were paid to their deferred compensation accounts pursuant to the Director Compensation Deferral Plan (discussed below).

(4)	Messrs. Payne and Stewart were not directors at the time of the option and restricted stock award grant in January 2010 as the merger with BJ Services had not closed yet, but each received an award of 1,155 options to purchase shares of the Company on July 21, 2010 and an additional award of 1,000 options to purchase shares of the Company on July 22, 2010.

(5)	Mr. Payne received a lump-sum payout on October 1, 2010 pursuant to the termination of the BJ Services Company Directors’ Benefit Plan.

(6)	This amount includes outstanding options that were granted by BJ Services and were converted into options to purchase shares of Baker Hughes upon the closing of the merger.
     The Baker Hughes Incorporated Director Compensation Deferral Plan, as amended and restated effective January 1, 2009 (the “Deferral Plan”), is intended to provide a means for members of our Board of Directors to defer compensation otherwise payable and provide flexibility with respect to our compensation policies. Under the provisions of the Deferral Plan, directors may elect to defer income with respect to each calendar year. The compensation deferrals may be stock option-related deferrals or cash-based deferrals.

AUDIT/ETHICS COMMITTEE REPORT
     The Audit/Ethics Committee is comprised of four members, each of whom is independent, as defined by the standards of the NYSE, the rules of the SEC, and under the Company’s policy for director independence (“Policy for Director Independence”). Under the Charter of the Audit/Ethics Committee (attached as Annex B to this Proxy Statement), the Audit/Ethics Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function and the review and pre-approval of the current year audit and non-audit fees with the Company’s Independent Registered Public Accounting Firm. The Audit/Ethics Committee also oversees the Company’s policies with respect to risk assessment and risk management and compliance programs relating to legal and regulatory requirements.
     During the year ended December 31, 2010, the Audit/Ethics Committee held thirteen meetings and otherwise met and communicated with management and with Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s Independent Registered Public Accounting Firm for 2010. Deloitte & Touche discussed with the Audit/Ethics Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by the Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance.” The Audit/Ethics Committee also discussed with Deloitte & Touche its independence from the Company and received the written disclosures and the letter from Deloitte & Touche concerning independence as required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit/Ethics Committee also reviewed the provision of services by Deloitte & Touche not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of Deloitte & Touche. Deloitte & Touche also periodically reported the progress of its audit of the effectiveness of the Company’s internal control over financial reporting.
     The Audit/Ethics Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit/Ethics Committee reviewed and discussed with management, the Company’s internal auditors and Deloitte & Touche the interim financial information included in the March 31, 2010, June 30, 2010 and September 30, 2010 Form 10-Qs prior to their being filed with the SEC. The Audit/Ethics Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2010 with management, the Company’s internal auditors and Deloitte & Touche. Deloitte & Touche informed the Audit/Ethics Committee that the Company’s audited financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. The Audit/Ethics Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of the Sarbanes-Oxley Act and related regulations.
     The Audit/Ethics Committee has discussed with Deloitte & Touche the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
     Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit/Ethics Committee, the Audit/Ethics Committee recommended to the Board of Directors, and the Board has approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
Anthony G. Fernandes (Chairman)
Larry D. Brady
Clarence P. Cazalot, Jr.
James A. Lash
J. Larry Nichols

PROPOSAL NO. 2
RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit/Ethics Committee has selected the firm of Deloitte & Touche LLP (“Deloitte & Touche”) as our Independent Registered Public Accounting Firm to audit the Company’s books and accounts for the year ending December 31, 2011. Deloitte & Touche served as our Independent Registered Public Accounting Firm for fiscal year 2010. While the Audit/Ethics Committee is responsible for the appointment, compensation, retention, termination and oversight of the Independent Registered Public Accounting Firm, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Deloitte & Touche as our principal Independent Registered Public Accounting Firm. If the stockholders fail to ratify the selection, the Audit/Ethics Committee will reconsider whether to retain Deloitte & Touche and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit/Ethics Committee may, in its discretion, direct the appointment of a different Independent Registered Public Accounting Firm at anytime during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.
     Deloitte & Touche’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.
Recommendation of the Board of Directors
          Your Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2011.
FEES PAID TO DELOITTE & TOUCHE LLP
     Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte Entities”) billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the table below for services provided during 2010 and 2009. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting, (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and (iii) professional services rendered for tax compliance, tax advice, and tax planning.

	2010	2009
	$	$
	(in millions)	(in millions)
Audit fees	15.8	12.4
Audit-related fees	0.6	0.3
Tax fees	1.5	1.3
Total	17.9	14.0
     Audit fees include fees related to the audit of the Company’s annual financial statements, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting. Audit-related fees are primarily for assistance in connection with various registration statements, proxy statements and related matters involving our merger with BJ Services, debt offerings and business restructurings.
     Tax fees are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in 22 of the more than 90 countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings and advice on the tax effect of other structuring and operational matters.
     All other fees include fees for audit and other services to various Company sponsored employee benefit plans which fees are incurred by and paid by the respective plans.

     In addition to the above services and fees, Deloitte Entities provide audit and other services to various Company sponsored benefit plans which fees are incurred by and paid by the respective plans. Fees paid to Deloitte Entities for these services totaled approximately $0.2 million in 2010 and $0.3 million in 2009.
Pre-Approval Policies and Procedures
     The Audit/Ethics Committee has adopted guidelines for the pre-approval of audit and permitted non-audit services by the Company’s Independent Registered Public Accounting Firm. The Audit/Ethics Committee will consider annually and, if appropriate, approve the provision of audit services by its Independent Registered Public Accounting Firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit/Ethics Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement with estimated non-audit fees of $15,000 or more that does not fit within the definition of a pre-approved service are presented to the Chairman of the Audit/Ethics Committee for pre-approval. The Chairman of the Audit/Ethics Committee will report any specific approval of services at its next regular meeting. The Audit/Ethics Committee will review a summary report detailing all services being provided to the Company by its Independent Registered Public Accounting Firm. All of the fees and services described above under “audit fees,” “audit-related fees” and “tax fees” were approved under the Guidelines for Pre-Approval of Audit and Non-Audit Fees of the Independent Registered Public Accounting Firm and pursuant to Section 202 of SOX.

PROPOSAL NO. 3
THE REAPPROVAL OF THE PERFORMANCE CRITERIA FOR AWARDS UNDER THE ANNUAL INCENTIVE
COMPENSATION PLAN, AS REQUIRED BY SECTION 162(m) OF THE INTERNAL REVENUE CODE
Background
     The Company’s stockholders are being asked to reapprove the performance criteria that may apply to annual performance bonuses granted under the Annual Incentive Compensation Plan. Stockholder approval of the performance-based compensation measures under the Annual Incentive Compensation Plan is required every five years in order to qualify compensation under the Annual Incentive Compensation Plan as exempt from Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Code”), thereby allowing the Company to deduct for federal income tax purposes compensation paid under the Annual Incentive Compensation Plan. If stockholders do not reapprove the performance criteria, the Company will not be able to grant awards under the Annual Incentive Compensation Plan that are intended to be performance-based compensation under Section 162(m) of the Code. If that happens, we may not be entitled to a tax deduction for some or all of the short-term incentives provided to our chief executive officer and our other most highly compensated executive officers.
     In 1995 the Board of Directors adopted, and the stockholders approved, the Annual Incentive Compensation Plan, which provides for cash bonuses for officers and key employees of the Company and its affiliates based upon the achievement of performance goals for the year. The performance criteria for bonuses under the Annual Incentive Compensation Plan were subsequently approved at the 2001 and 2006 stockholders meetings in order to continue the qualification of the Annual Incentive Compensation Plan under Section 162(m) of the Code.
     The Annual Incentive Compensation Plan provides officers of the Company with performance incentives that are designed to align the interests of the officers with those of the Company’s stockholders. The Board of Directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company.
     The Annual Incentive Compensation Plan is administered by the Compensation Committee. The Compensation Committee has exclusive authority to (i) select the participants each year, (ii) establish award opportunities for each participant, (iii) establish the performance goals for each participant, and (iv) determine the extent to which the performance goals have been attained.
Section 162(m) of the Code
     Section 162(m) of the Code imposes a $1,000,000 annual limitation on the deduction for compensation paid to each of the principal executive officer and our next three highest-paid officers other than the principal financial officer. The deduction limitation does not apply to performance-based compensation that satisfies certain requirements of Section 162(m) of the Code. One such requirement is that the material terms of the performance goals must be approved by the stockholders before the performance-based compensation is paid. The material terms include the following: (1) the eligibility of employees to receive compensation upon attainment of the goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal. The stockholder approval of the performance criteria under the Annual Incentive Compensation Plan serves the purpose of facilitating the tax deductibility of awards under the Annual Incentive Compensation Plan.
Performance Criteria
     The following summary of the material features of the performance criteria for awards under the Annual Incentive Compensation Plan is qualified by reference to the copy of the Annual Incentive Compensation Plan which is attached as Annex C to this Proxy Statement.
     Performance bonuses may be granted under the Annual Incentive Compensation Plan to officers and key employees of the Company and its affiliates who are in a position to significantly contribute to the growth and profitability of the Company and/or its affiliates.
     Under the Annual Incentive Compensation Plan, performance bonuses are subject to the satisfaction of one or more performance goals during the applicable calendar year performance period. Performance goals for awards will be determined by the Compensation Committee and will be designed to support the Company’s business strategy and align participants’ interests with stockholder interests. Performance goals will be based on one or more of the following business criteria: Profit After Tax (as defined in the

Annual Incentive Compensation Plan), Baker Value Added (as defined in the Annual Incentive Compensation Plan), earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios, net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, and cost ratios. Profit After Tax means revenues minus cost of sales (the cost of products sold and the cost of providing services, including personnel costs, repair and maintenance costs, freight/custom, depreciation and other costs (e.g., commission and royalty directly relating to the service provided) minus operating expenses (costs incurred in non-manufacturing areas to provide products and services to customers) (e.g., finance and administrative support) minus income taxes). In the case of a participant other than a covered employee (within the meaning of Section 162(m) of the Code), up to 25 percent of his expected value bonus opportunity under the Annual Incentive Compensation Plan may be based on nonfinancial, subjective performance goals.
     Achievement of the goals may be based on one or more business criteria that apply to the participant, one or more business units or the Company as a whole. They may also be based on performance relative to a peer group, to results in other periods, or to other external measures. Items that are utilized in measuring the achievement of performance goals may be included or excluded if they are determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposal of a business, or related to a change in accounting principle, in each case based on Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 225-20, Income Statement, Extraordinary and Unusual Items, and FASB ASC 830-10, Foreign Currency Matters, Overall, or other applicable accounting rules, or consistent with the Company’s policies and practices for measuring the achievement of performance goals on the date the Committee establishes the goals.
     The Compensation Committee may, in its discretion, decrease the amount payable under any award. The Compensation Committee may, in its discretion, increase the amount payable under an award to a participant who is not a covered employee (as defined in Section 162(m) of the Code), but is not permitted to increase the amount payable under an award to a participant who is a covered employee. Under the Annual Incentive Compensation Plan, the maximum annual performance bonus that may be granted under the Annual Incentive Compensation Plan is $4,000,000.
     No compensation will be paid under the Annual Incentive Compensation Plan to Section 162(m) covered employees in respect of performance periods commencing after 2010 unless the Company’s stockholders reapprove the performance criteria for awards under the Annual Incentive Compensation Plan.
     The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required for the approval of this proposal.
Recommendation of the Board of Directors
     Your Board of Directors recommends a vote FOR reapproval of the performance criteria for awards under the Annual Incentive Compensation Plan.

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
     The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company; however, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal.
     As discussed previously in the Compensation Discussion and Analysis section beginning on page 11, we believe that our compensation policies and decisions are focused on pay for performance principles, as well as being strongly aligned with the long-term interests of our stockholders and being competitive in the marketplace. The Company’s principal compensation policies, which enable the Company to attract and retain strong and experienced senior executives to lead the Company successfully in a volatile industry and economic environment, include:
•	reward performance that supports the Company’s core values of integrity, teamwork, performance and learning;

•	provide a significant percentage of total compensation that is variable because it is at risk, based on predetermined performance criteria;

•	require significant stock holdings to align the interests of senior executives with those of stockholders;

•	design competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced senior executives; and

•	set compensation and incentive levels that reflect competitive market practices.
     We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
     “RESOLVED, that the Company’s stockholders approve, on an advisory basis, the named executive officer compensation, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the related tabular and narrative disclosures.”
     The affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote is required for the approval of this proposal.
Recommendation of the Board of Directors
     Your Board of Directors recommends a vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the related tabular and narrative disclosures.

PROPOSAL NO. 5
ADVISORY VOTE ON THE FREQUENCY OF THE HOLDING OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
     The Company is presenting the following proposal, which gives you as a stockholder the opportunity to inform the Company as to how often you wish the Company to include a proposal, similar to Proposal No. 4 above, in our proxy statement. This resolution is required pursuant to Section 14A of the Securities Exchange Act.
     Section 14A requires that the Company include a non-binding advisory vote on executive compensation every one, two or three years. After careful consideration of this proposal, our Board of Directors has decided not to make a recommendation as to whether the advisory vote on executive compensation should occur every one, two or three years.
     You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years when you vote in response to the resolution set forth below.
     “RESOLVED, that a non-binding advisory vote of the stockholders to approve, on an advisory basis, the compensation of the Company’s executive officers, be held at an Annual Meeting of the Stockholders, beginning with the 2011 Annual Meeting of the Stockholders, (1) every one year, (2) every two years or (3) every three years.”
     The option of one year, two years, or three years that receives the highest number of votes cast by stockholders will be considered as the frequency for the non-binding advisory vote on executive compensation that has been selected by stockholders. However, because the vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option that receives the highest number of votes by our stockholders.

PROPOSAL NO. 6
STOCKHOLDER PROPOSAL
MAJORITY VOTE STANDARD FOR DIRECTOR ELECTIONS
     The following proposal was submitted to Baker Hughes by the United Brotherhood of Carpenters Pension Fund (with an address of 101 Constitution Avenue, N.W., Washington D.C. 20001) who is the owner of 6,531 shares of the Company’s Common Stock, and is included in this Proxy Statement in compliance with SEC rules and regulations. The proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below.
Director Election Majority Vote Standard Proposal
     Resolved: That the shareholders of Baker Hughes Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.
     Supporting Statement: Baker Hughes’ Board of Directors should establish a majority vote standard in director elections in order to provide shareholders a meaningful role in these important elections. The proposed majority vote standard requires that a director nominee receive a majority of the votes cast in an election in order to be formally elected. Under the Company’s current plurality standard, a board nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee. We believe that a majority vote standard in board elections establishes a challenging vote standard for board nominees, enhances board accountability, and improves the performance of boards and individual directors.
     Over the past five years, a significant majority of companies in the S&P 500 Index has adopted a majority vote standard in company bylaws, articles of incorporation, or charter. These companies have also adopted a director resignation policy that establishes a board-centered post-election process to determine the status of any director nominee that is not elected. This dramatic move to a majority vote standard is in direct response to strong shareholder demand for a meaningful role in director elections. However, Baker Hughes has responded only partially to the call for change, simply adopting a post-election director resignation policy that sets procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. The plurality vote standard remains in place.
     Baker Hughes’ Board of Directors has not acted to establish a majority vote standard, retaining its plurality vote standard, despite the fact that many of the self-identified peer companies including Anadarko Petroleum Corporation, Apache Corporation, Halliburton Corporation, National Oilwell Varco, Inc., Schlumberger Limited, and Smith International, Inc. have adopted majority voting. The Board should take this critical first step in establishing a meaningful majority vote standard. With a majority vote standard in place, the Board can then act to refashion its director resignation policy to address the status of unelected directors. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors at Baker Hughes, while reserving for the Board an important post-election role in determining the continued status of an unelected director. We urge the Board to join the mainstream of major U.S. companies and establish a majority vote standard.
Recommendation of the Board of Directors
     The Board of Directors recommends a vote AGAINST the approval of the stockholder proposal regarding a director election majority vote standard for these reasons:
     Opposition Statement of the Company: The Board of Directors is committed to strong corporate governance and it is its fiduciary duty to act in the best interests of the Company’s stockholders. The Board has consistently and continuously demonstrated its commitment to good governance, including the adoption of the Director Resignation Policy described below and taking the action necessary to declassify the Board. The proposal at issue would not further enhance the ability of stockholders to impact the outcome of director elections. In addition, our stockholders decided against this proposal at the 2010 Annual Meeting. This same proposal received 37% support at the 2010 Annual Meeting while 55% of the votes cast were against the proposal and 8% either abstained or were broker non-votes.

     Baker Hughes is incorporated under the laws of Delaware, and stockholders currently elect its directors by plurality voting. Plurality voting is the normal standard under Delaware law and has long been the accepted standard among most public companies. Consequently, the rules governing plurality voting are well established and understood.
     The Board is proactive in ensuring that it remains familiar with corporate governance developments including those pertaining to majority voting in the election of directors. As a result, the Board has already addressed the concerns expressed in the proposal at issue. In particular, during 2005 the Board adopted a policy (Director Resignation Policy) which is set forth in the Company’s Corporate Governance Guidelines at www.bakerhughes.com/investor. Under the Director Resignation Policy any director nominee who receives a greater number of votes “withheld” than votes “for” such election shall submit his or her offer of resignation. The Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board has also amended the Company’s Bylaws to incorporate this policy.
     We believe that this existing Director Resignation Policy provides stockholders with a meaningful and significant voice in the election of directors, while preserving the Board’s ability to exercise its independent judgment in a way that best serves the interests of both the Company and the stockholders. It provides for a detailed case-by-case analysis. By allowing stockholders to express their preferences regarding director nominees, the Director Resignation Policy already accomplishes the primary objective of the proposal at issue, and therefore the adoption of a majority vote standard is unnecessary. In addition, stockholders of other public companies have rejected similar stockholder proposals when those companies followed a policy similar to the Baker Hughes Director Resignation Policy.
     The stockholder proposal’s characterization of our plurality voting standard, particularly the statement that a director could be elected with a single vote, is misleading as well as highly unrealistic. As an example, in the past 10 years, the average affirmative vote for directors has been close to 90% of the shares voted through the plurality voting process with no director receiving less than 84% of the votes cast. As a result, the adoption of a majority voting standard would not have affected the outcome of the elections in any of these years. Not only have our directors historically received high levels of support, but, we also maintain a comprehensive director nomination and election process. The nomination and election process has been instrumental in the construction of a Board that is comprised of highly qualified directors from diverse backgrounds. In addition, other than Messrs. Deaton, Nichols and Stewart, all director nominees are independent as defined under the New York Stock Exchange listing standards. Because our stockholders have a history of electing highly qualified and independent directors using a plurality voting system, a change in the director election process is neither necessary nor appropriate in order to enhance the Company’s corporate governance.
     In evaluating this proposal, the Board has determined that the Director Resignation Policy incorporated in the Company’s Bylaws and our Corporate Governance Guidelines allow the Board to consider and address stockholder concerns without creating undue uncertainty. In contrast, the stockholder proposal does not address what would occur if a candidate fails to receive the requisite majority vote. Under Delaware law and Baker Hughes’ Bylaws, the possible scenarios include an incumbent director remaining in office until a successor is elected and qualified, the Board of Directors electing a director to fill a vacancy, or the position remaining vacant. All of these alternatives, in the view of Baker Hughes’ Board of Directors are less desirable than the current system which allows for election of directors by plurality vote subject to the Director Resignation Policy. Notwithstanding these prior actions, the Board of Directors will continue to monitor the majority vote issue and will take additional necessary steps in the future consistent with the Company’s commitment to act in the best interests of our stockholders.
     The Board of Directors believes that adherence to sound corporate governance policies and practices is key to ensuring that the Company is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of our stockholders. The existing director election policies in place adhere to these standards as well as provide stockholders with a meaningful and significant voice in the election of directors. Additionally, the proposal at issue was soundly rejected at our 2010 Annual Meeting. For these reasons and the reasons presented above, the Board does not believe that the proposal is in the best interests of the Company or our stockholders.
     For the foregoing reasons, the Board of Directors recommends a vote AGAINST the approval of the Stockholder Proposal regarding a director election majority vote standard.

ANNUAL REPORT
     The 2010 Annual Report on Form 10-K of the Company (the “Annual Report”), which includes audited financial statements for the fiscal year ended December 31, 2010, accompanies this Proxy Statement only if you have requested that a copy of this Proxy Statement be mailed to you. The Annual Report also is available electronically by following the instructions in the E-Proxy Notice, as described in the “Proxy Statement — Information About the Notice of Internet Availability of Proxy Materials” section of this Proxy Statement. However, the Annual Report is not part of the proxy soliciting information.
INCORPORATION BY REFERENCE
     To the extent that this Proxy Statement is incorporated by reference into any other filing by Baker Hughes under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit/Ethics Committee Report” (to the extent permitted by the rules of the SEC) as well as the annexes to this Proxy Statement, will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.
STOCKHOLDER PROPOSALS
     Proposals of stockholders intended to be presented at the 2012 Annual Meeting must be received by the Company by November 14, 2011 to be properly brought before the 2012 Annual Meeting and to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting. Such proposals should be mailed to the Company’s Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019. Nominations of directors by stockholders must be received by the Chairperson of the Governance Committee of the Company’s Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or the Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019 between October 13, 2011 and November 14, 2011 to be properly nominated before the 2012 Annual Meeting, although the Company is not required to include such nominees in its Proxy Statement.
OTHER MATTERS
     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

ANNEX A
BAKER HUGHES INCORPORATED
CORPORATE GOVERNANCE GUIDELINES
(As Amended February 24, 2011)
These Baker Hughes Incorporated Corporate Governance Guidelines are established by the Board of Directors (“Board”) as the principles for conduct of the Company’s business affairs to benefit its stockholders.
Board
The responsibility of the members of the Board is to exercise their business judgment to act in what they reasonably believe to be in the best interest of the Company and its stockholders. In addition to the Board’s general oversight of management’s performance of its responsibilities, the principal functions of the Board acting directly or through its Committees (as defined in “Committees of the Board”) include:
•	Providing effective oversight of the governance of the affairs of the Company in order to maximize long-term benefit to the stockholders

•	Maintaining a viable succession plan for the office of the Chief Executive Officer (“CEO”) of the Company and other members of senior management

•	Evaluating the performance of the Board and identifying and recruiting new members for the Board

•	Reviewing and approving long-term business plans

•	Appointing, approving the compensation and overseeing the work of the independent auditors

•	Overseeing certain compliance related issues, including accounting, internal audit, disclosure controls and internal controls, enterprise risk management and environmental policies

•	Reviewing quarterly earnings release and quarterly and annual financial statements to be filed with the Securities and Exchange Commission (“SEC”)

•	Evaluating and setting the compensation of the CEO and other members of senior management

•	Adopting an appropriate governance policy
Selection and Qualification of Directors — The Governance Committee will annually assess the needs of the Company and the Board in order to recommend to the Board the director candidates who will further the goals of the Company in representing the long-term interests of the stockholders. In particular, the Governance Committee will assess the special skills, expertise and backgrounds relevant to the Company’s business to determine whether or not a candidate has the character traits and breadth of business knowledge to make him or her an effective director, based on previously established criteria, as described in Exhibit A, “Guidelines for Membership on the Board of Directors”. The Governance Committee will annually assess the contributions of the directors whose terms expire at the next Annual Meeting of Stockholders and recommend to the Board if they should be nominated for re-election by stockholders. The Board will propose a slate of nominees to the stockholders for election to the Board at the next Annual Meeting, as described in Exhibit B, “Selection Process for New Board of Directors Candidates”.
Independence — The Board will be comprised of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”), as described in Exhibit C, “Policy for Director Independence, Audit/Ethics Committee Members and Audit Committee Financial Expert”. Annually, the Board will review the relationship that each director has with the Company to determine that the director has no material relationship with the Company, its affiliates or any member of the senior management of the Company, subject to additional qualifications prescribed under the listing standards of the New York Stock Exchange. The Company will not make any personal loans or extensions of credit to directors or executive officers.
Size and Term of the Board — In accordance with the Company’s Bylaws, the Board determines the number of directors on the Board, which currently will consist of not more than 11 directors. In accordance with the Company’s Restated Certificate of Incorporation, at each Annual Meeting of Stockholders, directors shall be elected for a term of one year ending on the date of the Annual Meeting of Stockholders following the annual meeting at which the directors were elected and will serve until their successors are elected and qualified or until his or her earlier death, retirement, resignation or removal. Stockholders may propose nominees for consideration by the Governance Committee, as described in Exhibit D, “Policy and Submission Procedures for Stockholder Recommended Director

Candidates,” by submitting within the prescribed time period the name and supporting information to: Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or to the Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019-2118 to be properly nominated before the next Annual Meeting of Stockholders, although the Company is not required to include such nominees in its proxy statement. Between such annual meetings, the Board may elect directors to serve until the next annual meeting.
Voting for Directors— Any nominee for director in an uncontested election who receives a “withhold” vote representing a majority of the votes cast for his or her election will be required to submit a letter of resignation to the Governance Committee of the Board of Directors. The Governance Committee will consider all of the relevant facts and circumstances and recommend to the Board of Directors whether or not the resignation should be accepted. For the purposes of this Section, an “uncontested election” shall mean an election in which the number of nominees as of the record date for the meeting at which directors are to be elected does not exceed the number of directors to be elected at such meeting.
Director Orientation and Continuing Education — The Governance Committee will periodically review and recommend to the Board a director orientation program that includes an initial and continuing orientations providing the director with comprehensive information about the Company’s business, one-on-one meetings with senior management and other officers of the Company, an overview of the Director Reference Manual and tours of the Company’s operations. The directors will be provided with continuing education materials covering upcoming seminars and conferences.
Independent Advisors — The Board and the Committees of the Board have the right at any time to retain independent outside financial, legal or other advisors.
Executive Sessions — The Board will meet in executive session with the CEO after each Board meeting. In addition, the independent directors of the Company will meet in executive session following each regularly scheduled Board meeting without any inside director or Company executives present. These executive session discussions may include any topic relevant to the business affairs of the Company as determined by the independent directors.
Lead Director — The Governance Committee will review and recommend to the Board a director to serve as Lead Director during executive sessions of the independent members of the Board. The Lead Director will be elected by the independent members of the Board; preside at all meeting of the Board of Directors at which the Chairman is not present, including executive sessions of independent directors; serve as liaison between the Chairman and the independent directors; have the authority to call meetings of the independent directors; consult with the Chairman on agendas for Board meeting and other matters pertinent to the Company and the Board.
Stockholder Communications — In order to provide the stockholders of the Company and other interested parties with a direct and open line of communication to the Company’s Board, procedures have been established, as described in Exhibit E, “Stockholder Communications with the Board of Directors.”
Termination of Director Status — In accordance with the Company’s Bylaws, a non-management director shall not stand for reelection as a director of the Company at the Annual Meeting following any of the occurrences set forth below. The following provisions may be waived by the Board (excluding the affected director) if the Board determines that such waiver would be in the best interest of the Company and its stockholders.
     Retirement — The director’s 72nd birthday.
     Attendance —Any fiscal year in which a director fails to attend at least 66% of the meetings of the Board and any Committees of the Board on which the director serves.
Termination of Inside Director Status — In accordance with the Company’s Bylaws, an inside director must resign from the Board (i) at the time of any diminution of his or her responsibilities as an officer; (ii) at the time of termination of employment by the Company for any reason; or (iii) on the director’s 72nd birthday.
Conflict of Interest — The Board expects each director, as well as senior management and employees, to act ethically at all times. Non-management directors may not serve on more than four other boards of publicly listed companies in addition to the Company’s Board of Directors. No officer of the Company may serve on a board of any company having a present or retired employee on the company’s Board. Additionally, officers of the Company may not serve as directors of any other publicly-held companies without the approval of the Governance Committee. The CEO may serve on no more than three boards of publicly-held companies, while other officers may serve on no more than one board of a publicly-held company or for profit company. Members of Audit/Ethics Committee of the Board may not simultaneously serve on the audit committees of more than three public companies. If a non-management director serving on the Company’s Board is asked to join another board of directors, prior notice shall be given to the Chairman of the Governance Committee and the Corporate Secretary of the Company. If an actual or potential conflict of interest arises for a director or senior management, the individual shall promptly inform the CEO or the Board. Any waivers of the Company’s Business Code of Conduct for a director or senior management will be determined by the Board or its designated Committee and will be publicly disclosed.
Board Compensation and Evaluation Procedures
Compensation — The Governance Committee will annually review compensation to determine director compensation and recommend any changes to the Board.
Company Stock Ownership — Each non-management director is expected to own at least four times his or her annual retainer in Company Common Stock. Such ownership level should be obtained within a reasonable period of time following the director’s election to the Board.
Evaluation — Any independent director may at any time provide the Chairman of the Governance Committee an evaluation of another independent director. Questions and observations regarding the evaluation of an independent director will be referred, as necessary, to the Lead Director. The independent directors will perform an annual evaluation on the performance and effectiveness of the Audit/Ethics Committee in accordance with the regulations of the Public Company Accounting Oversight Board.
Board Functions
     Board Meetings — The Board will hold five regular meetings per year to handle recurring business, with special meetings called as appropriate. Directors are expected to attend all scheduled Board and Committee meetings.
     Special Meetings — The number of scheduled Board meetings will vary with circumstances and special meetings will be called as necessary.
     Annual Meetings of Stockholders — The Company’s Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Company’s Board on matters relevant to the Company. It is the Company’s policy to request and encourage all of the Company’s directors and nominees for election as directors to attend in person the Annual Meeting of Stockholders.
Agenda Items — The Chairman will be responsible for setting the agenda for and presiding over the Board meetings. Individual directors are encouraged to contact the Chairman with respect to any proposed agenda items that the director believes should be on the agenda. The Corporate Secretary will endeavor to timely provide to the directors all written Board materials to be covered in regular meetings prior thereto.
Committees of the Board
The Board has constituted five standing Committees: Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee and Executive Committee. The Governance, Audit/Ethics and Compensation Committees are comprised solely of independent directors. The Chairman of the Board serves on the Executive Committee. Any non-management member of the Board may attend any Committee meeting, with approval of its chairman, as an observer.
The Governance Committee annually proposes Committee assignments and chairmanships to the Board. Each Committee is elected by the Board, including the designation by the Board of one person to serve as Chairman of each Committee. On an annual basis, each Committee shall perform an evaluation of the Committee and its activities.

Governance Committee
Purpose: The Committee’s purpose is to develop and recommend to the Board a set of corporate governance principles applicable to the Company (“Corporate Governance Guidelines”) and to oversee compliance with, conduct reviews of and recommend appropriate modifications to such Corporate Governance Guidelines.
Principal Responsibilities: The Committee will have the oversight responsibility for recruiting and recommending candidates for election to the Board, with advice of the Company’s Chairman and CEO. The Committee will periodically conduct a review of criteria for Board membership against current needs of the Board to ensure timeliness of the criteria. The Committee will also be responsible for monitoring compliance with these Corporate Governance Guidelines adopted by the Board, and updating such guidelines when appropriate. The Committee will also review and recommend to the Board the annual retainer for members of the Board and Committees of the Board. The Committee’s Charter shall be posted on the Company’s website.
Composition: The Committee will be comprised of not less than three nor more than six of its independent directors. All members of the Committee will be independent, as that term is defined in the NYSE corporate governance listing standards.
Meetings: The Committee will meet at least two times per year as determined by the Board with special meetings called by the Board or the Committee as necessary.
Audit/Ethics Committee
Purpose: The Committee’s purpose is to assist the Board with oversight of: (i) the integrity of the Company’s financial statements and reporting system, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors. The Committee shall also prepare the Audit/Ethics Committee Report to be included in the Company’s proxy statement for the Annual Meeting of Stockholders, conduct an annual self-evaluation and carry out the duties and responsibilities set forth in its Charter.
Principal Responsibilities: The principal responsibilities of the Committee are: (i) to provide assistance to the Board in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s internal controls over financial reporting and disclosure controls and procedures; and the quality and integrity of the financial statements of the Company; and (ii) to oversee the Company’s compliance programs. The independent auditor is ultimately accountable to the Board and the Committee, as representatives of the Company’s stockholders, and shall report directly to the Committee. The Committee has the ultimate authority and direct responsibility to select, appoint, evaluate, compensate and oversee the work, and, if necessary, terminate and replace the independent auditor. The Committee shall conduct or authorize investigations into any matters within its scope of responsibilities.
     The Committee shall engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Committee has the sole authority to approve the fees paid to any independent advisor retained by the Committee, and the Company will provide funding for such payments. The Company shall provide funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee will review the composition, expertise and availability of the Committee members on an annual basis. The Committee will also perform a self-evaluation of the Committee and its activities on an annual basis. The Committee will meet in executive session at each regularly scheduled meeting, including separate, private meetings with the independent auditors, internal auditors, general counsel and compliance officer. The Committee’s Charter shall be posted on the Company’s website.
     The Committee’s compliance responsibilities will include the recommendation of and monitoring of compliance with the Company’s Business Code of Conduct and Foreign Corrupt Practices Act Policy, establishing formal procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters, and (iii) the protection of reporting employees from retaliation as described in Exhibit F, “Procedures for the Receipt, Retention and Treatment of Complaints”; reviewing in conjunction with counsel (i) any legal matters that could have significant impact on the organization’s financial statements; (ii) correspondence and material inquiries received from regulators or governmental agencies; and (iii) all matters relating to the ethics of the Company and its subsidiaries; coordinate the Company’s compliance with inquiries from any government officials concerning legal compliance in the areas covered by the Business Code of Conduct and the Foreign Corrupt Practices Act Policy; and review the Company’s compliance with its environmental policy on an annual basis. The Committee’s Charter shall be posted on the Company’s website.

Composition: The Committee will be comprised of not less than three independent directors who are (i) independent (as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 and the regulations thereunder and the NYSE) and (ii) financially literate (as interpreted by the Board in its business judgment). Such Committee members may not simultaneously serve on the audit committee of more than three publicly-held companies. At least one member of the Committee will have accounting or related financial management expertise and at least one member of the Committee will be an “audit committee financial expert,” as defined by the SEC. The audit committee financial expert must have: an understanding of GAAP and financial statements; experience in the (a) preparation, auditing, analyzing or evaluating of financial statements of generally comparable issuers and (b) application of such principles in connection with the accounting for estimates, accruals and reserves; an understanding of internal accounting controls and procedures for financial reporting; and an understanding of audit committee functions.
Meetings: The Committee meets at least five times per year as determined by the Board, with special meetings called by the Board or the Committee as necessary.
Compensation Committee
Purpose: The purpose of the Compensation Committee will be to discharge the Board’s responsibilities relating to compensation of the Company’s executives. The Committee will have overall responsibility for reviewing and evaluating and, as applicable, approving the officer compensation plans of the Company. It is also the purpose of the Committee to produce an annual report on executive compensation for inclusion in the Company’s proxy statement for the Annual Meeting of Stockholders.
Principal Responsibilities: The principal responsibility of the Committee will be to ensure that the senior executives of the Company are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations and competitive practice. The Committee will also communicate to the stockholders of the Company, the Company’s compensation policies and the reasoning behind such policies as required by the rules and regulations of the SEC. These responsibilities include reviewing from time to time and approving the Company’s stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and stockholder interests; reviewing compensation programs to determine if there are potential risks in the programs; reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and determining the CEO’s compensation level based on this evaluation; reviewing annually and determining the individual elements of total compensation of the CEO, including annual salary, annual bonus and long-term incentive compensation, and reporting such determination to the Board, provided, however, that the salary, bonus and other long-term incentive compensation will be subject to the approval of the Board. The Committee also reviews the outcome of the stockholder advisory vote on senior executive compensation when making future compensation decisions for executive officers. The Committee reviews with the CEO matters relating to management succession. The Committee’s Charter shall be posted on the Company’s website.
Composition: The Committee will be comprised of not less than three nor more than six of its independent directors. Such directors will meet the requirements for “independent” pursuant to the listing standards of the NYSE and shall meet the requirements for “disinterested independent directors” pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
Meetings: The Committee will meet at least three times per year as determined by the Board.
Finance Committee
Purpose: The Committee’s purpose will be to review and monitor the financial structure of the Company to determine that it is consistent with the Company’s requirements for growth and fiscally sound operation.
Principal Responsibilities: The Committee will be responsible for the review and approval of (i) public offerings; (ii) debt and other financings; (iii) dividend policy and changes in the rate of dividend; and (iv) budget and long-range plans. In addition the Committee will periodically review the Company’s activities with credit rating agencies, its policy governing approval levels for capital expenditures and funding thereof and its insurance programs. The Committee’s Charter shall be posted on the Company’s website.
Composition: The Committee will be comprised of not less than three independent directors.

Meetings: The Committee will meet at least two times per year as determined by the Board with special meetings called by the Board or the Committee as necessary.
Executive Committee
Principal Responsibilities: The Committee will act in the stead of the Board during intervals between Board meetings and may exercise all of the authority of the Board in the business and affairs of the Company, except where action by the full Board is specifically required. More specifically, the Committee will be responsible for advising and aiding the officers of the Company in all matters concerning its interests and the management of its business. When the Board is not in session, the Committee has and may exercise all the powers of the Board, so far as such may be delegated legally, with reference to the conduct of the business of the Company, except that the Committee will not take any action to amend the Restated Certificate of Incorporation or the Bylaws, to amend its Charter, to elect Directors to fill vacancies on the Board, to fix the compensation of Directors for service in any capacity, to fill vacancies on the Committee or change its membership, to elect or remove officers of the Company or to declare dividends. The Committee’s Charter shall be posted on the Company’s website.
Composition: The Committee will be comprised of not less than three directors, a majority of which shall be independent and one of which shall be the Chairman of the Board. The Chairman of the Board shall serve as the Chairman of the Committee unless the Board elects a different director to serve as Chairman. In the absence of the Chairman of the Committee, the Lead Director of the Board will serve as Chairman of the meeting.
Meetings: The Committee will meet from time to time during the year, as needed.
Interaction with Management
Evaluation of the CEO — The Compensation Committee with input from the Board will annually review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of such goals and objectives, and determine the CEO’s compensation level based on this evaluation and other relevant information. The Committee shall also review annually and determine the individual elements of total compensation of the CEO, including annual salary, annual bonus and long-term incentive compensation and report such determination to the Board, provided, however, that the annual salary, annual bonus and long-term incentive compensation shall be subject to the approval of the Board.
Succession Planning — The Board and the Compensation Committee share the responsibility for succession planning. The Committee shall maintain and review with the Board a list for the Board of potential successors to the CEO. The Chairman shall review management succession planning with the Compensation Committee on an annual basis, and provide a report to the Board.
Attendance at Board & Committee Meetings — The Chairman will routinely invite senior management to attend Board meetings. The Board or any Committee may request the presence of any Company employee at any Board or Committee meeting. In addition, the Chairman will invite such other managers and outside experts to the Board meetings in situations where such persons can aid the Board in its deliberations.
Access to Management — Directors will have complete access to management and management will be available to the Board with respect to any questions regarding Company issues.
Interpretation of Guidelines
These Guidelines provide a framework for governance of the Company and the Board. The Board recognizes that situations may dictate variations from the Guidelines in order to respond to business changes and the needs of the stockholders. In addition, the Guidelines shall be revised and updated from time-to-time. Accordingly, the Guidelines do not constitute invariable rules nor shall they preclude the Board from acting in variance thereto at any time in the future.
_____________
The Board endorses and supports the Company’s Core Values and Keys for Success:

CORE VALUES
Integrity:
We believe integrity is the foundation of our individual and corporate actions that drives an organization of which we are proud.
•	We are a responsible corporate citizen committed to the health and safety of people, protection of the environment, and compliance with laws, regulations, and company policies.

•	We are honest, trustworthy, respectful and ethical in our actions.

•	We honor our commitments.

•	We are accountable for our actions, successes and failures.
Teamwork:
We believe teamwork leverages our individual strengths.
•	We are committed to common goals.

•	We expect everyone to actively participate on the BHI team.

•	We openly communicate up, down, and across the organization.

•	We value the diversity of our workforce.

•	We willingly share our resources.
Performance:
We believe performance excellence will drive the results that differentiate us from our competitors.
•	We focus on what is important.

•	We establish and communicate clear expectations.

•	We relentlessly pursue success.

•	We strive for flawless execution.

•	We work hard, celebrate our successes and learn from our failures.

•	We continuously look for new ways to improve our products, services and processes.
Learning:
We believe a learning environment is the way to achieve the full potential of each individual and the company.
•	We expect development throughout each individual’s career by a combination of individual and company commitment.

•	We learn from sharing past decisions and actions, both good and bad, to continuously improve performance.

•	We improve by benchmarking and adopting best practices.
Keys to Success
People contributing at their full potential.
Everyone can make a difference.
•	We understand our priorities and performance goals.

•	We drive to do our part every day.

•	We support new ideas and take appropriate risks.

•	We take action to find and correct problems.

•	We commend each other on a job well done.
Delivering unmatched value to our customers.
•	We make it easy for customers to do business with us.

•	We listen to our customers and understand their needs.

•	We plan ahead to deliver innovative, cost-effective solutions.

•	We are dedicated to safe, flawless execution and top quality results.
Being cost efficient in everything we do.
•	We maintain a competitive cost structure for the long-term.

•	We utilize shared services to control cost for the enterprise.

•	We seek the best value for Baker Hughes in our relationships with suppliers.

•	We ruthlessly eliminate waste without compromising safety or quality.
Employing our resources effectively.
•	We assign our people where they can make the biggest contribution.

•	We allocate our investments to leverage the best opportunities for Baker Hughes.

•	We handle company assets as if they were our own.

•	We manage our balance sheet to enhance return on investment.

Exhibit A
BAKER HUGHES INCORPORATED
GUIDELINES FOR
MEMBERSHIP ON THE BOARD OF DIRECTORS
(As Amended February 24, 2011)
     These Guidelines set forth the policies of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) regarding Board membership. These Guidelines shall be implemented by the Governance Committee of the Board with such modifications as it deems appropriate. The Governance Committee will consider candidates based upon:
•	The size and existing composition of the Board

•	The number and qualifications of candidates

•	The benefit of continuity on the Board

•	The relevance of the candidate’s background and experience to current and foreseeable business of the Company.
1.	Criteria for Selection

In filling director vacancies on the Board, the Governance Committee will strive to:
A)	Recommend candidates for director positions who will help create a collective membership on the Board with varied experience and perspective and who:
i)	Have demonstrated leadership, and significant experience in an area of endeavor such as business, finance, law, public service, banking or academia;

ii)	Comprehend the role of a public company director, particularly the fiduciary obligations owed to the Company and its stockholders;

iii)	Have relevant expertise and experience, and are able to offer advice and guidance based upon that expertise;

iv)	Have a substantive understanding of domestic considerations and geopolitics, especially those pertaining to the service sector of the oil and gas and energy related industries;

v)	Will dedicate sufficient time to Company business;

vi)	Exhibit integrity, sound business judgment and support for the Core Values of the Company;

vii)	Understand financial statements;

viii)	Are independent as defined by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange;

ix)	Support the ideals of the Company’s Business Code of Conduct and are not engaged in any activity adverse to, or do not serve on the board of another company whose interests are adverse to, or in conflict with the Company’s interests;

x)	Possess the ability to oversee, as a director, the affairs of the Company for the benefit of its stockholders while keeping in perspective the interests of the Company’s customers, employees and the public; and

xi)	Are able to exercise sound business judgment.
B)	Maintain a Board that reflects diversity, including but not limited to gender, ethnicity, background, country of citizenship and experience.

2.	Age & Attendance

The Board will not nominate any person to serve as a director who has attained the age of 72. No director shall stand for re-election in any fiscal year in which a director fails to attend at least 66% of the meetings of the Board and any Committees of the Board on which the director serves. These provisions may be waived by the Board (excluding the affected director) if the Board determines that such waiver would be in the best interest of the Company and its stockholders.

3.	Audit/Ethics Committee

The Governance Committee believes that it is desirable that one or more members of the Company’s Audit/Ethics Committee possess those qualities and skills such that they qualify as an Audit Committee Financial Expert, as defined by SEC rules and regulations.

4.	Significant Change in Occupation or Employment

A non-management director who has a significant change in occupation or retires from his or her principal employment or position will promptly notify the Governance Committee. The Governance Committee will consider such change in determining if it is in the best interests of the Company to nominate such person to stand for reelection as a director at the Company’s next Annual Meeting of Stockholders.

5.	Board Review and Assessments

Each year the members of the Board will participate in a review and assessment of the Board and of each committee. In connection with such reviews, or at any other time, a director with concerns regarding the performance, attendance, potential conflicts of interest, or any other concern respecting any other director shall report such concerns to the Chairman of the Governance Committee. The Chairman of the Governance Committee, in consultation with such other directors as he or she deems appropriate will determine how such concerns should be investigated and reported to members of the Governance Committee who are not the director in question (“Independent Non-Management Committee Members”). If the Independent Non-Management Committee Members conclude that the director is not fulfilling his or her duties, they will determine what actions should be taken. Such actions may include, without limitation, the Chairman of the Board, the lead director or another Board member discussing the situation with the director in question, identifying what steps are required to improve performance, or, if appropriate, requesting that the director resign from the Board.

Exhibit B
BAKER HUGHES INCORPORATED
SELECTION PROCESS FOR
NEW BOARD OF DIRECTORS
CANDIDATES
Baker Hughes Incorporated (“Company”) has established the following process for the selection of new candidates for the Company’s Board of Directors (“Board”). The Board or the Company’s Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.
1.	Chairman/CEO, the Governance Committee, or other Board members identify a need to fill vacancies or add newly created directorships.

2.	Chairman of the Governance Committee initiates search, working with staff support and seeking input from the Board members and senior management, and hiring a search firm or obtaining advice from legal or other advisors, if necessary.

3.	Candidates, including any candidates properly proposed by stockholders in accordance with the Company’s Bylaws, that satisfy criteria as described in the Company’s “Guidelines For Membership on the Board of Directors” or otherwise qualify for membership on the Board, are identified and presented to the Governance Committee.

4.	Determine if the Governance Committee members, Board members or senior management have a basis to initiate contact with preferred candidates; or if appropriate, utilize a search firm.

5.	Chairman/CEO and at least one member of the Governance Committee interviews prospective candidate(s).

6.	Full Board to be kept informed of progress.

7.	The Governance Committee meets to consider and approve final candidate(s) (conduct interviews as necessary).

8.	The Governance Committee will propose to the full Board candidates for Board membership to fill vacancies, or to stand for election at the next Annual Meeting of Stockholders.

Exhibit C
BAKER HUGHES INCORPORATED
POLICY FOR DIRECTOR INDEPENDENCE,
AUDIT/ETHICS COMMITTEE MEMBERS
AND
AUDIT COMMITTEE FINANCIAL EXPERT
(As Amended October 23, 2008)
INDEPENDENCE
I. Introduction
     A member of the Board of Directors (“Board”) of Baker Hughes Incorporated (“Company”) shall be deemed independent pursuant to this Policy of the Board, only if the Board affirmatively determines that (1) such director meets the standards set forth in Section II below, and (2) the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.
     Each director of the Company’s Audit/Ethics Committee, Governance Committee and Compensation Committee must be independent. A director who is a member of the Company’s Audit/Ethics Committee is also required to meet the criteria set forth below in Section III. These standards shall be implemented by the Governance Committee with such modifications as it deems appropriate.
II. Standards for Director Independence
     1. A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.
     2. A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation. Compensation received by a director for former service as an interim Chairman or CEO need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the Company need not be considered in determining independence under this test.
     3. A director who is affiliated with or employed by a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship. A director, however, is still considered independent if the director’s immediate family member currently works for the company’s auditor, as long as the immediate family member is not a partner of the company’s auditor or is not personally involved (and has not been personally involved for the past three years) in the company’s audit.
     4. A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.
     5. A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company employing such executive officer or employee, is not “independent” until three years after falling below such threshold.1
III. Standards for Audit/Ethics Committee Members
     1. A director who is a member of the Audit/Ethics Committee other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).
          Indirect acceptance of compensatory payments includes: (1) payments to spouses, minor children or stepchildren, or children or stepchildren sharing a household with the member; or (2) payments accepted by an entity in which such member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company.
     2. A director, who is a member of the Audit/Ethics Committee may not, other than in his or her capacity as a member of the Audit/Ethics Committee, the Board, or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.
     3. A member of the Audit/Ethics Committee may not simultaneously serve on the audit committees of more than two other public companies in addition to the Company.
IV. Definitions
     An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s household. When considering the application of the three year period referred to in each of paragraphs II.1 through II.5 above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
     The “Company” includes any subsidiary in a consolidated group with the Company.

[1]	In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Charitable organizations shall not be considered “companies” for purposes of this test, provided however that the Company shall disclose in its annual proxy statement any charitable contributions made by the Company to any charitable organization in which a director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.

AUDIT/ETHICS COMMITTEE FINANCIAL EXPERT QUALIFICATIONS
     The Company believes that it is desirable that one or more members of the Audit/Ethics Committee possess such qualities and skills such that they qualify as an Audit Committee Financial Expert as defined by the Securities and Exchange Commission (“SEC”).
1.	The SEC rules define an Audit Committee Financial Expert as a director who has the following attributes:
(a)	An understanding of generally accepted accounting principles and financial statements;

(b)	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(d)	An understanding of internal controls and procedures for financial reporting; and

(e)	An understanding of audit committee functions.
2.	Under SEC rules, a director must have acquired such attributes through any one or more of the following:
(a)	Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(b)	Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(c)	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(d)	Other relevant experience.

Exhibit D
BAKER HUGHES INCORPORATED
POLICY AND SUBMISSION PROCEDURES FOR
STOCKHOLDER RECOMMENDED
DIRECTOR CANDIDATES
(As Amended October 23, 2008)
     The Governance Committee of Baker Hughes Incorporated (“Company”) has established a policy that it will consider director candidates recommended by stockholders. The Company’s Board of Directors (“Board”) or the Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates. Any such recommendations should be communicated to the Chairman, Governance Committee of the Board of Directors, P.O. Box 4740, Houston, Texas 77210-4740 or to the Corporate Secretary, c/o Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, Texas 77019-2118 and should be accompanied by the types of information as are required under the Company’s Bylaws for stockholder nominees.
In summary, the Company’s Bylaws provide in substance that:
1.	Stockholder nominations shall be made pursuant to timely written notice (“a Nomination Notice”). To be timely, a Nomination Notice must be received by the Secretary not less than 120 days, nor more than 150 days, before the one year anniversary of the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of the stockholders.

2.	The Nomination Notice shall set forth (a) all information relating to the nominee as required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected), (b) the nominee’s independence, any voting commitments and/or other obligations such person will be bound by as a director, and any material relationships between such person and (1) the nominating stockholder, or (2) the beneficial owner, if any, on whose behalf the nomination is made (each nominating party and each beneficial owner, a “nominating party”), including compensation and financial transactions, (c) the nominating party’s name and record address, (d) the class, series, and number of shares of the Company that are owned beneficially and of record, directly or indirectly, by each nominating party, (e) all other related ownership interests directly or indirectly owned beneficially by each nominating party, and (f) any interest of each nominating party in such nomination. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Corporate Secretary of the Company that information required to be set forth in a stockholder’s Nomination Notice that pertains to the nominee.
The foregoing is a generalized summary and the specific requirements of the Bylaws shall control.

Exhibit E
BAKER HUGHES INCORPORATED
STOCKHOLDER COMMUNICATIONS
WITH THE
BOARD OF DIRECTORS
(As Amended October 23, 2008)
In order to provide the stockholders and other interested parties of Baker Hughes Incorporated (“Company”) with a direct and open line of communication to the Company’s Board of Directors (“Board”), the following procedures have been established for communications to the Board.
Stockholders and other interested persons may communicate with any member of the Board, including the Company’s Lead Director, the Chairman of any of the Company’s Governance Committee, Audit/Ethics Committee, Compensation Committee, Finance Committee or with the independent non-management directors of the Company as a group, by sending such written communication to the following address:
Corporate Secretary
c/o Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, TX 77019-2118
Stockholders desiring to make candidate recommendations for the Board may do so by submitting nominations to the Company’s Governance Committee, in accordance with the Company’s Bylaws and “Policy and Submission Procedures For Stockholder Recommended Director Candidates” addressed, as above, to the Corporate Secretary, or to:
Chairman, Governance Committee of the Board of Directors
P.O. Box 4740
Houston, TX 77210-4740
Any written communications received by the Corporate Secretary will be forwarded to the appropriate directors.

Exhibit F
BAKER HUGHES INCORPORATED
PROCEDURES FOR THE RECEIPT, RETENTION AND
TREATMENT OF COMPLAINTS
(As Amended October 22, 2009)
Sarbanes-Oxley Act Section 301 Requirements
The Sarbanes-Oxley Act of 2002 (“SOX”) Section 301 requires that each audit committee establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.
Guidelines for Reporting
Complaints or concerns regarding accounting, internal accounting controls or auditing matters may be submitted by employees and/or third parties to the Business Help Line or the Chief Compliance Officer (“CCO”). Concerns received by the Business Help Line, which accepts anonymous submissions, are forwarded to the CCO. All complaints received by the CCO are reviewed and validated and a list of all such items will be provided to the Chairman of the Audit/Ethics Committee. The CCO has an affirmative duty to report all issues for which the CCO has credible evidence of a material or potential violation of any applicable securities laws, fiduciary duty, or similar violation to the Audit/Ethics Committee (“AEC”) in a timely manner. The CCO may bring any issue to the attention of the AEC if, in the CCO’s opinion, it is necessary and appropriate to inform the AEC.
When the CCO brings an issue to the AEC, the AEC and the CCO will collaboratively discuss the issue and agree to a course of action which may include an internal investigation involving one or more of the CCO, Corporate Security, Human Resources department, Operations, Internal Audit and outside counsel.
The CCO will maintain appropriate records for all issues presented to the AEC and provide updates. The CCO will retain issue related documentation in accordance with the Company’s record retention policy.
In the event that a complaint is received concerning the CCO, the complaint will be sent directly to the Chairman of the AEC. The Chairman of the AEC will decide the appropriate course of action.
Third party reporting procedures are posted on the Company’s internet website in the Investor Relations-Compliance Section. The reporting protocol for employees is posted on the intranet within the Interchange-Legal Compliance site. In addition to the websites, the Company has a Business Help Line brochure.
No employee shall suffer retaliation in any form for reporting, in good faith, suspected violations of the Business Code of Conduct.

ANNEX B
BAKER HUGHES INCORPORATED
CHARTER OF THE
AUDIT/ETHICS COMMITTEE OF THE
BOARD OF DIRECTORS
(as amended and restated October 21, 2009)
     The Board of Directors of Baker Hughes Incorporated (the “Company”) has heretofore constituted and established an Audit/Ethics Committee (the “Committee”) with authority, responsibility and specific duties as described in this Charter. It is intended that this Charter and the composition of the Committee comply with the rules of the New York Stock Exchange (the “NYSE”). This document replaces and supersedes in its entirety the previous Charter of the Committee adopted by the Board of Directors of the Company.
PURPOSE
     The Committee’s purpose is to assist the Board of Directors with oversight of: (i) the integrity of the Company’s financial statements and financial reporting system, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance and (iv) the performance of the Company’s internal audit function. The Committee shall also prepare the report of the Committee to be included in the Company’s annual proxy statement, carry out the duties and responsibilities set forth in this Charter and conduct an annual self-evaluation.
COMPOSITION
     The Committee and Chairman of the Committee shall be elected annually by the Board of Directors and are subject to removal pursuant to the terms of the Company’s Bylaws. The Committee shall be comprised of not less than three non-employee Directors who are (i) independent (as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations thereunder and the NYSE) and (ii) financially literate (as interpreted by the Board of Directors in its business judgment). Such Committee members may not simultaneously serve on the audit committee of more than three public companies. At least one member of the Committee shall be an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”). The audit committee financial expert must have: (i) an understanding of GAAP and financial statements; (ii) experience in the (a) preparation, auditing, analyzing or evaluating of financial statements of generally comparable issuers or supervising one or more persons engaged in such activities and (b) applying GAAP principles in connection with the accounting for estimates, accruals and reserves; (iii) an understanding of internal control over financial reporting; and (iv) an understanding of audit committee functions. The Committee may, if appropriate, delegate its authority to subcommittees.
     If a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the committee may, if so permitted under then applicable NYSE rules, continue until the earlier of the Company’s next annual meeting of stockholders or one year from the occurrence of the event that caused the failure to qualify as independent.
PRINCIPAL RESPONSIBILITIES
     The principal responsibilities of the Committee are: (i) to provide assistance to the Board of Directors in fulfilling its responsibility in matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s internal controls over financial reporting and disclosure controls and procedures, and the quality and integrity of the financial statements of the Company; and (ii) to oversee the Company’s compliance programs. The independent auditor is ultimately accountable to the Board of Directors and the Committee, as representatives of the Company’s stockholders, and shall report directly to the Committee. The Committee has the ultimate authority and direct responsibility to select, appoint, evaluate, compensate and oversee the work, and, if necessary, terminate and replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall have authority to conduct or authorize investigations into any matters within its scope of responsibilities.
     The Committee shall have the authority to engage independent counsel and other advisors, as the Committee deems necessary to carry out its duties. The Committee shall have the sole authority to approve the fees paid to any independent advisor retained by the Committee, and the Company shall provide funding for such payments. In addition, the Company must provide funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
     The Committee shall review the composition, expertise and availability of the Committee members on an annual basis. The Committee shall also perform a self-evaluation of the Committee and its activities on an annual basis.
     The Committee shall meet in executive session at each regularly scheduled meeting, including separate, private meetings with the independent registered public accounting firm, corporate auditors, general counsel and compliance officer. The Committee shall also meet in executive session with such other employees as it deems necessary and appropriate.
     This Charter is intended to be flexible so that the Committee is able to meet changing conditions. The Committee is authorized to take such further actions as are consistent with the following described responsibilities and to perform such other actions as applicable law, the NYSE, the Company’s charter documents and/or the Board of Directors may require. To that end, the Committee shall review and reassess the adequacy of this Charter annually. Any proposed changes shall be put before the Board of Directors for its approval.
With regard to its audit responsibilities, the Committee shall:
•	Receive and review reports from the independent registered public accounting firm pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”) and Section 10(A)(k) of the Exchange Act regarding: (i) all critical accounting policies and practices being used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, and the treatment preferred by the independent registered public accounting firm; and (iii) other material written communications between the independent auditor and management, such as any management letter or schedule of unrecorded audit adjustments.

•	On an annual basis, receive and review formal written reports from the independent registered public accounting firm regarding the auditors’ independence required by the Public Company Accounting Oversight Board (“PCAOB”) Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” giving consideration to the range of audit and non-audit services performed by them and all their relationships with the Company, as well as a report describing the (i) independent registered public accounting firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review, of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the auditors; and (iii) any steps taken to deal with such issues. Conduct an active discussion with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors. Select the independent registered public accounting firm to be employed or discharged by the Company. Review and evaluate competence of partners and managers of the independent registered public accounting firm who lead the audit. As required by law, ensure the rotation of the lead audit partner having primary responsibility for the Company’s audit and the audit partner responsible for reviewing the audit. Consider whether there should be a rotation of the independent registered public accounting firm. The Committee shall establish hiring policies for the Company of employees or former employees of the independent registered public accounting firm in accordance with the NYSE rules, SOX and as specified by the SEC and review and discuss with management and the independent registered public accounting firm any proposals for hiring any key member of the independent registered public accounting firm’s team.

•	Prior to commencement of the annual audit, review with management, the corporate auditors and the independent registered public accounting firm the proposed scope of the audit plan and fees, including the areas of business to be examined, the personnel to be assigned to the audit, the procedures to be followed, special areas to be investigated, as well as the program for integration of the independent and internal audit efforts.

•	Review policies and procedures for the engagement of the independent registered public accounting firm to provide audit and non-audit services, giving due consideration to whether the independent auditor’s performance of non-audit services is compatible with the auditor’s independence and review and pre-approve all audit and non-audit fees for such services, subject to the de minimus exception under SOX. With the exception of the annual audit, the Committee may delegate to a member of the Committee the authority to pre-approve all audit and non-audit services with any such decision presented to the full Committee at the next scheduled meeting.

•	Review with management and independent registered public accounting firm the accounting and reporting policies and procedures that may be viewed as critical accounting estimates, any improvements, questions of choice and material changes in accounting policies and procedures, including interim accounting, as well as significant accounting, auditing and SEC pronouncements.

•	Review with management and the independent registered public accounting firm any financial reporting and disclosure issues, including material correcting adjustments and off-balance sheet financings and relationships, if any. Discuss significant judgment matters made in connection with the preparation of the Company’s financial statements and ascertain that any significant disagreements among them have been satisfactorily resolved. Ascertain that no restrictions were placed by management on implementation of the independent or corporate auditors’ examinations. Regularly scheduled executive sessions will be held for this purpose.

•	Review with management, the corporate auditors and the independent registered public accounting firm the results of (i) the annual audit prior to release of the audited financial statements in the Company’s annual report on Form 10-K filed with the SEC, including a review of the MD&A section; and (ii) the quarterly financial statements prior to release in the Company’s quarterly report on Form 10-Q filed with the SEC, including a review of the MD&A section. Have management review the Company’s financial results with the Board of Directors.

•	Review and discuss with management and the independent registered public accounting firm management’s report on internal control prior to the filing of the Company’s annual report on Form 10-K.

•	Establish guidelines with respect to earnings releases and financial information and earnings guidance provided to analysts and rating agencies. The Committee may request a prior review of any annual or quarterly earnings release or earnings guidance and delegate to the Chairman of the Committee the authority to review any such earnings releases and guidance.

•	Review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company’s financial statements and financial reporting system, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm or the performance of the internal audit function.

•	Review guidelines and policies on enterprise risk management including risk assessment and risk management related to the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Annually prepare an audit committee report for inclusion in the Company’s proxy statement stating that the Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114; (iii) received a formal written report from the independent registered public accounting firm concerning the auditors’ independence required by the PCAOB’s Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and has discussed with the independent accountant the independent accountant’s independence; and (iv) based upon the review and discussion of the audited financial statements with both management and the independent registered public accounting firm, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

•	Cause the Charter to be included periodically in the proxy statement as required by applicable rules.

•	Review actions taken by management on the independent registered public accounting firm and corporate auditors’ recommendations relating to organization, internal controls and operations.

•	Meet separately and periodically with management, the corporate auditors and the independent registered public accounting firm to review the responsibilities, budget and staffing of the Company’s internal audit function, the effectiveness of the Company’s internal controls, including computerized information systems controls, and security. Review the Company’s annual internal audit plan, staffing and budget, and receive regular reports on their activities, including significant findings and management’s actions. Review annually the audit of the travel and entertainment expenses of the Company’s senior management. Review annually the audit of the travel expenses of the members of the Company’s Board of Directors. At least every three years the Committee reviews the Corporate Audit Department Charter. At least every five years the Committee reviews the report received from a qualified, independent audit firm regarding its quality assurance review of the Company’s internal audit function.

•	Review membership of the Company’s Disclosure Control and Internal Control Committee (“DCIC”), the DCIC’s scheduled activities and the DCIC’s quarterly report. Review on an annual basis the DCIC Charter.

•	Receive reports from the CEO and CFO on any material weaknesses and significant deficiencies in the design or operation of certain internal controls over financial reporting and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

•	Review reports, media coverage and similar public information provided to analysts and rating agencies, as the Committee deems appropriate.

•	Establish formal procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters, and (iii) the protection of reporting employees from retaliation.

•	Annually review with the independent registered public accounting firm any audit problems or difficulties and management’s response. The Committee must regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent registered public accounting firm’s activities or access to requested information, and any significant disagreements with management. Among the items the Committee may want to review with the auditors are: any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and any Management” or Internal Control letter issued, or proposed to be issued, by the audit firm to the Company.
With regard to its compliance responsibilities, the Committee shall:
•	Review policies and procedures that the Company has implemented regarding compliance with applicable federal, state and local laws and regulations, including the Company’s Business Code of Conduct and its Foreign Corrupt Practices Act policies. Monitor the effectiveness of these policies and procedures for compliance with the U.S. Federal Sentencing Guidelines, as amended, and institute any changes or revisions to such policies and procedures that may be deemed, warranted or necessary.

•	Review in conjunction with counsel (i) any legal matters that could have significant impact on the organization’s financial statements; (ii) correspondence and material inquiries received from regulators or governmental agencies; and (iii) all matters relating to the ethics of the Company and its subsidiaries.

•	Coordinate the Company’s compliance with inquiries from any government officials concerning legal compliance in the areas covered by the Business Code of Conduct and the Foreign Corrupt Practices Act policy.

•	Review the Company’s compliance with its environmental policy on an annual basis.

•	Respond to such other duties as may be assigned to the Committee, from time to time, by the Board of Directors.
While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits; those are the responsibilities of the independent registered public accounting firm. Further, it is not the Committee’s responsibility to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles; those are the responsibilities of management. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations or with Company policies.
MEETINGS
     The Committee will meet at least five times per year as determined by the Board of Directors. Special meetings may be called, as needed, by the Chairman of the Board of Directors or the Chairman of the Committee. The Committee may create subcommittees who shall report to the Committee. The Committee may ask employees, the independent registered public accounting firm, corporate auditors or others whose advice and counsel the Committee deems relevant to attend meetings and provide information to the Committee. The Committee will be available to the independent registered public accounting firm and the corporate auditors of the Company. All meetings of the Committee will be held pursuant to the Bylaws of the Company and written minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

ANNEX C
BAKER HUGHES INCORPORATED
Annual Incentive Compensation Plan
(Amendment and Restatement
Adopted by the Board of
Directors on February 20, 2008 As
Amended by the First Amendment Adopted
on December 18, 2008)

C-1

BAKER HUGHES INCORPORATED
ANNUAL INCENTIVE COMPENSATION PLAN
(Amendment and Restatement
Adopted by the Board of Directors
on February 20, 2008)
WITNESSETH:
     WHEREAS, effective October 1, 1994, Baker Hughes Incorporated (the “Company”) previously adopted the Baker Hughes Incorporated 1995 Employee Annual Incentive Compensation Plan (the “Plan”) for the benefit of certain employees of the Company and affiliates of the Company;
     WHEREAS, the Plan is a bonus program exempt from coverage under the Employee Retirement Income Security Act of 1974, as amended pursuant to Department of Labor regulation section 2510.3-2(c); and
     WHEREAS, the Company desires to amend and restate the Plan on behalf of itself and on behalf of the other adopting entities;
     NOW THEREFORE, the Plan is hereby amended and restated in its entirety as follows, effective as of January 1, 2005 except insofar as a later effective date is expressly specified.

C-2

ANNUAL INCENTIVE COMPENSATION PLAN
TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS AND CONSTRUCTION	1
1.01 Definitions	1
1.02 Number and Gender	6
1.03 Headings	6

ARTICLE II PARTICIPATION	7
2.01 Eligibility	7
2.02 Participation	7
2.03 Partial Plan Year Participation	7
2.04 Termination of Approval	7

ARTICLE III AWARD OPPORTUNITIES AND PERFORMANCE GOALS	7
3.01 Award Opportunities	7
3.02 Performance Goals	7
3.03 Time of Establishment of Award Opportunities and Performance Goals	8
3.04 Adjustment of Performance Goals	8
3.05 Individual Award Cap	8

ARTICLE IV FINAL AWARD DETERMINATIONS	8
4.01 Final Award Determinations	8
4.02 Separation From Service Due to Death, Disability, or Retirement or Involuntary Termination of Employment	8
4.03 Employment Transfers	8
4.04 Disposition of Business	8
4.05 Separation From Service for Other Reasons	9

ARTICLE V BANKING OF AWARDS	9
5.01 General Banking Procedures	9
5.02 Exceptions	9

ARTICLE VI DEEMED INVESTMENT OF FUNDS	9

ARTICLE VII PAYMENT OF BENEFITS	9
7.01 Time of Payment of Unbanked Final Award	9
7.02 Time of Payment of Banked Final Award	9
7.03 Form of Payment of Benefits	10
7.04 Account Debits	10
7.05 Unclaimed Benefits	10
7.06 Statutory Benefits	10
7.07 Payment to Alternate Payee Under Domestic Relations Order	10

ARTICLE VIII FORFEITURE OF BENEFITS	10

ARTICLE IX DEATH	10
9.01 Payment of Unbanked Amounts	10
9.02 Payment of Banked Amount	10
9.03 Designation of Beneficiaries	10

ARTICLE X CHANGE IN CONTROL	11
10.01 General	11
10.02 CIC Committee	11

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10.03 Change in Control During a Performance Period	11
10.04 Termination of Employment Prior to Change in Control or Following Certain Changes in Control	11
10.05 Payment of Expected Value Awards and Tax-Gross Up for Delayed Payment	11
10.06 Forfeiture Restrictions	11

ARTICLE XI ADMINISTRATION OF THE PLAN	12
11.01 Resignation and Removal	12
11.02 Records and Procedures	12
11.03 Self-Interest of Plan Administrator	12
11.04 Compensation and Bonding	12
11.05 Plan Administrator Powers and Duties	12
11.06 Reliance on Documents, Instruments, etc	12
11.07 Claims Review Procedures; Claims Appeals Procedures	13
11.08 Company to Supply Information	13
11.09 Indemnity	14

ARTICLE XII PARTICIPATION IN THE PLAN BY AFFILIATES	14
12.01 Adoption Procedure	14
12.02 No Joint Venture Implied	14

ARTICLE XIII MISCELLANEOUS	14
13.01 Plan Not Contract of Employment	14
13.02 Funding	15
13.03 Alienation of Interest Forbidden	15
13.04 Withholding	15
13.05 Amendment and Termination	15
13.06 Severability	15
13.07 Arbitration	15
13.08 Compliance With Section 409A	15
13.09 Governing Law	15

ii

BAKER HUGHES INCORPORATED
ANNUAL INCENTIVE COMPENSATION PLAN
(Amendment and Restatement
Adopted by the Board of Directors
on February 20, 2008)
ARTICLE I
DEFINTIONS AND CONSTRUCTION
1.01 Definitions. The words and phrases defined in this Article shall have the meaning set out in the definitions below unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning. These definitions shall apply solely for purposes of this Plan.
     “Account(s)” means all ledger accounts pertaining to a Participant or former Participant which are maintained by the Plan Administrator to reflect the Company’s obligation to the Participant or former Participant under the Plan. The Plan Administrator shall establish the following subaccounts and any additional subaccounts that the Plan Administrator considers necessary to reflect the entire interest of the Participant or former Participant under the Plan. Each of the subaccounts listed below and any additional subaccounts established by the Plan Administrator shall reflect credits and debits made to such subaccounts for earnings, distributions and forfeitures:
     (a) Banked Account — the Participant’s or former Participant’s banked Final Award for a given Performance Period.
     (b) Unbanked Account —the Participant’s or former Participant’s Final Award for a given Performance Period that is not banked pursuant to Article V.
     “Affiliate” means any entity which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code), or which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) with Baker Hughes.
     “Applicable Interest Rate” means the 10-year U.S. Treasury rate plus 25 basis points (0.25%).
     “Award Opportunity” has the meaning specified in Section 3.01 of the Plan.
     “Baker Hughes” means Baker Hughes Incorporated, a Delaware corporation.
     “Baker Value Added” and “BVA” mean, with respect to a Performance Period, the amount calculated under the following formula:
[[(a) + (b) + (c)] x (1 - (d))] - (e)
where (a) is the Profit Before Tax of the Company for the Performance Period, (b) is the interest expense of the Company for the Performance Period, (c) is the non-compete amortization expense of the Company for the Performance Period, (d) is the Tax Rate for the Performance Period and (e) is the Capital Charge determined for the Company for the Performance Period. For this purpose, “Average Adjusted Net Capital Employed” means the sum of the Monthly Adjusted Net Capital Employed during the Performance Period divided by 12; “Capital Charge” means Average Adjusted Net Capital Employed multiplied by the Cost of Capital; “Company” means Baker Hughes and all of its Affiliates in which Baker Hughes directly or indirectly has a capital investment, or one or more business units of Baker Hughes and its Affiliates, as specified in the written Award Opportunities; “Cost of Capital” means the weighted average after-tax cost of debt and cost of equity for the Company for the Performance Period; “Cost of Revenues” means the cost of products sold and the cost of providing services, including personnel costs, repair and maintenance costs, freight/custom, depreciation, and other costs (e.g., commission and royalty) directly relating to the sale or service provided; “Monthly Adjusted Net Capital Employed” means the capital employed by the Company during a month of the Performance Period plus accumulated goodwill and non-compete amortization plus the value of significant operating leases; “Operating Expenses” means costs incurred in non-manufacturing areas to provide products and

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services to customers (e.g., finance and administrative support) during the Performance Period; “Profit Before Tax” means the revenues of the Company for the Performance Period minus the Cost of Revenues of the Company for the Performance Period minus the Operating Expenses of the Company for the Performance Period minus net interest expense of the Company for the Performance Period; and “Tax Rate” means the effective tax rate for the Company determined in a manner consistent with Baker Hughes tax policies and practices in effect on the date hereof.
     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to the term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
     “Beneficiary” means the person or persons who are eligible to receive a Participant’s benefits payable under the Plan upon his death in accordance with the procedures specified in Section 9.03.
     “Board” means the Board of Directors of Baker Hughes.
     “Cause” means (i) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Committee, which demand specifically identifies the manner in which the Committee believes that the Participant has not substantially performed the Participant’s duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to Baker Hughes or any of the Affiliates, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (A) no act, or failure to act, on the Participant’s part shall be deemed “willful” if done, or omitted to be done, by the Participant in good faith and with reasonable belief that the act, or failure to act, was in the best interest of the Company and (B) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Committee by clear and convincing evidence that Cause exists. The Committee’s determination regarding the existence of Cause shall be conclusive and binding upon all parties.
     “Change in Control” means the occurrence of any of the following events:
     (a) the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;
     (b) the consummation of a Merger of Baker Hughes or an Affiliate with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger;
     (c) any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of Baker Hughes representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities;
     (d) a sale, transfer, lease or other disposition of all or substantially all of Baker Hughes’ Assets is consummated (an “Asset Sale”), unless:
(1)	the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of Baker Hughes’ Voting Securities immediately prior to such Asset Sale; or
(2)	the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors);
(e)	The stockholders of Baker Hughes approve a plan of complete liquidation or dissolution of Baker Hughes

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     “CIC Committee” means (i) the individuals (not fewer than three in number) who, on the date six months before a Change in Control or a Potential Change in Control, constitute the Committee, plus (ii) in the event that fewer than three individuals are available from the group specified in clause (i) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (ii)); provided, however, that the maximum number of individuals constituting the CIC Committee shall not exceed six.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committee” means the Compensation Committee of the Board.
     “Company” means Baker Hughes and any Affiliate that adopts the Plan pursuant to the provisions of Article XII.
     “Continuous Service” means a Participant’s service for the Company and Affiliates commencing on his most recent date of hire by the Company or an Affiliate and ending on the date of the complete severance of the Participant’s employment relationship with the Company or an Affiliate without a contemporaneous transfer to the employ of the Company or any Affiliate. For this purpose, a Participant will not be treated as having a new date of hire if he is directly transferred from the employ of the Company or an Affiliate to the employ of an Affiliate or the Company.
     “Covered Employee” has the meaning ascribed to that term in Section 162(m).
     “Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Plan Administrator’s determination regarding the existence of Disability shall be conclusive and binding upon all parties.
     “Domestic Relations Order” has the meaning ascribed to that term in section 414(p) of the Code.
     “Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act.
     “Final Award” means the actual award that may be paid for a Plan Year to a Participant, if it is not forfeited pursuant to Article VIII, as determined by the Committee.
     “Good Reason” for termination by the Participant of his employment means the occurrence (without the Participant’s express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of Section 10.04 (treating all references to “Change in Control” in paragraphs (a) through (f) below as references to a “Potential Change in Control”), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (a), (e), (f) or (g) below, such act or failure to act is corrected prior to the effective date of the Participant’s termination for Good Reason:
     (a) assignment to the Participant of any duties or responsibilities which are substantially diminished as compared to the Participant’s duties and responsibilities immediately prior to the Change in Control;
     (b) a reduction by the Company in the Participant’s annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company;
     (c) the relocation of the Participant’s principal place of employment to a location outside of a 50-mile radius from the Participant’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to the Change in Control;

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     (d) the failure by the Company to pay to the Participant any portion of the Participant’s current compensation except pursuant to an across-the-board compensation deferral similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due;
     (e) the failure by the Company to continue in effect any compensation plan in which the Participant participates immediately prior to the Change in Control which is material to the Participant’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant’s participation relative to other Baker Hughes Participants, as existed immediately prior to the Change in Control;
     (f) the failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Company’s pension, savings, life insurance, medical, health and accident, or disability plans in which the Participant was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit or perquisite enjoyed by the Participant at the time of the Change in Control, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect immediately prior to the time of the Change in Control; or
     (g) if the Participant is party to an individual employment, severance or other similar agreement with the Company, any purported termination of the Participant’s employment which is not effected pursuant to the notice of termination or other procedures specified therein.
     The Participant shall have the right to terminate his employment for Good Reason even if he becomes incapacitated due to physical or mental illness. The Participant’s continued employment shall not constitute consent to, or a waiver of any rights with respect to, any act or failure to act constituting Good Reason hereunder.
     For purposes of any determination regarding the existence of Good Reason, any claim by the Participant that Good Reason exists shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that Good Reason does not exist. The Committee’s determination regarding the existence of Good Reason shall be conclusive and binding upon all parties.
     “Incumbent Director” means —
     (a) a member of the Board on January 25, 2006 or
     (b) an individual-
(1)	who becomes a member of the Board after January 25, 2006;
(2)	whose appointment or election by the Board or nomination for election by Baker Hughes’ stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and
(3)	whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.
     “Initial Payment Date” has the meaning ascribed to that term in Section 7.01.

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     “Involuntary Termination of Employment” means a Participant’s Separation From Service as a result of either the elimination of his job or a reduction in force. A Participant whose employment is terminated by the Company for Cause shall not be treated as having incurred an “Involuntary Termination of Employment”.
     “Key Employee” means a key employee of Baker Hughes or an Affiliate who, in the opinion of the Chief Executive Officer of Baker Hughes, is in a position to significantly contribute to the growth and profitability of Baker Hughes and the Affiliates.
     “Merger” means a merger, consolidation or similar transaction.
     “OA Level” means the over achievement level of performance applicable to the Award.
     “Participant” means an individual who is or was a Key Employee who has been granted an Award Opportunity or who has unpaid Accounts.
     “Performance Goals” means one or more of the criteria described in Section 3.02 on which the performance goals applicable to an Award Opportunity are based.
     “Performance Period” means the 12-month period to which the Performance Goals apply. A Performance Period shall coincide with a Plan Year.
     “Person” shall have the meaning ascribed to the term in section 3(a)(9) of the Exchange Act and used in sections 13(d) and 14(d) thereof, including a “group” as defined in section 13(d) thereof, except that the term shall not include (a) Baker Hughes or any of the Affiliates, (b) a trustee or other fiduciary holding Baker Hughes securities under an employee benefit plan of Baker Hughes or any of the Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the stockholders of Baker Hughes in substantially the same proportions as their ownership of stock of Baker Hughes.
     “Plan” means the Baker Hughes Incorporated Annual Incentive Compensation Plan, as amended from time to time.
     “Plan Administrator” means Baker Hughes, acting through its delegates. Such delegates shall include the Administrative Committee, and any individual Plan Administrator appointed by the Board with respect to the employee benefit plans of Baker Hughes and its Affiliates, each of which shall have the duties and responsibilities assigned to it from time to time by the Board. As used in the Plan, the term “Plan Administrator” shall refer to the applicable delegate of Baker Hughes as determined pursuant to the actions of the Board.
     “Plan Year” means the twelve-consecutive month period commencing January 1 of each year.
     “Potential Change in Control” means the occurrence of any of the following events:
     (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
     (b) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;
     (c) any Person becomes the Beneficial Owner, directly or indirectly, of securities of Baker Hughes representing 15 percent or more of either the then outstanding shares of common stock of Baker Hughes’ or the combined voting power of Baker Hughes’ then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from Baker Hughes or the Affiliates); or
     (d) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

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     “Profit After Tax” means revenues minus cost of sales (the cost of products sold and the cost of providing services, including personnel costs, repair and maintenance costs, freight/custom, depreciation, and other costs (e.g., commission and royalty) directly relating to the service provided) minus operating expenses (costs incurred in non-manufacturing areas to provide products and services to customers (e.g., finance and administrative support)) minus income taxes.
     “Retirement” means a Participant’s Separation From Service when he has attained at least 55 years of age and has at least ten Years of Service. A Participant whose employment is terminated by the Company for Cause shall not be treated as having incurred a “Retirement”.
     “Section 162(m)” means section 162(m) of the Code and the Department of Treasury rules and regulations issued thereunder.
     “Section 409A” means section 409A of the Code and the Department of Treasury rules and regulations issued thereunder.
     “Separation From Service” has the meaning ascribed to that term in Section 409A.
     “Specified Employee” means a person who is, as of the date of the person’s Separation From Service, a “specified employee” within the meaning of Section 409A, taking into account the elections made and procedures established in resolutions adopted by the Administrative Committee of Baker Hughes.
     “Specified Owner” means any of the following:
     (a) Baker Hughes;
     (b) an Affiliate of Baker Hughes;
     (c) an employee benefit plan (or related trust) sponsored or maintained by Baker Hughes or any Affiliate of Baker Hughes;
     (d) a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of the acquisition of securities directly from Baker Hughes and/or its Affiliates; or
     (e) a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger.
     “Supplemental Retirement Plan” means the Baker Hughes Incorporated Supplemental Retirement Plan.
     “Voting Securities” means the outstanding securities entitled to vote generally in the election of directors or other governing body.
     “Year of Service” means 365 days of Continuous Service.
1.02 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.
1.03 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

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ARTICLE II
PARTICIPATION
2.01 Eligibility. Eligibility for participation in the Plan shall be limited to those Key Employees who, by the nature and scope of their position, contribute to the overall results or success of the Companies.
2.02 Participation. Participation in the Plan shall be determined annually based upon the recommendation of the Chief Executive Officer of Baker Hughes and the approval of the Committee. Employees approved for participation shall be notified in writing of their selection, and of their Performance Goals and related Award Opportunities, as soon after approval as is practicable.
2.03 Partial Plan Year Participation. The Committee may, upon recommendation of the Chief Executive Officer of Baker Hughes, allow an individual who becomes eligible after the beginning of a Plan Year to participate in the Plan for that Plan Year. In such a case, the Participant’s Final Award shall normally be reduced, in accordance with procedures established by the Committee, to reflect the fact that the Participant has not been eligible to participate in the Plan for the entire Plan Year. Until the Committee specifies otherwise, such procedures shall be as follows: Normally, the reduction shall be effected by taking into account the Participant’s compensation (within the meaning of his Award Opportunity) for only the portion of the Plan Year in which he is eligible to participate in the Plan; provided, however, that if the Participant has an Award Opportunity that is based upon annualized compensation determined as of a particular date, his Final Award shall be prorated based upon the number of full months of participation. Notwithstanding the foregoing, the Committee may, based upon the recommendation of the Chief Executive Officer of Baker Hughes, authorize an unreduced Final Award. Unless the Chief Executive Officer of Baker Hughes or the Committee specifically determines otherwise, an individual who becomes a Key Employee on or after October 1 of a Plan Year shall not be eligible to participate in the Plan for such Plan Year.
2.04 Termination of Approval. The Committee may withdraw its approval for participation in the Plan for a Participant at any time. In the event of such withdrawal, the individual concerned shall cease to be a Participant as of the date designated by the Committee and he shall be notified of such withdrawal as soon as practicable following such action. Further, such individual shall cease to have any right to a Final Award for the Plan Year in which such withdrawal is effective; provided, however, that the Committee may, in its sole discretion, authorize a prorated award based on the number of full months of participation prior to the effective date of such withdrawal. Notwithstanding the foregoing, the Committee may not withdraw its approval for participation in the Plan during the pendency of a Potential Change in Control and for a period of six months after the cessation thereof.
ARTICLE III
AWARD OPPORTUNITIES AND PERFORMANCE GOALS
3.01 Award Opportunities. The Committee shall establish, in writing, over achievement, expected value, and entry value incentive award levels (the “Award Opportunities”) for each Participant who is eligible to participate in the Plan for the Performance Period. The established Award Opportunities may vary in relation to the responsibility level of the Participant. Except in the case of a Covered Employee, if a Participant changes job levels or salary grades during the Plan Year, the Award Opportunities may be adjusted by the Committee, in its sole discretion, to reflect the amount of time at each job level and/or in each salary grade.
3.02 Performance Goals. The Committee shall establish, in writing, Performance Goals for each Participant for a Plan Year. A Performance Goal may be based on one or more business criteria that apply to the Participant, one or more business units of Baker Hughes and the Affiliates, or Baker Hughes and the Affiliates as a whole, with reference to one or more of the following: earnings per share, total shareholder return, cash return on capitalization, increased revenue, revenue ratios, net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios, Profit After Tax and Baker Value Added. Performance Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). All items of gain, loss, or expense for the Performance Period, and such other items utilized in measuring the achievement of Performance Goals for the Performance Period, determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposal of a business, or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30), other applicable accounting rules, or consistent with Baker Hughes policies and practices for measuring the achievement of Performance Goals on the date the Committee establishes the Performance Goals may be included or excluded in calculating whether a Performance Goal has been achieved. In the case of a Participant other than a Participant who is or during the Performance Period may become a Covered Employee, nonfinancial objectives may also be included in a Participant’s Performance Goals but may not represent more than

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25 percent of the Participant’s expected value Award Opportunity. No Participant who is a Covered Employee, or who the Committee expects may become a Covered Employee during the next three Plan Years, may have any portion of his Final Award based on nonfinancial, subjective Performance Goals.
3.03 Time of Establishment of Award Opportunities and Performance Goals. Performance Goals and Award Opportunities for a Participant for a Plan Year must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.
3.04 Adjustment of Performance Goals. The Committee shall have the right to adjust the Performance Goals (either up or down) during the Plan Year if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and unduly influenced the ability to meet them. Notwithstanding the foregoing, no such adjustment shall be made with respect to an individual who is a Covered Employee to the extent the same is considered an upward discretionary increase in the amount of the Final Award for such individual (within the meaning of Section 162(m)).
3.05 Individual Award Cap. Effective for Final Awards earned for Performance Periods commencing on and after January 1, 2006, the maximum annual Final Award any individual may receive under the Plan is $4,000,000.
ARTICLE IV
FINAL AWARD DETERMINATIONS
4.01 Final Award Determinations. As soon as practicable after the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. The Committee shall certify in writing the extent to which the Performance Goals established pursuant to Section 3.02 and any other material terms of an award were in fact satisfied.
     In determining the Final Award, the Committee, in its sole discretion, may increase or decrease calculated amounts to reflect factors regarding performance during the Plan Year which were not, in the sole opinion of the Committee, appropriately reflected in the Final Award calculation. Notwithstanding the foregoing, the Final Award to an individual who is a Covered Employee will not be subject to upward discretionary adjustment by the Committee. Downward discretionary adjustment for Covered Employees will be permitted.
4.02 Separation From Service Due to Death, Disability, or Retirement or Involuntary Termination of Employment. If a Participant incurs a Separation From Service by reason of death, Disability or Retirement, or he incurs an Involuntary Termination of Employment, the Final Award, determined in accordance with Section 4.01, shall be reduced so that it reflects only participation prior to the Separation From Service. This reduction shall be determined in a manner consistent with Section 2.03.
4.03 Employment Transfers. If a Participant transfers from one division to another division within Baker Hughes and the Affiliates, the Final Award for the Participant’s services performed for each division will be reduced in accordance with procedures established by the Committee. Normally, the reduction shall be effected by taking into account the Participant’s compensation (within the meaning of his Award Opportunity) for only the portion of the Plan Year in which he performed services for the applicable division. However, if the Participant has an Award Opportunity that is based upon annualized compensation determined as of a particular date, his Final Award shall normally be prorated based upon the number of full months of participation during which he performed services for the applicable division. The Final Award will be determined as soon as practicable after the end of the Plan Year and will be based upon the financial results at the close of the Plan Year. The Final Award will be paid at the same time the other Final Awards for the applicable division are paid. If a Participant is eligible for a Final Award in his new position with a different division, the Final Award for services performed for the new division will be based upon the Award Opportunities established by the Committee based upon the recommendation of the Chief Executive Officer of Baker Hughes.
4.04 Disposition of Business. If the Participant’s employer or division is disposed of during the Plan Year and such disposition does not qualify as a Change in Control, payment of the Participant’s Final Award shall be determined in accordance with the following alternatives:
     (a) If the acquirer offers employment to the Participant and assumes the obligations under the Plan, either directly or indirectly, and the Participant accepts such offer of employment, the Participant’s Final Award will not be forfeited but the Company shall not be obligated to pay the Final Award and such obligation shall be that of the acquiring party in accordance with the Final Award parameters.

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     (b) If the acquirer does not assume the obligations under the Plan, whether or not the Participant is offered and accepts employment, then the Participant’s Final Award will not be forfeited and the Participant will receive a prorated Final Award for the portion of the Plan Year that the Participant was employed by the Company prior to the date of the consummation of the sale of the Company or division, to be paid at the same time other Final Awards are paid under the Plan. The computation shall be made on the basis of the number of whole months rounded to the nearest whole month of the Plan Year that the Participant was in active service with the Company.
     (c) If the acquirer offers employment to the Participant and assumes the obligations under the Plan, either directly or indirectly, and the Participant rejects such employment, the Participant shall forfeit his Final Award for the Performance Period then in progress pursuant to Section 4.05.
4.05 Separation From Service for Other Reasons. Except as specified in Article X or Section 4.04, if a Participant incurs a Separation From Service for any reason other than Retirement, Disability, Involuntary Termination of Employment or death, all of the Participant’s rights to any unpaid Final Award shall be forfeited.
ARTICLE V
BANKING OF AWARDS
5.01 General Banking Procedures. Except as specified in Section 5.02, if Performance Goals applicable to a Final Award that are designated by the Committee as Company Performance Goals are achieved at a level in excess of the OA Level, the amount of the Final Award that is attributable to exceeding the OA Level will be banked and paid at the times specified in Section 7.02. To the extent that a Final Award for a Performance Period is banked, it shall be credited to the Participant’s Banked Account for the Performance Period effective as of the Initial Payment Date.
5.02 Exceptions. No portion of a Final Award will be banked pursuant to Section 5.01 if (a) the amount that would be banked is $2,000 or less, (b) the Participant incurs a Separation From Service and the Participant is described in clause (b) of Section 4.04, (c) a Change in Control occurs during the Performance Period, (d) applicable local laws prohibit banking of the Final Award or (e) written procedures adopted by the Committee prior to the Performance Period specify that the Final Award will not be banked. Effective for amounts earned during Performance Periods commencing on or after January 1, 2008, no portion of a Final Award will be banked pursuant to Section 5.01.
ARTICLE VI
DEEMED INVESTMENT OF FUNDS
     Amounts deemed credited to a Participant’s Banked Account for a Performance Period shall be deemed to be credited with interest at the annual rate equal to the Applicable Interest Rate commencing as of the Initial Payment Date. For the period commencing on the Initial Payment Date and ending on the day before the first anniversary of the Initial Payment Date the Applicable Interest Rate will be based on the rate in effect as of the Initial Payment Date. For the period commencing on the first anniversary of the Initial Payment Date and ending on the second anniversary of the Initial Payment Date the Applicable Interest rate will be based on the rate in effect as of the first anniversary of the Initial Payment Date.
ARTICLE VII
PAYMENT OF BENEFITS
7.01 Time of Payment of Unbanked Final Award. Except to the extent that a Final Award is banked pursuant to Article V, or except as specified in Article X, a Participant’s Final Award, to the extent not forfeited pursuant to Article VIII, shall be paid to him on March 15 following the Performance Period (the “Initial Payment Date”). Notwithstanding the foregoing, to the extent that a Participant has elected to defer payment of his Final Award under the Supplemental Retirement Plan, such portion of his Final Award shall not be paid earlier than the deferral date selected under the Supplemental Retirement Plan.
7.02 Time of Payment of Banked Final Award. To the extent that a Participant’s Final Award is banked pursuant to Article V, 50 percent of the amount then credited to the Participant’s Banked Account for the Performance Period, to the extent not forfeited pursuant to Article VIII, shall be distributed to the Participant on the first anniversary of the Initial Payment Date of the Final Award. The remaining portion of the amount credited to the Participant’s Banked Account for the Performance Period, to the extent not forfeited

9

pursuant to Article VIII, shall be distributed to the Participant on the second anniversary of the Initial Payment Date. Notwithstanding the foregoing, except as specified below (a) if a Participant incurs a Separation From Service other than as a result of his death or Disability, any amounts credited to his Banked Account(s) that are not forfeited pursuant to Article VIII shall be paid to him on the earlier of (1) the date of the Participant’s Separation From Service if the Participant is not a Specified Employee or the date that is six months following his Separation From Service if the Participant is a Specified Employee, or (2) the date the amount would otherwise be paid under this Section 7.02; (b) if the Participant incurs a Disability, any amounts credited to his Banked Accounts will be paid to him on the date of the Participant’s Disability; or (c) if the Participant dies, any amounts credited to his Banked Accounts will be paid as specified in Section 9.02. Further, notwithstanding the foregoing, upon the occurrence of a Change in Control all amounts that are credited to the Participant’s Banked Accounts that are not deferred compensation within the meaning of Section 409A shall be paid to the Participant; and upon the occurrence of a Change in Control that constitutes a change in the ownership or effective control of a corporation, or in the ownership of a substantial portion of the assets of a corporation within the meaning of Section 409A, all amounts that are credited to the Participant’ Banked Accounts shall be paid to the Participant. Notwithstanding the foregoing, to the extent that a Participant has elected to defer payment of his Final Award under the Supplemental Retirement Plan, such portion of his Final Award shall not be paid earlier than the deferral date selected under the Supplemental Retirement Plan.
7.03 Form of Payment of Benefits. All benefit payments shall be made in cash.
7.04 Account Debits. Any benefit payments made to a Participant, or former Participant, or for his benefit pursuant to any provision of the Plan shall be debited to such Participant’s or former Participant’s Accounts.
7.05 Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant or former Participant, if the Plan Administrator is unable, after reasonable efforts, to locate the Participant, the former Participant or the beneficiary to whom such benefit is payable, upon the Plan Administrator’s determination thereof, such benefit shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant, the former Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit (without any adjustment for earnings or loss) shall be restored to the Plan by the Company and paid in accordance with the Plan.
7.06 Statutory Benefits. If any benefit obligations are required to be paid under the Plan to a Participant or former Participant in conjunction with severance of employment under the laws of the country where the Participant or former Participant is employed or under federal, state or local law, the benefits paid to a Participant or former Participant pursuant to the provisions of the Plan will be deemed to be in satisfaction of any statutorily required benefit obligations.
7.07 Payment to Alternate Payee Under Domestic Relations Order. Plan benefits that are awarded to an Alternate Payee in a Domestic Relations Order shall be paid to the Alternate Payee at the time and in the form directed in the Domestic Relations Order. The Domestic Relations Order may provide for an immediate lump-sum payment to an Alternate Payee. A Domestic Relations Order may not otherwise provide for a time or form of payment that is not permitted under the Plan. A Domestic Relations Order will be disregarded to the extent it awards an Alternate Payee benefits in excess of the applicable Participant’s or former Participant’s Account balance under the Plan.
ARTICLE VIII
FORFEITURE OF BENEFITS
     Except as specified in Section 4.04 or Article X, if a Participant incurs a Separation From Service for any reason other than Retirement, death, Disability or Involuntary Termination of Employment before the time a payment to him is to be made under Article VII, he shall forfeit the payment and all amounts then deemed credited to his Accounts.
ARTICLE IX
DEATH
9.01 Payment of Unbanked Amounts. In the event of a death of a Participant prior to the Initial Payment Date of a Final Award, the Participant’s Final Award will be paid to the Participant’s Beneficiary on the Initial Payment Date.
9.02 Payment of Banked Amounts. Upon the death of a Participant any amounts deemed credited to the Participant’s Banked Accounts will be paid to his Beneficiary as soon as administratively practicable.
9.03 Designation of Beneficiaries.

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     The beneficiary or beneficiaries who shall receive payment of a Participant’s benefit in the event of his death shall be as follows:
     (i) If a Participant or former Participant leaves a surviving spouse, his benefit shall be paid to such surviving spouse; or
     (ii) If a Participant or former Participant leaves no surviving spouse, his benefit shall be paid to such Participant’s or former Participant’s executor or administrator, or to his heirs at law if there is no administration of such Participant’s or former Participant’s estate.
ARTICLE X
CHANGE IN CONTROL
10.01 General. The provisions of this Article X shall apply and supersede any contrary provisions of the Plan in the event of a Change in Control.
10.02 CIC Committee. If a Change in Control or Potential Change in Control occurs, all references in the Plan to “Committee” shall at that point be deemed to be references to the CIC Committee.
10.03 Change in Control During a Performance Period. Notwithstanding any provision of the Plan to the contrary, upon the occurrence of a Change in Control during a Performance Period, (i) Final Awards for the Performance Period shall be computed for each Participant pursuant to Section 4.01 (assuming for this purpose that the Performance Goals established pursuant to Section 3.02 herein have been achieved to the extent required to earn the expected value Award Opportunity), and (ii) the Company shall pay to each Participant an amount equal to the Final Award so determined multiplied by a fraction, the numerator of which is the number of the Participant’s months of participation during the Performance Period through the date of Change of Control (rounded up to the nearest whole month), and the denominator of which is twelve.
10.04 Termination of Employment Prior to Change in Control or Following Certain Changes in Control. Notwithstanding any provision of the Plan to the contrary (other than the last sentence of this Section 10.04), a Participant shall be entitled to receive the payment described in Section 10.03 for a Performance Period if (i) such Participant’s employment is terminated by Baker Hughes or an Affiliate during the Performance Period without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with Baker Hughes or an Affiliate the consummation of which would constitute a Change in Control, (ii) such Participant resigns during the Performance Period for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of the Person described in clause (i), or (iii) such Participant’s employment is terminated by Baker Hughes or an Affiliate during the Performance Period without Cause or by the Participant for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs). Notwithstanding the foregoing, if a Participant has an individual change of control agreement with the Company, he shall be entitled to receive no payments pursuant to this Section 10.04 unless a Change in Control actually occurs during the Performance Period.
10.05 Payment of Expected Value Awards and Tax-Gross Up for Delayed Payment. If a Participant is entitled to a Final Award payment pursuant to Section 10.03, the Company shall pay the Participant such Final Award within five days following the date of the Change in Control. If a Participant is entitled to a Final Award payment pursuant to Section 10.04, the Company shall pay the Participant such Final Award within ten days following the date of the Participant’s termination of employment. If for any reason the Company fails to timely pay a Participant the amounts due him pursuant to this Article X, the Company shall pay the Participant additional compensation in such amount as is necessary to put the Participant in the same federal income tax position he would have been in had the payment not been subject to Section 409A. Such additional compensation shall be paid to the Participant at the same time as the delinquent Final Award payment is paid to the Participant but in any event no later than the last day of the Participant’s taxable year following the taxable year in which the Participant remits his federal income taxes to the Internal Revenue Service with respect to the Final Award.
10.06 Forfeiture Restrictions. Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control during a Performance Period or upon a Participant’s termination of employment during a Performance Period in a circumstance described in Section 10.04, the amount of the Participant’s Final Award for the Performance Period, calculated in accordance with Section 10.03, shall not be forfeited, and any amounts then credited to the Participant’s Accounts shall not be forfeited.

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ARTICLE XI
ADMINISTRATION OF THE PLAN
11.01 Resignation and Removal. The members of a Committee serving as Plan Administrator shall serve at the pleasure of the Board; they may be officers, directors, or employees or any other individuals. At any time during his term of office, any member of a Committee or any individual serving as Plan Administrator may resign by giving written notice to the Board, such resignation to become effective upon the appointment of a substitute or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during its term of office, and for any reason, any member of a Committee or any individual serving as Plan Administrator may be removed by the Board.
11.02 Records and Procedures. The Plan Administrator shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant, former Participant or the beneficiary of any Participant or former Participant such records as pertain to that individual’s interest in the Plan. If a Committee is performing duties as the Plan Administrator, the Committee shall designate the individual or individuals who shall be authorized to sign for the Plan Administrator and, upon such designation, the signature of such individual or individuals shall bind the Plan Administrator.
11.03 Self-Interest of Plan Administrator. Neither the members of a Committee nor any individual Plan Administrator shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which any Committee member or individual Plan Administrator is so disqualified to act, the other members of the Committee shall decide the matter in which the Committee member or individual Plan Administrator is disqualified.
11.04 Compensation and Bonding. Neither the members of a Committee nor any individual Plan Administrator shall receive compensation with respect to their services on the Committee or as Plan Administrator. To the extent permitted by applicable law, neither the members of a Committee nor any individual Plan Administrator shall furnish bond or security for the performance of their duties hereunder.
11.05 Plan Administrator Powers and Duties. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, and authority:
     (a) to make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Plan Administrator;
     (b) to construe in its discretion all terms, provisions, conditions, and limitations of the Plan;
     (c) to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;
     (d) to employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Plan Administrator may deem necessary or advisable for the proper and efficient administration of the Plan;
     (e) to determine in its discretion all questions relating to eligibility;
     (f) to determine whether and when a Participant has incurred a Separation From Service, and the reason for such termination; and
     (g) to make a determination in its discretion as to the right of any individual to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder.
11.06 Reliance on Documents, Instruments, etc. The Plan Administrator may rely on any certificate, statement or other representation made on behalf of the Company or any Participant, which the Plan Administrator in good faith believes to be genuine, and

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on any certificate, statement, report or other representation made to it by any agent or any attorney, accountant or other expert retained by it or Baker Hughes in connection with the operation and administration of the Plan.
11.07 Claims Review Procedures; Claims Appeals Procedures.
     (a) Claims Review Procedures. When a benefit is due, the Participant, or the person entitled to benefits under the Plan, should submit a claim to the office designated by the Plan Administrator to receive claims. Under normal circumstances, the Plan Administrator will make a final decision as to a claim within 90 days after receipt of the claim. If the Plan Administrator notifies the claimant in writing during the initial 90-day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Plan Administrator must notify the claimant in writing, and the written notice must set forth in a manner calculated to be understood by the claimant:
     (1) the specific reason or reasons for the denial;
     (2) specific reference to the Plan provisions on which the denial is based; and
     (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.
If a decision is not given to the Participant within the claims review period, the claim is treated as if it were denied on the last day of the claims review period.
     (b) Claims Appeals Procedures. For purposes of this Section 11.07 the Participant or the person entitled to benefits under the Plan is referred to as the “claimant.” If a claimant’s claim made pursuant to Section 11.07(a) is denied and he wants a review, he must apply to the Plan Administrator in writing. That application can include any arguments, written comments, documents, records, and other information relating to the claim for benefits. In addition, the claimant is entitled to receive on request and free of charge reasonable access to and copies of all information relevant to the claim. For this purpose, “relevant” means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations. The Plan Administrator must take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Plan Administrator can schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.
     The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Plan Administrator must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Plan Administrator notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Plan Administrator must be in writing and must include the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.
     Within 60 days of receipt by a claimant of a notice denying a claim under the preceding paragraph, the claimant or his or her duly authorized representative may request in writing a full and fair review of the claim by the Plan Administrator. The Plan Administrator may extend the 60-day period where the nature of the benefit involved or other attendant circumstances make such extension appropriate. In connection with such review, the claimant or his or her duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Plan Administrator shall make a decision promptly, and not later than 60 days after the Plan’s receipt of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

13

11.08 Company to Supply Information. The Company shall supply full and timely information to the Plan Administrator, including, but not limited to, information relating to each Participant’s base salary, age, retirement, death, or other cause of Separation From Service and such other pertinent facts as the Plan Administrator may require. When making a determination in connection with the Plan, the Plan Administrator shall be entitled to rely upon the aforesaid information furnished by the Company.
11.09 Indemnity. To the extent permitted by applicable law, Baker Hughes shall indemnify and save harmless the Board, each member of the Committee, each delegate of the Committee or the Board and the Plan Administrator against any and all expenses, liabilities and claims (including legal fees incurred to investigate or defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by Baker Hughes or provided by Baker Hughes under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.
ARTICLE XII
PARTICIPATION IN THE PLAN BY AFFILIATES
12.01 Adoption Procedure.
     (a) Except to the extent that an Affiliate specifically determines otherwise by appropriate action of its board of directors or noncorporate counterpart, as evidenced by a written instrument executed by an authorized officer of such entity (approved by the board of directors or noncorporate counterpart of the Affiliate), each Affiliate shall participate in the Plan and shall be bound by all the terms, conditions and limitations of the Plan. The Plan Administrator and the Affiliate may agree to incorporate specific provisions relating to the operation of the Plan that apply to the Affiliate.
     (b) The provisions of the Plan may be modified so as to increase the obligations of an adopting Affiliate only with the consent of such Affiliate, which consent shall be conclusively presumed to have been given by such Affiliate unless the Affiliate gives Baker Hughes written notice of its rejection of the amendment within 30 days after the adoption of the amendment.
     (c) The provisions of the Plan shall apply separately and equally to each adopting Affiliate and its employees in the same manner as is expressly provided for Baker Hughes and its employees, except that the power to appoint or otherwise affect the Plan Administrator and the power to amend or terminate the Plan shall be exercised by Baker Hughes. The Plan Administrator shall act as the agent for each Affiliate that adopts the Plan for all purposes of administration thereof.
     (d) Any Affiliate may, by appropriate action of its board of directors or noncorporate counterpart, terminate its participation in the Plan. Moreover, the Plan Administrator may, in its discretion, terminate an Affiliate’s participation in the Plan at any time.
     (e) The Plan will terminate with respect to any Affiliate if the Affiliate ceases to be an Affiliate or revokes its adoption of the Plan by resolution of its board of directors or noncorporate counterpart evidenced by a written instrument executed by an authorized officer of the Affiliate. If the Plan terminates with respect to any Affiliate, the employees of that Affiliate will no longer be eligible to be Participants in the Plan.
     (f) The Plan as maintained by the Affiliates shall constitute a single plan rather than a separate plan of each Affiliate.
12.02 No Joint Venture Implied. The document which evidences the adoption of the Plan by an Affiliate shall become a part of the Plan. However, neither the adoption of the Plan by an Affiliate nor any act performed by it in relation to the Plan shall ever create a joint venture or partnership relation between it and any other Affiliate.
ARTICLE XIII
MISCELLANEOUS
13.01 Plan Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any individual or to be consideration for the employment of any individual. Nothing herein contained shall be deemed to (a) give any individual the right to be retained in the employ of the Company, (b) restrict the right of the Company to discharge any

14

individual at any time, (c) give the Company the right to require any individual to remain in the employ of the Company, or (d) restrict any individual’s right to terminate his employment at any time.
13.02 Funding. Plan benefits are a contractual obligation of the Company which shall be paid out of the Company’s general assets. The Plan is unfunded and Participants are merely unsecured creditors of the Company with respect to their benefits under the Plan.
13.03 Alienation of Interest Forbidden. The interest of a Participant, former Participant or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any individual to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings. The provisions of this Section 13.03 shall not apply to a Domestic Relations Order.
13.04 Withholding. All credits to a Participant’s or former Participant’s Accounts and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.
13.05 Amendment and Termination. The Board, may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan on behalf of any Company; provided, however, that no amendment may be made that would impair the rights of a Participant or former Participant with respect to amounts already credited to his Accounts. The Board may terminate the Plan at any time. If the Plan is terminated, the amounts credited to a Participant’s or former Participant’s Account shall be paid to such Participant, or former Participant, or his designated beneficiary at the time(s) specified in Articles VII, IX and X, as applicable.
13.06 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
13.07 Arbitration. Any controversy arising out of or relating to the Plan, including without limitation, any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan, the Company’s employment of the Participant, or former Participant, and the termination of that employment, shall be resolved by arbitration in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect. No arbitration proceeding relating to the Plan may be initiated by either the Company or the Participant, or former Participant, unless the claims review and appeals procedures specified in Section 11.07 have been exhausted. Within ten business days of the initiation of an arbitration hereunder, the Company and the Participant, or former Participant, will each separately designate an arbitrator, and within 20 business days of selection, the appointed arbitrators will appoint a neutral arbitrator from the panel of AAA National Panel of Employee Benefit Plan Claims Arbitrators. The arbitrators shall issue their written decision (including a statement of finding of facts) within 30 days from the date of the close of the arbitration hearing. The decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (or replacement or successor statute). Pursuant to Section 9 of the Federal Arbitration Act, the Company and any Participant agrees that any judgment of the United States District Court for the District in which the headquarters of Baker Hughes is located at the time of initiation of an arbitration hereunder shall be entered upon the award made pursuant to the arbitration. Nothing in this Section 13.07 shall be construed to, in any way, limit the scope and effect of Article XI. In any arbitration proceeding full effect shall be given to the rights, powers, and authorities of the Plan Administrator under Article XI.
13.08 Compliance With Section 409A. To the extent applicable, the Plan shall be operated in compliance with Section 409A and the provisions of the Plan shall be interpreted by the Plan Administrator in a manner that is consistent with this intention.
13.09 Governing Law. All provisions of the Plan shall be construed in accordance with the laws of Texas, except to the extent preempted by applicable law and except to the extent that the conflicts of laws provisions of the State of Texas would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply, with venue for litigation being in Houston, Texas.

15

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

BAKER HUGHES INCORPORATED	INTERNET http://www.proxyvoting.com/bhi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Fulfillment
93129	93149
▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 THROUGH 4 AND “AGAINST” ITEM 6. FOR ITEM 5, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS AN “ABSTAIN” VOTE.
Please mark your votes as indicated in this example	☒
The Board of Directors and Management recommend you to vote “Against” the stockholder proposal in item 6.

		FOR	WITHHOLD *EXCEPTIONS
1. ELECTION OF DIRECTORS		ALL	FOR ALL

Nominees:

01 Larry D. Brady	07 James A. Lash	☐	☐	☐
02 Clarence P. Cazalot, Jr.	08 J. Larry Nichols
03 Chad C. Deaton	09 H. John Riley, Jr.
04 Anthony G. Fernandes	10 James W. Stewart
05 Claire W. Gargalli	11 Charles L. Watson
06 Pierre H. Jungles

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

	FOR	AGAINST	ABSTAIN
2. Vote to ratify Deloitte & Touche LLP as our independent public accountant firm for 2011.	☐	☐	☐

3. Proposal to reapprove the performance criteria for awards under the Annual Incentive Compensation Plan, as required by Section 162(m) of the Internal Revenue Code.	☐	☐	☐

4. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

	1 year	2 years	3 years	Abstain
5. Proposal to approve the advisory (non-binding) resolution relating to the executive compensation frequency stockholder vote.	☐	☐	☐	☐

	FOR	AGAINST	ABSTAIN
6. Stockholder Proposal regarding majority vote standard for director elections.	☐	☐	☐

	Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Baker Hughes Incorporated account online.
Access your Baker Hughes Incorporated account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Baker Hughes Incorporated, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect ®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.proxyvoting.com/bhi
▼ FOLD AND DETACH HERE ▼
PROXY
BAKER HUGHES INCORPORATED
Annual Meeting of Stockholders – April 28, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby appoints Chad C. Deaton and Alan R. Crain, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Baker Hughes Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held April 28, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	93129	Fulfillment 93149